Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163970
PROSPECTUS

$100,000,000

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

Class A Notes Promissory Notes

We are offering our Class A Notes in three Series: the Fixed Series, the Flex Series and the Variable Series in several Categories, each of which has a minimum required investment. Each Series bears interest at a rate equal to the sum of the Spread for the respective Series Category plus the applicable Index rate. The Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months. The Flex Series Notes have a maturity of 84 months. All Variable Series Notes have a maturity of 72 months. Unless otherwise indicated, the words "we," "us," or "our" refer to Ministry Partners Investment Company, LLC, together with its wholly owned subsidiary, Ministry Partners Funding, LLC, which we refer to as "MPF".

The Class A Notes, which we sometimes refer to as the Notes, are our unsecured and unsubordinated obligations and, except as described below, will rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12. THERE WILL BE NO PUBLIC MARKET FOR THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

	Offering Price	Commissions(1)	Proceeds to the Company(2)
Minimum Purchase	$1,000	$0	$1,000
Total	$100,000,000	$0	$100,000,000

(1)	We are offering the Notes directly through our officers and selected employees. None of these persons receive compensation based directly or indirectly on the Notes we sell.

(2)	Before deduction of filing, printing, legal, accounting and miscellaneous expenses payable by us, which we estimate will not exceed $150,000.

We are owned by certain state and federal chartered credit unions. The Notes and other securities we offer are not deposits of, obligations of, or guaranteed by any of these credit unions. They are not insured or guaranteed by the National Credit Union Share Insurance Fund ("NCUSIF"), the Federal Deposit Insurance Corporation ("FDIC"), or any other government agency or private insurer. These products involve investment risk, including possible loss of principal.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is June 3, 2010

i

CAPITALIZATION AND FUNDING	35
Investor Debt Securities	35
Our Non-Mortgage Loan Investments	36
Loan Brokerage and Support Services	36
Our Subsidiary, MPF, and Possible Securitization Transactions	36
Our Employees and Facilities	37
Our Credit Facilities	37

OUR LENDING ACTIVITIES	39
Loan Origination, Acquisition and Underwriting	39
Servicing	39
Our Loan Investment Portfolio	39
Impaired Loans and Allowance for Loan Losses	41
Type of Loans	43
Our Mortgage Loan Investment Standards	45
Management of Our Mortgage Loan Portfolio	46
Restrictions on Our Transactions Involving Interested Parties	48
Legal Aspects of Our Investments	48
Competition	49
Regulation	49
Patents, Trademarks and Licensing	51

MANAGEMENT	52
Code of Ethics	55
Audit Committee	55
Audit Committee Financial Expert	55
Our Board of Managers	55
Board Committees	55
Manager Compensation	55
Indemnification of Our Managers and Officers	56

MANAGEMENT COMPENSATION	57

DESCRIPTION OF OUR MEMBERSHIP INTERESTS AND CHARTER DOCUMENTS	58
Our Authorized Membership Interests	58
Our Class A Units	58
Our Series A Units	59
Our Charter Documents	59

OUR OTHER INVESTOR DEBT NOTES	60
Class A Notes	60
The Alpha Class Notes	60
Special Offering Notes	60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	63
Cautionary Notice Regarding Forward Looking Statements	63
Overview	64
Consolidated Results of Operations	66
Our Balance Sheet for the Years Ended December 31, 2009 and 2008	66
Three Months Ended March 31, 2010 vs. Three Months Ended March 31, 2009	66
Net Interest Income and Net Interest Margin	67
Results of Operations for the Years Ended December 31, 2009 and December 31, 2008	68
Comparison of the Years Ended December 31, 2008 and December 31, 2007	69
Net Interest Income and Net Interest Margin	70
Credit Quality and Allowance for Loan Losses	72

ii

Cash and Cash Equivalents	73
Three Months Ended March 31, 2010 vs. Three Months Ended March 31, 2009	73
Year Ended December 31, 2009 vs. Year Ended December 31, 2008	73
Liquidity and Capital Resources	74
Credit Facilities Developments	75
Investor Notes	77
Debt Covenants	77
Special Purpose Entity	78
Significant Accounting Estimates and Critical Accounting Policies	78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	81

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	82
Taxation of Interest	83
Disposition, Redemption or Repurchase for Cash	83

LEGAL PROCEEDINGS	83

PLAN OF DISTRIBUTION	83
Sales to IRAs	84

HOW TO PURCHASE A NOTE	84

EXPERTS AND COUNSEL	84

WHERE YOU CAN FIND MORE INFORMATION	85

INDEX TO FINANCIAL STATEMENTS	F-1

EXHIBIT A - Form of Trust Indenture	A-1

EXHIBIT B - Form of Fixed Series Class A Note	B-1

EXHIBIT C - Form of Flex Series Class A Note	C-1

EXHIBIT D - Form of Variable Series Class A Note	D-1

EXHIBIT E -	Purchase Application – Fixed Series Customer Form	PA FIXED-CUSTOMER-1
	Purchase Application – Fixed Series Corporation Form	PA FIXED-CORPORATION-1
	Purchase Application – Flex Series Customer Form	PA FLEX-CUSTOMER-1
	Purchase Application – Flex Series Corporation Form	PA FLEX-CORPORATION-1
	Purchase Application – Variable Series Customer Form	PA VARIABLE-CUSTOMER-1
	Purchase Application – Variable Series Corporation Form	PA VARIABLE-CORPORATION-1

 ____________________________________________

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

iii

INTRODUCTION

We have prepared this prospectus so that you will have the information necessary to make your investment decision. Please read this prospectus carefully. It describes the Notes, the risks involved in investing in the Notes, our company and our business, and our financial condition.

FREQUENTLY ASKED QUESTIONS ABOUT THE NOTES

Q:	Where can I find any definitions of the terms you use in this prospectus?

A:
Unless otherwise defined in this prospectus, or unless the context in which the term is used requires a different meaning, certain terms used in this prospectus, whether capitalized or used in the lower case, have the meanings set forth in the Definitions section of the Indenture, which is included as Exhibit A to this prospectus.

Q:	Who are you?

A:
We are Ministry Partners Investment Company, LLC, a California limited liability company. We were established in 1991 as a credit union service organization to provide funding for secured loans to churches and ministry organizations. Our loans are secured by churches and church and ministry related properties.

Q:	Who are your owners?

A:	We are owned by our Members, who are a small number of state or federal chartered credit unions. None of our Members owns a majority of our membership interests.

Q:	How would my interest rate on an investment in a Fixed Series Note be determined?

A:
Suppose you purchase a Fixed Series, Category Fixed 25 Note with a 24-month maturity when the Swap Index for 24-month obligations was 2.30% and our Fixed Spread for Category Fixed 25 is 2.05%. Then the interest rate payable on your Category Fixed 25, Fixed Series Note would be the stated Index plus the applicable Spread, or 4.35%.

Q:	How would my interest rate on an investment in a Flex Series Note be determined?

A:
Suppose you purchase a Flex Series, Category Flex 25 Note (all Flex Series Notes have an 84-month maturity) when the Swap Index for 48-month obligations was 2.75% and our Flex Spread for Category Flex 25 is 2.30%. Then the interest rate payable on your Category Flex 25, Flex Series Note would be the stated Index plus the Applicable Spread, or 5.05%. You may elect to reset the interest rate on a Flex Series Note, within stated limits, once during each 12-month period following the first anniversary of its issuance date.

Q:	How would my investment in a Flex Series Note work?

A:
Suppose you purchase a Flex Series, Category Flex 25 Note (all Flex Notes have an 84-month maturity) at a time the Swap Index for 84-month obligations was 3.75% and our Flex Spread for Category Flex 25 is 2.30%. Then the interest rate payable on your Category Flex 25, Flex Series Note would be the stated Index plus the Applicable Spread, or 6.05%.  Under the Flex Note, you may elect to reset the interest rate, within stated limits, on your Flex Note once during each 12-month period following the first anniversary of its issuance date.

Q:	What are the specified limits on interest rate adjustments on a Flex Note?

A:	The adjusted interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Q:	What is the Swap Index?

A:	The Swap Index is the then current 7-day average Swap interest rate reported by the Federal Reserve Board for Swaps having the term corresponding to the term of the Fixed or Flex Note you purchase.

Q:	How would my investment in a Variable Series Note work?

A:
If you purchase a Variable Series Note for $78,000, you will receive a Variable 50 Note which will bear interest at a variable rate equal to 0.40% + the Variable Index then in effect. The interest rate on your Variable 50 Note will be adjusted monthly based on the Variable Index in effect on each adjustment date. Your Variable 50 Note will have a maturity of 72 months. However, we will repay all or part of your Variable 50 Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

Q:	What is the Variable Index?

A:	The Variable Index is the then current interest rate reported by the Federal Reserve Board for 3-month LIBOR rate.

Q:	What is the "fixed Spread"?

A:
The "fixed Spread" is the difference or "spread" between the applicable Index and the interest rate we agree to pay you on the Note you purchase. The applicable fixed Spread is different for each Series and Category of Note.

Q:	Can you change the fixed Spread on my Note after I buy it?

A:	No, not without your written consent.

Q:	How often do you pay interest?

A:
We pay interest monthly on the Notes. Unless you choose to have the interest deferred and added to principal, you may change your Note payments from one method to another by giving us written notice by the 21st of the month for which you want the change to be effective.

Q:	Can I require you to cash in my Note before it is due?

A:
You can require us to prepay your Variable Series Note, subject to certain restrictions. You cannot require us to pay a Fixed Note before it is due. You can, after you have owned a Flex Note at least 12 months, require us to pay up to 10% of the balance of your Flex Note during any succeeding 12-month period. Also, in the event of an emergency, you can otherwise request early payment of all or a portion of a Fixed Note or Flex Note as explained in the following question and answer.

Q:	What if I have an emergency and I need to cash in my Note?

A:
If you have a Fixed Note or Flex Note, you can request that we voluntarily prepay your Note in whole or in part. We may in our sole discretion do so, but we are not contractually obligated to grant your request for prepayment. Our current policy is to grant any reasonable request subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct from the amount we prepay an administrative charge of an amount equal to 3 months' interest.

Q:	Do you have the right to prepay my Note?

A:
Yes, we can prepay or redeem any Note by giving you at least 30 days written notice of the redemption date. On the date of redemption, we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your note early.

Q:	What is your obligation to pay my Note?

A:	Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by any of our Managers, Members or any other person.

Q:	Does any Series or Category of the Notes have priority as to payment over any other Series or Category?

A:
The Class A Notes and our other unsecured debt obligations are equal in right to payment of principal and interest. We sometimes refer to this equal priority as a Note being in "pari passu" with the other Class A Notes. We do plan to issue up to $200 million of our secured notes (which we refer to as the "Secured Notes") over the following two years. These Secured Notes would be secured by our Mortgage Loans and, to the extent of such collateral, would be superior in right to payment over the Class A Notes and our other unsecured debt.

Q:	Who is responsible for making payments of principal and interest on the Notes?

A:	We act as paying agent for the Notes. We must certify to the Trustee that we are current on all payments then due on each outstanding note.

Q:	How will you use the cash from my investment in the Notes?

A:
We plan to use the proceeds from your investment to invest in secured loans to churches and ministry organizations. These secured loans, which we refer to as "Mortgage Loans," may be loans secured by deeds of trusts, Mortgage Loans or mortgage bonds. These Mortgage Loans finance acquisition, development and/or maintenance of churches or ministry related properties. We provide the needed funding to see church projects to completion, whether it's a new worship center, ministry headquarters or additional classrooms.

Q:	How has the current recession affected your business?

A:
Because we do not invest in subprime loans, the collapse of the subprime loan market did not directly affect our business. However, the recession that followed continues to affect our business in a number of ways. The collapse of the securitized assets market has prevented us from raising additional capital as we had planned through sale of mortgaged-backed securities. Our inability to sell bonds or other mortgage backed securities secured by the mortgages we purchased through our warehouse credit lines has forced us to modify and repay those loans from other sources, primarily by selling loans to financial institutions. Also, we are experiencing increased delinquency rates on our Mortgage Loans as the continuing recession impacts the borrower churches and ministries, whose financial resources are particularly impacted by unemployment rates among their congregation and Members. We believe we are reacting positively to these challenges and we believe we have adopted strategies which will allow us to continue to successfully meet these challenges. However, there is no assurance that we will continue to be able to do so or that we will not face new or different challenges if the recession continues to broaden.

Q:	Why is there an Indenture?

A:	We require you execute the Indenture in order to:

●	establish the common terms and conditions for the Notes and a means by which the holders can act in an organized manner;

●
provide for the appointment of an independent Trustee and allow us to deal with a single representative of the holders with respect to matters addressed in the Indenture, including in the event of our default; and

●	authorize the Trustee to monitor our compliance with the Indenture, to give timely notices to the holders, and to act for the holders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Notes are governed by the Indenture. The Indenture constitutes an "Indenture" under the Trust and Indenture Act of 1939. An Indenture is a contract between us, you as holders and the Trustee, who is appointed to serve under and pursuant to the Indenture.

Q:	Do I have to abide by the terms of the Indenture?

A:	Yes. Your note is issued pursuant to the terms of the Indenture and your note is subject to its terms and conditions.

Q:	What is the Trust and Indenture Act of 1939?

A:
The Trust and Indenture Act of 1939, or as we refer to it, the 1939 Act, provides that unless exempt, Notes sold to the public in a registered offering must be governed by a trust Indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the debt holders. We have registered the Notes under the 1939 Act.

Q:	Can you modify or amend the Indenture without the consent of the holders?

A:
Yes, but only in limited circumstances. We may amend or modify the Indenture with the Trustee without the consent of the holders to, among other things, add covenants or new events of default for the protection of the holders; evidence the assumption by a successor trustee under the Indenture; cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of any Series of the outstanding Notes; and establish the form and terms of the Notes issued under the Indenture.

Except in these limited circumstances, we and the Trustee must have the consent of the holders of not less than a majority in interest of the Notes of each Series and Category then outstanding and affected by the amendment.

Q:	What promises do you make to the holders under the Indenture?

A:	Under the Indenture, we promise or "covenant" to do, among other things, the following:

●	Make timely interest and principal payments on the Notes;

●	Maintain a specified minimum net worth;

●	Not issue certain kinds of additional debt beyond specified limits;

●	Not to pay certain dividends and other distributions to our Members;

●	Not issue unsecured debt that is senior to the Class A Notes; and

●	Timely make principal and interest payments on the Notes and on our other debt, even if it is junior to the Notes.

Q:	Who is the Trustee under the Indenture?

A:	The Trustee is US Bank, a federally chartered trust company with fiduciary powers in 50 states. US Bank offers comprehensive financial services, including asset management.

Q:	What does the Trustee do?

A:	The Trustee has two main roles under the Indenture:

●	The Trustee performs certain administrative duties for us and you, such as sending you notices; and

●	The Trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

Q:	Who pays the Trustee?

A:	Under the Indenture, we agree to pay, and the Trustee agrees to look only to us for payment, all of the fees, expenses and expense reimbursements payable to the Trustee under the Indenture.

Q:	What recourse do the holders have in the event of a default?

A:
In the event of a default, a majority in interest of the holders may accelerate the Notes, i.e., declare their unpaid principal of the Notes plus any accrued but unpaid interest thereon immediately due and payable. They can then instruct the Trustee to take action to collect the amount declared payable.

Q:	What is an event of default?

A:	An event of default is an event defined in the Indenture, which if not timely cured, allows you to take action against us for immediate and full payment of your note. Events of default include:

●	Our failure to timely pay interest or principal on your note;

●	Our filing of bankruptcy;

●	Our breach of any of our covenants in the Indenture.

Q:	Does the Trustee have the right to waive any default on behalf of the holders?

A:	Yes, but only with the consent or approval of a majority in interest of each Series and Category of note affected by the default.

Q:	How can the holders direct the Trustee to act?

A:	The holders of a majority of the outstanding principal amount of the Notes (a majority in interest) can direct the Trustee to act on behalf of the holders.

Q:	What liability does the Trustee have to the holders?

A:
The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the holders. However, the Trustee disclaims any responsibility with respect to the form of a note or the enforceability of the Notes or the Indenture.

Q:	What reports are you required to provide the Trustee?

A:	The Indenture requires us to provide the Trustee the following reports.

●	We must provide the Trustee a list of the names and addresses of the current owners of record of the Notes quarterly.

●
We must annually provide the Trustee with a certified statement that we have fulfilled all of our obligations under the Indenture with respect to each Series and Category of Notes for the preceding year.

●	We are required to provide the Trustee with a copy of each report we send to the holders.

●	We are required to provide the Trustee with a copy of each current quarterly and annual report we file with the SEC under the 1934 Act.

[Remainder of page intentionally left blank.]

PROSPECTUS SUMMARY

The following summary highlights selected information we have included in this prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Indenture, our business, and our operating data is contained elsewhere in this prospectus. See also the "Frequently Asked Questions About The Notes" section immediately preceding this summary. This section does not contain all of the information that is important to your decision whether to invest in the Notes. We encourage you to read this prospectus, including the section entitled "Risk Factors" and the financial statements and Notes to the financial statements starting at page F-1 of this prospectus in their entirety before making an investment decision.

About Our Company

We are a California limited liability company. Our principal executive offices are located at 915 West Imperial Highway, Suite 120, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this prospectus.

We are in the business of making and investing in loans made to evangelical Christian churches, ministries and related organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. We use the proceeds from the sale of the Notes and our other borrowings to fund our Mortgage Loan investments. We may, from time to time, use proceeds from the sale of the Notes to repay outstanding Notes and/or other borrowings. We refer to the Notes and other Notes we sell to investors as our debt securities.

The Offering	This offering is for a total of $100,000,000 of our Class A Notes which may be purchased in one or more of the following Series:

•	Fixed Series, which pay interest at a fixed rate depending on the Category and maturity of Fixed Series Note purchased.

•
Flex Series, which will pay interest at a fixed rate depending on the Category and maturity of Flex Series Note purchased. As a Flex Note holder, you have a one-time option to reset the interest rate to the current rate offered during each 12-month period following the first anniversary of the date you purchased the Flex Note.

•	Variable Series, which pay at a variable rate of interest adjusted monthly depending on the Category purchased.

At March 31 , 2010, we had cumulatively sold approximately $ 79.1 million of the $200 million of Class A Notes authorized under the Indenture and we had approximately $ 50.9 million Notes outstanding. The difference between this amount and the cumulative total sold to date represents Notes which have been paid. With this offering, we propose to sell up to an additional $100 million of the approximately $120 million remaining Notes available for sale under the Indenture.

The Fixed Series Notes
The Fixed Series Notes are offered in the following six Categories with each requiring the specified minimum purchase. The Fixed Series Notes are offered with a term (or maturity) of 12, 18, 24, 30, 36, 42, 48, 54, or 60 months.

The Fixed Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Fixed Spread for its respective Category as set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.85%	1.95%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.90%	2.00%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.95%	2.05%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	2.00%	2.10%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.05%	2.15%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.10%	2.20%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Flex Series Notes
The Flex Series Notes are offered in four Categories, each requiring a specified minimum purchase. All Flex Series Notes have a maturity of 84 months. However, upon your request at any time after the first anniversary date of your Note, we will prepay up to 10% of your Note once during any 12-month period. This right is not cumulative.

The Flex Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Flex Spread for the respective Category as set forth below.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

Flex Series Notes offer the investor an option to reset the interest rate on the Note upon request once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes, with certain limitations. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% over the term of the Flex Note.

The Variable Series Notes
The Variable Series Notes are offered in five Categories, each requiring a specified minimum purchase. All Variable Series Notes have a maturity of 72 months. However, we will, upon your request, prepay your Note without penalty, in whole or in part, provided your Note has had an unpaid principal balance of at least $10,000 during the preceding 90 days.

The Variable Series Notes pay interest which is adjusted monthly to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category as set forth below.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Indexes
The interest rates we pay in the Fixed Series Notes and the Flex Series Notes are determined in reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. As described under "Description of the Notes – The Indexes," the Swap Index is determined by the weekly average Swap rate reported by the Federal Reserve Board, who we refer to as the "Fed". The Variable Index is equal to the 3-month LIBOR rate. The 3-month LIBOR rate is the London Interbank Offered Rate ("LIBOR") interest rate for three-month obligations.

Note Terms in General	Certain common terms of the Class A Notes are summarized below:

Manner of Interest Payments
You may choose to have interest paid on your Note monthly, quarterly, semi-annually or annually. Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rate paid for a partial month is adjusted according to the number of days the Note was outstanding. You may change the way interest is paid on your Note by written notice to us.

Your Interest Reinvestment Option
At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the same rate payable on the principal of the Note. This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank of the Notes	Our payment of the Class A Notes is not secured or guaranteed. The Notes are generally equal in priority of right to payment with our other existing and future unsecured debt obligations.

You May Request Prepayment
You may request at any time that we prepay all or any portion of any Series of Note you hold prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of the Note, less an administrative charge not exceeding 3 months' interest payable on the Note.

Our Right to Prepay Notes	We reserve the right to prepay a Note at our election at any time upon not less than 30 days nor more than 60 days' prior written notice.

Indenture
We issue the Notes under the Trust Indenture between us and U.S. Bank National Association ("US Bank"), whom we refer to as the Trustee. We refer to this agreement as the "Indenture." The Notes are part of up to $200 million of Class A Notes we may issue pursuant to the Indenture.

Protective Promises	Under the Indenture, we agree that we will:

•	maintain a tangible adjusted net worth of at least $4.0 million;
•	not incur additional Indebtedness, as defined, unless our resulting fixed charge coverage ratio remains at least 1.20 to 1.0;
•	limit our other Indebtedness, as defined, to not more than $20.0 million; ·not enter into certain transactions with our Affiliates;
•
not consummate certain consolidations, mergers or sales of our assets, unless we are the entity surviving the transaction or the entity surviving the transaction assumes our obligations under the Notes; and

•	not make distributions to our Members except under specified conditions.

Events of Default	If an event of default occurs, the Trustee, acting on the direction of a majority in interest of the holders, will accelerate payment of the Notes in full. An event of default includes the following:

•	our failure to make a required payment on a Note within 30 days after it is due;
•	our failure to observe or perform any of the covenants or agreements under the Notes or the Indenture, unless cured in a timely manner; or
•
our uncured default under the terms of any of our other indebtedness, which default is caused by our failure to pay principal or interest or results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

Our Other Debt Securities
Since our inception, we have issued various debt securities to investors. At March  31 , 2010 , we had outstanding $ 50.9 million of unsecured Class A Notes and $ 9.7 million of unsecured Alpha Class Notes, both of which classes of Notes were issued in public offerings. We also have outstanding approximately $ 9.9 million of other debt securities issued in private placements. None of these debt securities are secured and they are pari passu with the Class A Notes in right of payment. We intend to issue up to $200 million of Secured Notes to investors in 2010 and 2011 which will have a superior right to our other debt obligations, including the Class A Notes, to payment from the collateral we pledge to secure their payment.

Our Secured Credit Facilities
We have three credit facilities. Two are with Members United Corporate Federal Credit Union, whom we refer to as "Members United." One is a $10 million line of credit, which we refer to as the "$10 Million LOC," and the other is for $100 million, which we refer to as the "$100 Million CUSO Line." Our third is a $28 million loan from Western Corporate Federal Credit Union. We refer to this lender as "WesCorp" and to this loan as the "WesCorp Loan". Each of these credit facilities are secured by designated Mortgage Loans.

Use of Proceeds
After payment of the costs of this offering, we intend to use the proceeds to purchase additional mortgage investments. We may also use these proceeds to pay interest and principal due on our currently outstanding Notes as payment becomes due.

Terms of the Offering
We will directly receive the proceeds from this offering, and we will use the offering proceeds as described under “Use of Proceeds.” We are offering the Notes solely by this prospectus. This offering is self-underwritten, which means that we are offering and selling the Notes directly. Unless we sooner terminate the offering, it will continue through June 3, 2012.

RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and the related Notes.

If any of the following risks occur, our business, operations or financial condition could be materially harmed. As a result, our ability to repay your Note could be impaired and you could lose all of your investment.

Risks Related to the Notes

PAYMENT OF THE NOTES IS NOT SECURED OR GUARANTEED BY ANY PERSON. Repayment of the Notes is our exclusive obligation, and the Notes are our sole responsibility and are not the obligation or responsibility of any other person. See “Description of the Notes” below. In general, as an owner of a Note, or noteholder, you will have no greater right to payment than that of our other general creditors. At March 31, 2010 , we had $ 196.1 million of total outstanding debt obligations, of which approximately 17%, 11 % and 60% is due and payable in the years 2010, 2011 and 2012, respectively.

OUR SECURED DEBT REQUIRES US TO MAINTAIN EXCESS COLLATERAL, WHICH POTENTIALLY DECREASES OUR ASSETS AVAILABLE TO PAY THE NOTES AND OUR OTHER UNSECURED DEBT. Our current Credit Facilities and our proposed Secured Notes each require that we secure their payment with Mortgage Loans having an unpaid balance exceeding the unpaid balance of the loan. This excess collateral  may not be available to pay the Notes or our other unsecured creditors. This is because there is no assurance that the then current realizable value of the Mortgage Loans constituting this collateral will not be less than the then unpaid balance. Also, in the event of a default under these secured loans, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law. Because these laws generally do not require that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its then fair market value, these creditors could seize some or all of the excess collateral we pledged to secure their obligation. Thus, our assets remaining after foreclosure on these credit facilities may not be sufficient to repay debt owed to our other creditors, including the holders.

IN THE EVENT OF OUR DEFAULT UNDER OUR SECURED CREDIT FACILITIES, WE COULD LOSE ASSETS IN EXCESS OF OUR ASSETS PLEDGED AS COLLATERAL. In the event of a default under our Members United credit lines and our WesCorp Loan, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law.  These laws do not require, and the permissible foreclosure procedures do not assure, that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its fair market value. Thus, in the event of foreclosure, there is no assurance the lender will realize proceeds from the collateral sufficient to repay the debt we owe.  Moreover, because these credit facilities are recourse against the borrower, the respective lender generally has the right to pursue the borrower for any deficiency between the amount the borrower owes on the defaulted loan and the value the lender realizes from its liquidation of the collateral for the loan.  Thus, our assets remaining after a foreclosure by a lender under our credit facilities may not be sufficient to repay our other debt, including the Class A Notes.

RECENT ECONOMIC DEVELOPMENTS MAY ADVERSELY AFFECT OUR ABILITY TO REPAY THE NOTES. The United States is in the midst of a severe economic downturn that has and may continue to affect liquidity in the credit markets and liquidity and prices in the real estate markets. Rising unemployment results in declines in real estate values and affects the ability of many of our mortgage obligors to maintain contributions upon which they depend to make Mortgage Loan payments. If the economic downturn worsens or continues for an extended period of time, delinquency and losses on Mortgage Loans could increase which could result in losses on the Notes.

THE GEOGRAPHIC CONCENTRATION OF THE COLLATERAL MAY INCREASE YOUR RISK OF LOSS. Economic conditions in various states will likely affect the rate of delinquency and possible losses on individual mortgages or loans comprising the collateral. Changes or fluctuations in these local economic conditions may affect the ability of a mortgage obligor to make timely payments on its mortgage obligation. These conditions include unemployment; real property values; liquidity of local loan and real property markets; inflation rates; consumer spending and perceptions of existing and future economic conditions; and effects of national catastrophes, such as hurricanes, floods and earthquakes.

TO THE EXTENT WE SELL OUR SECURED NOTES, THEY WILL BE SENIOR TO THE NOTES WITH RESPECT TO THE MORTGAGE LOANS WE PLEDGE TO SECURE THEM. We propose to offer for sale up to $200 million of our Secured Notes, of which no more than $100 million will be outstanding at any time, over the next two years, subject to our registration of these notes under federal and applicable state securities laws. Our Secured Notes will be secured by our Mortgage Loans having an unpaid principal balance equal to 102% of the face amount of the Secured Notes sold. As our secured creditors, the holders of our Secured Notes will have prior right to payment over our Class A Notes and other debt securities from the Mortgage Loans we pledge to secure their payment. Accordingly, the amount of our assets available for payment of the Class A Notes and our other unsecured indebtedness will be reduced to the extent we pledge Mortgage Loans to secure payment of the Secured Notes. Also, to the extent the amount of collateral for the Secured Notes exceeds the face amount of the Secured Notes, the amount of our assets available for payment of the Class A Notes and our other unsecured indebtedness will be disproportionately reduced.

THE TRUSTEE MAY RESIGN IN THE EVENT WE ARE IN DEFAULT OF THE NOTES. U.S. Bank National Association, Trustee under the Indenture for the Class A Notes, will also serve as trustee under the indenture for the Secured Notes. In the event we default under either the Notes or the Secured Notes, we will, by definition under the respective indenture, be in default of both the Notes and the Secured Notes. Our default would result in a conflict of interest for the Trustee because of its service as trustee under both indentures. In such event, U.S. Bank National Association may resign as Trustee under the Indenture, thereby requiring the appointment of a successor trustee in accordance with the Indenture. In such event, delays may result in the appointment of a successor trustee, which may, in turn, delay the noteholders' abilities to pursue one or more remedies as a result of our default.

YOUR RIGHTS AS A HOLDER ARE GOVERNED AND RESTRICTED BY THE INDENTURE. The Notes are subject to the Indenture which restricts and regulates your rights as a noteholder. For example, in the event of a default or breach by us, under the Indenture you could seek remedies against us only through the Trustee appointed under the Indenture. The Indenture requires holders owning only a majority of the unpaid principal amount of the Notes then outstanding, to take certain acts on behalf of all of the holders. We refer to this vote as a majority vote of the holders. Actions approved or authorized by a majority vote which will bind all holders include the election and removal of the Trustee, adopting certain amendments and supplements to the Indenture and the Notes, and waiving certain defaults, events of default or breaches by us under the Indenture. Moreover, the Indenture contains cross-default provisions whereby our default on one Series of our Note obligations will constitute a default with respect to each other Series of Notes outstanding. Thus, holders suffering an actual default may be more inclined to take action against us than holders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more Series of Notes constituting less than a majority of the unpaid principal balance of all of our outstanding Notes, such holders may not be able to obtain the required majority vote to appoint a Trustee and proceed under the Indenture. In such event, you may have no practical recourse against us. See the description of the Indenture under "The Indenture" below.

BY EXECUTING YOUR PURCHASE APPLICATION, YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE INDENTURE. YOU SHOULD CAREFULLY REVIEW THE INDENTURE ATTACHED AS EXHIBIT "A" TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE INDENTURE, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

NO ASSURANCE OF EARLY REDEMPTION IF REQUESTED. In general, the Notes are redeemable prior to maturity upon request, but only in our sole discretion. Thus, holders may not be able to redeem their Notes prior to maturity, particularly during times when there are a significant number of early redemption requests.

THE NOTES ARE NOT RATED AND THERE WILL BE NO SINKING FUND FOR REPAYMENT OF THE NOTES. We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

YOU WILL NOT BE ABLE TO RELY ON THE REVIEW OF AN INDEPENDENT UNDERWRITER. IN GENERAL, WE ARE NOT MAKING THIS OFFERING THROUGH AN INDEPENDENT UNDERWRITER. When an offering is made through an underwriter, that firm generally takes the responsibility of reviewing and approving the offering in accordance with its professional standards and due diligence procedures. Because we are selling the Notes directly through our officers and employees, you will not be able to rely on an independent underwriter's review of the offering.

THE HOLDERS MAY NEED TO APPOINT A SUCCESSOR OR SUBSTITUTE TRUSTEE BEFORE THEY CAN PURSUE THEIR REMEDIES UNDER THE INDENTURE. Under the Indenture, you and the other holders may pursue your remedies in the event of our default or otherwise exercise your rights under the Indenture only through the Trustee. US Bank is the Trustee. In the event the Trustee resigns or should the holders desire to appoint a different Trustee, they may do so only with a majority vote. Also, finding a suitable Trustee and obtaining the majority vote of the holders could be time consuming and completion of this appointment process could significantly delay the holders' ability to exercise your rights under the Indenture. See "The Indenture" below.

UNDER CERTAIN CIRCUMSTANCES, A MAJORITY VOTE OF THE HOLDERS MAY AMEND OR SUPPLEMENT YOUR NOTE OR THE INDENTURE WITHOUT YOUR CONSENT. Also, by a majority vote, the holders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note. Moreover, the Trustee has the power under the Indenture to compromise or settle any claims against us by the holders and, if such compromise or settlement is approved by a majority vote of the holders, the settlement or compromise would be binding on all holders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

WE MAY NOT BE ABLE TO MAINTAIN OUR PROMISED MINIMUM TANGIBLE ADJUSTED NET WORTH OF $4.0 MILLION AS REQUIRED BY THE INDENTURE. In the event we sustain net losses, we may not be able to satisfy this Minimum Adjusted Net Worth requirement unless our Members contribute additional equity capital. Our Members are under no obligation to contribute additional equity capital and they would make any such additional investment solely on a volunteer basis.

WE HAVE THE RIGHT TO REPAY YOUR NOTE. Thus, we have the right to terminate your investment in a Note at a time its yield increases because of drops in prevailing interest rates.

THERE WILL BE NO PUBLIC MARKET FOR YOUR NOTES AND YOU MUST DEPEND SOLELY ON OUR ABILITY TO REPAY YOUR NOTE FOR LIQUIDITY OF YOUR INVESTMENT. You should be prepared to hold your Note for maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time, for which we may charge an administrative fee of not more than 3 months' interest payable on the principal amount of the Note. However, our prepayment of your Note is voluntary and you should not rely on our willingness or ability to do so.

WE HAVE NOT INDEPENDENTLY DETERMINED THE OFFERING PRICE FOR THE NOTES. We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor, has been consulted in regard to the pricing of our Notes. Also, in general, the price in terms of our Notes has not been reviewed by an independent underwriter. Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

WE MAY APPLY THE PROCEEDS FROM THIS OFFERING TO REPAY EXISTING INDEBTEDNESS WHICH WILL NOT INCREASE OUR MORTGAGE LOAN INVESTMENT PORTFOLIO. We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our credit facilities and/or our previously issued debt securities. We will generally choose to use our available cash funds, which may include proceeds from the sale of the Notes, for these purposes, rather than liquidate our short-term investments or Mortgage Loan investments for these purposes.

Risks Related to the Financial Services Industry and Financial Markets

CONTINUANCE OF CURRENT ECONOMIC CONDITIONS COULD FURTHER HARM OUR FINANCIAL CONDITION, INCOME AND ABILITY TO MAKE DISTRIBUTIONS TO OUR EQUITY HOLDERS. Beginning in mid-2007 and continuing through the date of this prospectus, the financial system in the United States, including credit markets and markets for real estate and real estate-related assets, has been subject to unprecedented turmoil. This turmoil has resulted in severe limitations on the availability of credit, significant declines in the value of real estate and real estate related assets, impairment of the ability of many borrowers to repay their obligations and illiquidity in the markets for real estate and real estate-related assets. These events have had significant adverse effects on our business including significant increases in our provision for loan losses and the unavailability of financing for our acquisition and warehousing of Mortgage Loan investments. Continuation of current economic conditions could further harm our financial condition, income and ability to make distributions to our equity investors.

DETERIORATION OF MARKET CONDITIONS WILL LIKELY CONTINUE TO NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION, INCLUDING LIQUIDITY. The market in which we operate is affected by a number of factors that are largely beyond our control but can nonetheless have a potentially significant, negative impact on our business. These factors include, among other things:

•	interest rates and credit spreads;

•	the availability of credit, including the price, terms and conditions under which it can be obtained;

•	loan values relative to the value of the underlying real estate assets;

•	default rates on special purpose Mortgage Loans for churches and ministries and the amount of the related losses;

•	the actual and perceived state of the real estate markets for church properties and special use facilities; and

•	unemployment rates.

Changes in these factors are difficult to predict, and a change in one factor can affect other factors. For example, continuing from 2007, increased default rates in the subprime mortgage market have played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, reducing liquidity and price transparency of real estate-related assets, resulting in difficulty in obtaining accurate mark-to-market valuations, and causing a negative perception of the state of the real estate markets generally. These conditions worsened during 2008 as a result of the ongoing global credit and liquidity crisis. Although some easing of these conditions has taken place over the last half of 2009 and so far in 2010 , they continue to have a significantly negative impact on our ability to obtain capital at attractive borrowing rates. We do not currently know the full extent to which this market disruption will affect us or the markets in which we operate, and we are unable to predict its length or ultimate severity. If the challenging conditions continue, we may experience further tightening of liquidity, additional impairment charges as well as additional challenges in raising capital and obtaining investment or other financing on attractive terms or at all. In addition, if current market conditions continue or deteriorate and we are unable to restructure our short-term borrowing facilities, we could experience a rapid, significant deterioration of our liquidity, business, results of operations and financial condition.

A PROLONGED ECONOMIC SLOWDOWN, A LENGTHY OR SEVERE RECESSION, OR DECLINING REAL ESTATE VALUES COULD HARM OUR OPERATIONS. We believe the risks associated with our business are more severe during periods similar to those we are currently experiencing in which an economic slowdown or recession is accompanied by declining real estate values. Declining real estate values generally reduce the level of new Mortgage Loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, or investment in, or renovation of their worship facilities. Borrowers may also be less able to pay principal and interest on our loans, and the loans underlying our securities, if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our investment in such loans. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to our equity investors.

INTEREST RATE FLUCTUATIONS AND SHIFTS IN THE YIELD CURVE MAY CAUSE LOSSES. Our primary interest rate exposures relate to our Mortgage Loan investments, floating rate debt obligations and interest rate hedges. Changes in interest rates, including changes in expected interest rates or "yield curves," affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning assets and the interest expense we incur in connection with our interest-bearing liabilities and hedges. Changes in the level of interest rates also can affect, among other things, our ability to originate and acquire mortgages and the market value of our mortgage investments.

In the event of a significant rising interest rate environment, default by our Mortgage Loan obligors could increase our losses and negatively affect our liquidity and operating results. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.

Our ability to execute our business strategy, particularly the growth of our Mortgage Loan investments portfolio, depends to a significant degree on our ability to obtain additional capital. Our financing strategy is dependent on our ability to obtain debt financing at rates that provide a positive net spread. If spreads for such liabilities widen or if availability of credit facilities ceases to exist, then our ability to execute future financings will be severely restricted.

Risks Related to Our Business

OUR GROWTH IS DEPENDENT ON LEVERAGE, WHICH MAY CREATE OTHER RISKS. Our success is dependent, in part, upon our ability to grow our balance sheet assets through leverage. Our organizational and governing documents do not limit the amount of indebtedness which we may incur. Our Managers have overall responsibility for our financing strategy. Member approval is not required for changes to our financing strategy. Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in our net worth. We will incur leverage only when we expect that it will enhance our investment returns. There can be no assurance that we will be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets, or a financial loss if we are required to liquidate assets at a commercially inopportune time.

OUR ABILITY TO OBTAIN ADDITIONAL LIQUIDITY AND CAPITAL RESOURCES HAS BEEN, AND MAY CONTINUE TO BE, ADVERSELY AFFECTED BY THE GLOBAL RECESSIONARY ECONOMIC CONDITIONS AND ADVERSE DEVELOPMENTS IN THE CAPITAL MARKETS. Our business requires a substantial amount of liquidity to fund investments, to pay expenses, to increase our total Mortgage Loan investments, make interest payments to our note investors, and to acquire and hold assets. Developments in the capital markets have substantially reduced the debt and equity capital available to us and have adversely affected our ability to raise additional funds for investment. We have been unable to consummate such securities transactions under prevailing credit market and economic conditions.

SIGNIFICANT OVER COLLATERALIZATION OF WESCORP LOAN   MAY AFFECT OUR ABILITY TO ISSUE ADDITIONAL DEBT SECURITIES AND/OR PAY OUR UNSECURED OBLIGATIONS. We pledged approximately $59.2 million of our mortgage loans to secure our $28 million WesCorp Loan, an initial collateralization-to-debt ratio of approximately 211%. While the principal amount of this collateral will decrease as we receive amortized payments on these Mortgage Loans, the principal balance owed on this collateral will remain significantly higher than the balance we owe on the loan it secures. Also, the lender is not required to release a proportionate amount of the excess collateral upon our partial prepayment of the loan. The lender will retain all of the excess collateral until the loan is repaid in full. We will not have this excess collateral available to pay our other obligations, including the Notes, until we repay the WesCorp Loan.

The failure to secure financing on acceptable terms or in sufficient amounts may reduce our income by limiting our ability to originate loans and acquire Mortgage Loan investments and reduce our interest income and increase our financing expense. A reduction in our net income could impair our liquidity and our ability to make distributions to our investors. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us.

WE MAY NOT BE ABLE TO FINANCE OUR INVESTMENTS ON A LONG-TERM BASIS ON ATTRACTIVE TERMS, INCLUDING BY MEANS OF SECURITIZATION, WHICH MAY REQUIRE US TO SEEK MORE COSTLY FINANCING FOR OUR INVESTMENTS OR TO LIQUIDATE ASSETS. When we finance our purchase and warehousing of Mortgage Loans, we plan to do so with short-term loans under our credit facilities with a view to resell them pursuant to securitized debt transactions. Under this strategy, we bear the risk of being unable to complete such transactions or otherwise finance them on a long-term basis at attractive prices or in a timely matter, or at all. If it is not possible or is economically unfeasible for us to complete such transactions or otherwise finance such assets on a long-term basis, we may be unable to pay down our short-term credit facilities, or be required to liquidate the assets at a loss in order to do so. For example, as a result of the continued deterioration in the credit markets beginning in 2007, financing investments with securitizations or other long-term non-recourse financing not subject to margin requirements has not been available or economical for the past year, and we do not expect it to be possible or economical to complete a securitization financing transaction for the foreseeable future. These conditions make it highly likely that we will have to use less efficient forms of financing for any new investments, which will result in fewer loan acquisitions or originations of profitable mortgages and thereby reduce the amount of our earnings available for distribution to our equity investors and funds available for operations and investments.

ALTHOUGH WE SEEK TO FAVORABLY MATCH THE INTEREST RATE RETURN ON OUR MORTGAGE LOAN INVESTMENTS WITH OUR DEBT FINANCING COMMITMENTS, WE ARE SUBJECT TO SIGNIFICANT INTEREST RATE RISK. Our investment and business strategy depends on our ability to successfully finance our investments in Mortgage Loans that provide a positive spread as compared to our cost of borrowing. A substantial portion of our loan investments provide for a fixed interest rate with a typical five year maturity. Most of our borrowing arrangements with our note investors and credit facility lenders, however, provide for variable rates of interest that are indexed to short-term borrowing rates. To mitigate our interest rate risks, we have entered into, and may enter into in the future, interest rate hedging transactions that include, but are not limited to, interest rate caps and interest rate swaps.  The results of using these types of instruments to mitigate interest rate risks are not guaranteed, and as a result, the volatility of interest rates could result in reduced earnings or losses for us and negatively affect our ability to make distributions of earnings to our equity investors.

OUR FINANCING ARRANGEMENTS CONTAIN COVENANTS THAT RESTRICT OUR OPERATIONS, AND COULD INHIBIT OUR ABILITY TO GROW OUR BUSINESS. Our financing arrangements contain various restrictions and covenants. Our failure to satisfy any of these covenants could result in an event of default under these agreements. These restrictions may interfere with our ability to obtain financing or to engage in other business activities. Our default under any of our financing arrangements could have a material adverse effect on our business, financial condition, liquidity and results of operations and our ability to make payments to our creditors.

DEFAULT UNDER ONE CREDIT FACILITY WILL RESULT IN A DEFAULT UNDER OUR OTHER CREDIT FACILITIES. Our various credit facilities and debt securities generally provide for cross-default provisions whereby a default under one agreement will trigger an event of default under other agreements, giving our lenders the right to declare all amounts outstanding under their particular credit agreement to be immediately due and payable, and enforce their rights by foreclosing on or otherwise liquidating collateral pledged under these agreements. For example, our default under one of our credit facilities would also constitute our default under our other credit facilities, and generally under our debt securities, including the Notes. Thus, to maintain these credit facilities, there cannot be a default under either one.

WE ENGAGE IN TRANSACTIONS WITH RELATED PARTIES AND OUR POLICIES AND PROCEDURES REGARDING THESE TRANSACTIONS MAY BE INSUFFICIENT TO ADDRESS ANY CONFLICTS OF INTEREST THAT MAY ARISE. Under our code of business conduct, we have established procedures regarding the review, approval and ratification of transactions which may give rise to a conflict of interest between us and any employee, officer, Trustee, their immediate family members , other businesses under their control and other related persons. In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with several related entities. These procedures may not be sufficient to address any conflicts of interest that may arise.

OUR RESERVES FOR LOAN LOSSES MAY PROVE INADEQUATE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US. We maintain and regularly evaluate financial reserves to protect against potential future losses. Our reserves reflect management's judgment of the probability and severity of losses. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses because of unanticipated adverse changes in the economy or events adversely affecting specific assets, borrowers, industries in which our borrowers operate or markets in which our borrowers or their properties are located. If our reserves for credit losses prove inadequate we could suffer losses which would have a material adverse affect on our financial performance, the market prices of our securities and our ability to pay dividends.

INCREASES IN INTEREST RATES DURING THE TERM OF A LOAN MAY ADVERSELY IMPACT A BORROWER'S ABILITY TO REPAY A LOAN AT MATURITY OR TO PREPAY A LOAN. If interest rates increase during the term of our loan, a borrower may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Increasing interest rates may hinder a borrower's ability to refinance our loan because the underlying property cannot satisfy the debt service coverage requirements necessary to obtain new financing or because the value of the property has decreased. If a borrower is unable to repay our loan at maturity, we could suffer a loss and we will not be able to reinvest proceeds in assets with higher interest rates. As a result, our financial performance and ability to make distributions to our Members could be materially adversely affected.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH LOAN PARTICIPATIONS, SUCH AS LESS THAN FULL CONTROL RIGHTS. Some of our assets are participation interests in loans or co-lender arrangements in which we share the rights, obligations and benefits of the loan with other lenders. We may need the consent of these parties to exercise our rights under such loans, including rights with respect to amendment of loan documentation, enforcement proceedings in the event of default and the institution of, and control over, foreclosure proceedings. Similarly, a majority of the participants may be able to take actions to which we object but to which we will be bound if our participation interest represents a minority interest. We may be adversely affected by this lack of full control.

CHURCH REVENUES FLUCTUATE AND MAY SUBSTANTIALLY DECREASE DURING TIMES OF ECONOMIC HARDSHIP. Generally, to pay their loans, churches depend largely on revenues from church member contributions. Donations typically fluctuate over time for a number of reasons, including, but not limited to, fluctuations in church membership, local economic conditions including unemployment rates and local real estate and market and credit conditions.

QUALITY OF OUR MORTGAGE LOANS DEPENDS ON CONSISTENT APPLICATION OF SOUND UNDERWRITING STANDARDS. The quality of the Mortgage Loans in which we invest depends largely on the adequacy and implementation of sound underwriting standards used to make the loans. Even where the lender has sound underwriting standards, these standards must be properly observed and implemented in order to obtain the target loan risk levels.

BECAUSE WE SHARE SOME COMMON MANAGERS AND OFFICERS WITH ECCU, OUR MANAGEMENT HAS CONFLICTS OF INTEREST WITH THE INTERESTS OF ECCU. Our Chairman and Chief Executive Officer is a full time employee of ECCU. Two of our other Managers are also employees of ECCU and another Manager is a director of ECCU. Conflicts of interest are inherent in Mortgage Loan transactions between ourselves and ECCU and its affiliates. Because of these multiple relationships, these persons will face conflicts of interest in connection with various decisions they will make on our behalf, including, but not limited to:

•	decisions as to which Mortgage Loans ECCU will make available to us;

•	decisions as to the price and terms of Mortgage Loans ECCU offers to us;

•	determinations as to the creditworthiness of borrowers of Mortgage Loans ECCU offers to us;

•	decisions to acquire Mortgage Loan investments from or through ECCU;

•	decisions regarding our contract with ECCU for our office facilities and administrative services; and

•	decisions regarding our contracts with ECCU for loan underwriting, processing and servicing services.

We have also implemented a Related Parties Transaction Policy, to which all of our Managers and officers must adhere. It provides, among other things, that certain related party transactions be approved by a majority of those Managers who are unrelated to the parties in the transaction.

We have further mitigated these conflicts of interest by forming a Credit Review Committee, three out the four Members of which consist of our officers who are unrelated to ECCU. This committee makes most of the loan approval decisions under our Church and Ministry Loan Policy. Our Church and Ministry Loan Policy sets forth minimum credit quality standards for the loans we make or purchase, and can only be overridden, depending on the circumstances, by our Investment Committee or by our Board of Managers.

ANY HEDGING TRANSACTIONS THAT WE ENTER INTO MAY LIMIT OUR GAINS OR RESULT IN LOSSES. We use derivatives to hedge a portion of our interest rate exposure, and this approach has certain risks, including the risk that losses on a hedge position will reduce the cash available for distribution to our equity investors and that such losses may exceed the amount invested in such instruments. We have adopted a general policy with respect to the use of derivatives, which generally allows us to use derivatives where appropriate, but does not set forth specific policies and procedures or require that we hedge any specific amount of risk. From time to time, we use derivative instruments in our risk management strategy to limit the effects of changes in interest rates on our Mortgage Loan investments. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

BECAUSE WE INVEST ONLY IN SPECIALIZED PURPOSE MORTGAGE LOANS, OUR LOAN PORTFOLIO IS GENERALLY MORE RISKY THAN IF IT WERE DIVERSIFIED. We are among a limited number of institutions specialized in providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in Mortgage Loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our Mortgage Loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. However, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our Mortgage Loan investment.  Moreover, a majority of our loans are to California borrowers or are secured by properties located in California, a market that has been negatively impacted by the collapse of the residential real estate market and decrease in real estate prices.

OUR LOAN PORTFOLIO IS CONCENTRATED GEOGRAPHICALLY AND FOCUSED ON LOANS TO CHURCHES AND RELIGIOUS ORGANIZATIONS. We are among a limited number of institutions specialized in providing loans to evangelical churches and church organizations. Moreover, the majority of our loans are secured by mortgage properties located in states of California, Colorado, Illinois and Texas, states which to varying degrees have been negatively impacted by the depressed real estate market and resulting decrease in real estate prices. Even though the number of institutions making and/or investing in Mortgage Loans to churches and church related organizations has increased in recent years, these loans are secured by special purpose facilities. As a result, if the properties securing such mortgages must be sold, there may be a limited number of buyers available for such properties. Nevertheless, we believe that there is a great deal of diversity in the types of not-for-profit organizations and entities that could be potential acquirers of properties of this nature, including, but not limited to, other churches, schools, clinics, community development agencies, universities and educational institutions, day care, social services, assisted living facilities and relief organizations.

WE MAY NEED, FROM TIME TO TIME, TO SELL OR HYPOTHECATE OUR MORTGAGE LOAN INVESTMENTS. Because the market for our Mortgage Loans is specialized, the prices at which our portfolio could be liquidated are uncertain. The amount we would realize is dependent on several factors, including the quality and yield of similar Mortgage Loans and the prevailing financial market and economic conditions. It is possible that we could realize substantially less than the face amount of our Mortgage Loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our Mortgage Loan investments is uncertain and cannot be predicted.

WE DEPEND ON REINVESTMENTS BY OUR INVESTORS TO MAINTAIN AND INCREASE OUR ASSET BASE. In the past, we have sold a significant amount of our new debt securities to our existing investors when their debt securities matured. Historically, we have enjoyed a significant rate of reinvestment by our investors upon maturity of their debt obligations. For example, during the years 2009 and 2008, 79% and 76%, respectively, of our investors extended their investments or reinvested in new debt securities upon maturity of their Notes. There is no assurance that these past rates of reinvestment will continue in the future. If our investors do not reinvest in substantial amounts, our ability to maintain or grow our asset base could be impaired.

IN THE EVENT A BORROWER DEFAULTS ON ONE OF OUR MORTGAGE LOAN INVESTMENTS, WE WILL GENERALLY NEED TO RECOVER OUR INVESTMENT THROUGH THE SALE OF THE PROPERTY SECURING THE LOAN. In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment Even though an appraisal of the property may be obtained at the time the loan is originated, the property's value could decline as a result of a number of subsequent events, including:

•	uninsured casualty loss (such as an earthquake or flood);

•	a decline in the local real estate market;

•	undiscovered defects on the property;

•	waste or neglect of the property;

•	a downturn in demographic and residential trends;

•
a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

The occurrence of any of these factors could severely impair the market value of the security for our Mortgage Loan investment.

THERE IS A POSSIBILITY THAT WE COULD INCUR LOSSES IN CONNECTION WITH FORECLOSURES ON OUR MORTGAGE LOAN INVESTMENTS DURING RECESSIONARY OR DEPRESSED ECONOMIC PERIODS. Recessionary or depressed periods typically occur on a cyclic basis  at an unpredictable time and with uncertain lengths. Also, such events can be triggered by terrorist acts, war, large scale economic dislocations, or widespread and large corporate bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our Mortgage Loan investments. Also, during times of recession or depression, the demand for our Mortgage Loans, even in times of declining interest rates, is likely to decline. Also, in connection with any sale or hypothecation of a Mortgage Loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

WE ARE EXPOSED TO ENVIRONMENTAL LIABILITIES WITH RESPECT TO PROPERTIES TO WHICH WE TAKE TITLE. In the course of our business, we may take title to real estate through foreclosure on one of our Mortgage Loan investments or otherwise. If we do take title to a property, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

COMPETITION MAY LIMIT OUR BUSINESS OPPORTUNITIES AND ABILITY TO OPERATE PROFITABLY.  We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to serve this market sector. Many of these entities have greater marketing resources, more extensive networks of offices and locations, and lower costs in proportion to their size due to economies of scale.

RISKS OF COST OVERRUNS AND NON-COMPLETION OF THE CONSTRUCTION OR RENOVATION OF THE MORTGAGE PROPERTIES SECURING CONSTRUCTION LOANS WE INVEST IN MAY MATERIALLY ADVERSELY AFFECT OUR INVESTMENT. The renovations, refurbishment or expansion by a borrower of a mortgage property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a mortgage property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Such delays and cost overruns are often the result of events outside both our and the borrower’s control such as material shortages, labor shortages and strikes and unexpected delays caused by weather and other acts of nature. Also, environmental risks and construction defects may cause cost overruns, and completion delays. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of the borrower’s revenues making it unable to make payments on our loan. At March 31, 2010, construction loans represented less than 1.0% of the total principal amount of our Mortgage Loan investments.

USE OF PROCEEDS

In the event all of the Notes are sold, we estimate that we will receive proceeds from this offering of approximately $99,850,000, after payment of our offering expenses. We estimate our offering expenses will not exceed $150,000. This is a “best efforts” offering and is expected to continue through June 3 , 2012. We expect to use the net proceeds of the offering for the following purposes:

•	The purchase of Mortgage Loan investments; and

•	To pay interest and principal due on our existing indebtedness, including our credit facilities and our debt securities.

We have not identified any specific investments we will make with the offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with a financial institution, which may be one of our Members.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

DESCRIPTION OF THE NOTES

Following is a summary of the material terms of the Notes and the Indenture. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Indenture. A copy of the Indenture is set forth in Exhibit A to this prospectus. Copies of the Fixed Series Note, the Flex Series Note, and the Variable Series Note are set forth in Exhibit B, Exhibit C and Exhibit D, respectively, to this prospectus. We urge you to read the forms of the Notes and the Indenture because they, and not this description, define your rights as a Holder.

General

The Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Notes are issued subject to the Indenture, which is intended to constitute an Indenture agreement as that term is defined under the Trust Indenture Agreement Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Indenture contains certain required protective provisions benefiting the holders, as required by the 1939 Act. In addition, the Indenture contains certain financial covenants and restrictions on the payment of distributions to our Members and on our ability to incur other debt.

The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. Descriptions of the Swap Index and the Variable Index are set forth under "The Indexes" below.

We reserve the right to prospectively adjust the applicable Spread as required to ensure our financial stability and our access to capital at competitive rates. Any change in the applicable Spread will apply only to Notes we sell at least 10 days after we give notice of the change to prospective investors. We will provide notice of any change in a Spread by supplement to this prospectus.

The Fixed Series Notes

Category and Required Minimum Purchase. The Fixed Series Notes are offered in six Categories, each requiring a stated minimum purchase.

Interest Rate. The Fixed Series Notes pay an interest rate equal to the sum of the Fixed Spread for the respective Fixed Series Note Category shown in the table below plus the Swap Index then in effect.

Maturities. All Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months.

The Categories, the corresponding required minimum purchase amounts, and the respective Fixed Spreads are set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.80%	1.90%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.85%	1.95%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.90%	2.00%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	1.95%	2.05%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.00%	2.10%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.05%	2.15%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Form of the Fixed Series Notes is included in Exhibit B to this Prospectus.

The Flex Series Notes

Category and Required Minimum Purchase. The Flex Series Notes are offered in four Categories, each requiring a stated minimum purchase.

Interest Rate. The Flex Series Notes pay a fixed rate of interest equal to the sum of the Spread for the respective Flex Series Note Category plus the current Swap Index then in effect. Flex Series Notes offer the investor an option to reset the interest rate on the Note, upon request, once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Maturities.  All Flex Series Notes have a maturity of 84 months.

Prepayment. Upon your request, we will prepay up to 10% of the outstanding balance of your Note, without penalty, during any 12-month period following the first anniversary of your purchase of your Flex Series Note.

The Categories, the corresponding minimum purchase amounts, and respective Flex Spreads are set forth in the following table.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

The Form of the Flex Series Notes is included as Exhibit C to this Prospectus.

The Variable Series Notes

Category and Minimum Required Purchase. The Variable Notes are offered in five Categories, each requiring a stated minimum purchase.

Interest Rate. The Variable Series Notes pay a variable rate of interest equal to the sum of the Variable Index plus the Fixed Spread for the respective Category of Variable Series Note. The interest rate on the Variable Series Notes will be adjusted monthly on a specified day each month, commencing the month following the date the Variable Series Note is issued.

Maturities. Variable Series Notes have a maturity of seventy-two (72) months.

Prepayment. We will prepay your Variable Series Note in whole or in part upon your delivery of your written request, provided your Note had an unpaid principal balance of at least $10,000 during the immediately preceding 90 days.

The Categories, the corresponding required minimum purchase amounts, and respective Variable Series Spreads are set forth in the following table.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Form of the Variable Series Notes is included as Exhibit D to this Prospectus.

The Indexes

General. The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set.

The Swap Index. The Swap Index in effect when we issue a Fixed Series Note or Flex Series Note is the weekly average interest rate for Swaps last reported by the Federal Reserve Board. The Fed computes this weekly average of the Swap rate based on the rates reported for seven consecutive calendar days. Currently, the Fed uses Wednesday through Thursday to calculate this average and reports the average on Friday of each week. The Swap rates refer to the International Swaps and Derivatives Association Mid-Market for Swap Rates. These rates are for a fixed rate Payer and are based on rates collected at 11:00 a.m. Eastern Time by Garban International PLC and published on Reuters Page ISDAFIX(R1).

The Swap Index is not reported for partial year obligations. The Swap Index applied to Notes with partial year terms will be the Swap Index corresponding to the term equal to or not exceeding the term of the Fixed Note, or if there is none, the obligation having the longest term not exceeding the term of the Fixed Note. For example, for an 18-month Fixed Note, the 1-year Swap Index will be used. The currently reported Swap Index is available on the Federal Reserve Board's website, www.federalreserve.gov/releases/H15/data.htm, on its Federal Interest Rates Release H-15. We also make them available to holders and potential investors upon request.

The Variable Index. The Variable Index in effect when we issue a Variable Series Note is the LIBOR rate for 3-month financial obligations in effect on the date the Variable Note is issued. The Wall Street Journal regularly reports the LIBOR rate. The Wall Street Journal can be accessed on the internet at www.wallstreetjournal.com. In the event reporting of a current 3-month LIBOR rate is suspended or ended, we have the right to substitute the successor index, if any, or if there is none, the regularly reported interest rate we determine, in our sole discretion, to most likely track the 3-month LIBOR rate.

Common Provisions of the Notes

Payment of Interest. Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rates offered on the day of purchase will be confirmed by us upon request. You may change the way interest is paid on your Note by written notice to us. Interest is payable in arrears, on or before the 5th business day of the month next following the month in which payment is due. Interest will be prorated for the first partial payment period. Interest will be computed on the basis of a 365-day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds. You may change from one method of payment to another by giving us written notice by the 21st day of the month in which you want the change to be effective.

To be entitled to receive the interest effective on any day, an investor's purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi-annually or annually or to reinvest interest, as described below.

Interest Reinvestment Option. Any Note investor may choose to have interest on their Note reinvested under this reinvestment option. We will retain all accrued interest on the Note and will from the date of accrual accrue interest under the terms of the Note as though it were principal. Interest so reinvested will not be kept in a separate escrow or other account, but will be treated by us in the same manner as the unpaid principal amount of the Notes to which it relates.

Reinvestment. Our current policy is to contact each noteholder approximately thirty days prior to the maturity date of his or her note to determine the investor's preference for payment, or whether the investor would like to reinvest in another note then being offered by the Company. The noteholder may direct payment by check or, pursuant to instructions, wire deposit. Holders desiring to reinvest all or a portion of the proceeds in another note will be provided a current prospectus. Unless otherwise instructed by the noteholder, we will pay the note by business check.

Investors who are subject to taxation who elect the reinvestment option should be aware that they will continue to have tax liability for all accrued and reinvested interest in the year it is credited and reinvested. See "Certain U.S. Federal Income Tax Considerations."

Our Right to Prepay the Notes. We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days' written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of redemption by first class mail to each holder of the Notes to be redeemed at the most recent address the noteholder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the noteholder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note of any Holder on a voluntary basis, including any prepayment of a Note upon an investor's request as described below.

Presentment of Notes for Early Payment. A noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant the request subject to availability of funds but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting noteholder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months' interest on the amount of the principal prepaid. If the noteholder holds the Note in an individual retirement account (an "IRA"), the investor may incur additional withdrawal penalties, fees, and/or taxes.

DESCRIPTION OF THE INDENTURE

General

We may issue up to an aggregate of $200 million of the Class A Notes under the Indenture. However, we may not issue any Note if, after giving effect to such issuance, the Class A Notes then outstanding would have an aggregate unpaid balance exceeding $100 million.

As a condition to your purchase of a Note, you agree to adopt and become a party to the Indenture. The Indenture is a contract between the holders of the Class A Notes, ourselves, and the Trustee. As required by U.S. federal law, the Notes are governed by the Indenture, which we intend to constitute an "Indenture" under the 1939 Act. We have therefore registered the Indenture and the Notes under the 1939 Act.

The Trustee

The Indenture appoints US Bank as Trustee. The Trustee has two main roles under the Indenture:

•	The Trustee is empowered, at the direction of the holders, to enforce your rights under the Indenture, including your rights against us in the event we default; and

•	The Trustee may perform certain administrative duties for us such as sending you notices and information regarding your Notes.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a Trustee under the 1939 Act. Among other things, the 1939 Act requires a Trustee to have a combined capital and surplus of not less than $150,000.

Compensation of the Trustee

The Trustee is entitled to base compensation, plus additional compensation for services it may perform at the direction of the holders under the Indenture. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Indenture, the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee's Rights, Duties and Responsibilities

The Trustee represents the interests of all the holders pursuant to the Indenture. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a majority vote of the holders. The Indenture requires holders who suffer an actual default on their Notes to obtain the consent of a majority vote of all holders, regardless of Series or maturity or default status, to appoint a Trustee and take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY HOLDERS WITHOUT PRACTICAL RECOURSE.

NO HOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE INDENTURE, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BY EXECUTING THE PURCHASE APPLICATION, EACH HOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE INDENTURE SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE INDENTURE (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE INDENTURE.

The Indenture requires the Trustee to exercise its rights and powers vested in the Indenture using the same degree of care and skill as a good man would exercise or use under the circumstances in the conduct of his or her own affairs. However, no provision of the Indenture may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Indenture in certain circumstances including, but not limited to:

•	Any action or inaction taken in good faith in accordance with the direction of a majority in interest of the holders;

•	Any action or inaction taken in reliance upon its legal counsel, accountants or other experts;

•	Any action or inaction taken in good faith in reliance upon an opinion of the Trustee's legal counsel;

•	Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

•	Any execution of the Trustee's powers under the Indenture through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if he is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Indenture. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Indenture.

Under the Indenture, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Notes on behalf of the holders, except in the event of a default where the Trustee is directed to do so by a majority vote of the holders.

Our Continuing Covenants Under the Indenture

Limits on Our Payment of Distributions

While any Note is outstanding, we may not make, and will not permit any subsidiary to make, a restricted payment unless no default or event of default has occurred and is continuing, or would occur as a consequence of making the restricted payment, and certain other conditions are met. For this purpose, a restricted payment means: (i) a declaration or payment of any distribution to our Members (other than distributions payable in our membership interests to us or to our wholly-owned subsidiary); (ii) any payment for the acquisition, redemption or retirement of our membership interests or that of any wholly-owned subsidiary; or (iii) any voluntarily purchase, redemption or repayment, prior to its scheduled maturity of any of our indebtedness that is subordinated in right of payment to the Notes.

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(i)
50% of our net income for the period (taken as one accounting period) commencing on January 1, 2000 and ending on our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(ii)
100% of the aggregate net cash proceeds we receive from the issue or sale of our equity membership interests (other than equity membership interests sold to a subsidiary), debt securities or securities convertible into our equity membership interests upon such conversion, or any funds advanced or loaned to us under any subordinated credit facility; plus

(iii)	100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our Members.

However, under the Indenture the following are not defined as restricted payments:

(a)	the payment of any distribution within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)
any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our equity membership interests, (y) the purchase, redemption or other acquisition or retirement of our Indebtedness which is subordinated in right of payment to the Class A Notes, prior to any mandatory sinking fund payment or maturity; or (z) the making of any investment in us or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of, the proceeds of the substantially concurrent sale (other than to us) of our equity membership interests.

For the purposes of the Indenture, our "net income" means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

Limits on Our Ability to Incur Debt

While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, "incur") any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at March 31, 2008 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of Mortgage Loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Class A Notes, to exceed $20.0 million immediately after we incur the indebtedness.

Under the Indenture:

•	Our "fixed charge coverage ratio" means the ratio of our cash flow to our fixed charges for the applicable period;

•
Our "cash flow" means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss, plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is expressly subordinated to the Notes, plus the unused amount of our credit facilities and any other financing which is expressly subordinated to the Notes;

•
Our "fixed charges" means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated in right of payment to the Notes; and

•
Our "indebtedness" means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets

While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting sales of our loans we hold for sale in our normal course of business), in one or a Series of transactions for the same purpose, unless (i) we are the surviving entity of such transaction; or (ii) if we are not the surviving entity, the surviving entity assumes our obligations under the Notes by agreement or operation of law.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth

In the event that our tangible adjusted net worth is less than the minimum tangible adjusted net worth, within 55 days after the end of any fiscal quarter we must notify the holders of the Class A Notes. We must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of our credit facilities to the extent it is subordinated in right for payment on a current basis to the Notes.

Under the Indenture, our "tangible adjusted net worth" means our adjusted net worth less our intangible assets, if any. Our "adjusted net worth" means the sum of (i) our Members' consolidated equity and of the equity interests of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Class A Notes.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with accounting principles generally accepted in the United States of America. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California General Corporation Law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or other disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent Managers' fiduciary obligations require that they act in good faith in a manner which they believe to be in our best interests and those of our Members, which may not, in all circumstances, be the same as those of our holders.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Notes:

•	our default for thirty (30) days in the payment when due of interest or penalty on any Note;

•	our default for thirty (30) days in the payment when due of principal of any Note;

•	if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Indenture; or

•
if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a "payment default") or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

In order to cure payment in default, we must mail to the noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the holders, by a majority vote, may instruct the Trustee to declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the holders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a majority vote of the holders. Any settlement or compromise so approved would be binding upon all the holders.

The Trustee may withhold from the holders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest or penalties.

Amendment, Supplement and/or Waiver of the Indenture

The Indenture and/or the Notes may be amended or supplemented by a majority vote of the holders. Also, the holders may, by a majority vote, consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all outstanding holders based on the aggregate amount of principal and interest and penalty payments due them.

OUR COMPANY AND OUR BUSINESS

Our Company

We are a privately owned California limited liability company. We are owned by our Members, each of whom is a federal or state chartered credit union. None of our Members has any long term contractual obligations to us, our business or our creditors. WE ARE SEPARATE FROM ANY CREDIT UNION AND NO CREDIT UNION HAS GUARANTEED OR OTHERWISE AGREED TO BE RESPONSIBLE IN ANY MANNER FOR THE PAYMENT OF THE PRINCIPAL OR INTEREST ON THE NOTES. THE NOTES ARE NOT INSURED BY NCUSIF, THE FDIC, OR ANY GOVERNMENTAL OR PRIVATE ENTITY. See "RISK FACTORS."

We were incorporated under California law on October 22, 1991 as Ministry Partners Investment Corporation. We were organized as ECCU's credit union service organization, or "CUSO," for the purpose of providing financial resources that could assist in meeting the demand for mortgage financing by churches, ministries and church-related organizations.

Effective December 31, 2008, we converted from a California corporation to a California limited liability company (an "LLC"). This conversion (the "conversion") was a statutory conversion authorized under Section 1150 of the California Beverly Killea Limited Liability Company Act (the "LLC Act"). Upon the conversion, we became, by operation of law, a California limited liability company. As a result of the conversion, our name changed to "Ministry Partners Investment Company, LLC." The conversion did not result in a transfer of our assets, rights, obligations, duties or other property, and the status of our assets and liabilities are unaltered by the conversion. All of the rights of our creditors were preserved unimpaired, and all liens upon our property were preserved unimpaired, and all of our debts, liabilities, obligations and duties as a corporation thenceforth remained and may be enforced against us to the same extent they could before the conversion.

Our business offices are located at 915 West Imperial Highway, Suite 120, Brea, California 92821. Our telephone number is 800-753-6742, www.ministrypartners.org, e-mail: info@ministrypartners.org.

Our Mission

Our mission is to make loan financing available to the evangelical Christian community and serve as the preferred ministry lender in the United States for the acquisition and improvement of church and ministry-related properties. We do this by investing in mortgage loans made to churches and ministries. These loans are typically originated by ECCU (or us) and secured by church and church-related real property owned by and/or maintained for the benefit of churches or church-related organizations such as Christian schools and ministries.   As of March 31, 2010 , we owned a total of 152 mortgage loans, with an outstanding balance of $ 197.8 million.   At March 31, 2010, the average loan balance for our mortgage loan investments was $1.3 million, and our loans had a weighted average life to maturity period of two years at March 31, 2010.

Our Business

We are one of the few organizations within the western United States formed to assist evangelical Christian churches and organizations by providing financing for the acquisition, development and/or renovation of churches or church-related properties. As a CUSO, we invest in and originate loans made to evangelical churches and ministry organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. Although we have expanded our role as an originator of church mortgage loans, ECCU remains our primary source of mortgage loan investments. We also use ECCU as our primary servicer for our mortgage loans and to provide underwriting and loan processing services for most of our loans.

To date, we have not charged off any of our mortgage loan investments and we have not defaulted on or been delinquent on any interest or principal payment on our debt securities or any of our borrowing facilities. We expanded the scope of our operations in 2007 to include warehousing loans with the intent of reselling them in mortgage-backed securities offerings. However, we have not been able to make any such offerings due to the credit crisis and collapse of mortgage-backed securities markets that became acute in 2008. We may resume our securitization strategy when conditions in the credit markets have sufficiently improved and pricing becomes economically feasible.

Our market segment has continued to grow, and both the size of the loans and number of qualified borrowers in this sector has steadily increased. Since inception, our lending activities have focused on special purpose mortgage loans that were granted to churches, ministries and their organizations to finance their acquisition, development and/or renovation of churches or church-related properties. During this period, funds to acquire these mortgage loans were provided through the sale of our debt securities to investors and from equity investments.

Recent Developments in Credit Markets

The deterioration of the credit markets that we depend on for warehouse lending for origination, acquisition and securitization for our church mortgage loans has continued into 2010. This has adversely impacted our plan to complete our proposed securitized debt transactions through MPF. Despite actions by the Federal Reserve Bank to lower interest rates and increase liquidity, uncertainty among lenders and investors has continued to reduce liquidity, drive up the cost of lending and drive down the value of mortgage loan and real estate assets in these markets. Under these conditions, U.S. banks and other financial institutions have reported large losses, have demanded that borrowers reduce credit exposure to these illiquid assets resulting in "margin calls" or reductions in borrowing availability, and the collective effect of these events has caused massive sales of underlying assets that collateralize mortgage-backed loans. In addition, the need to deleverage the balance sheets of U.S. financial institutions and find buyers for illiquid real estate related assets has resulted in further downward pressure on market values of the underlying assets of financial institutions that hold substantial investments in residential and commercial real property.

At the federal level, uncertainty surrounding pending financial reform legislation and more restrictive regulatory oversight has limited the willingness of financial institutions to deploy new capital.  Further, many U.S. financial institutions are faced with significant write downs and necessity of having to redeploy their human resources capital to address deteriorations in their existing loan portfolios which hinders their ability to allocate resources to the origination of new business.

Effects of Continuing Credit Market Conditions

In 2007, we created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), to purchase and warehouse church and ministry mortgages from us and ECCU for later securitization. We also expanded our funding sources at that time for originating mortgage loans by entering into two credit facilities which authorized us to borrow up to $260 million to purchase mortgage loans. We obtained these loans with the intention of securitizing the mortgage loan investments they financed, paying down these loans with the funds generated from the securitized transactions and repeating this process as an additional income source. Because of the collapse of the mortgage-backed securities market and severe credit crisis that has impacted global financial markets since 2008, we have not securitized any of the mortgage loans that our wholly-owned subsidiary, MPF, purchased and we do not anticipate securitizing any of our mortgage loans until conditions in the credit markets improve. Our continuing ability to access capital to repay borrowings under our credit facilities is subject to variability based upon a number of factors, including volatility in the capital markets, the relative interest rates that we are prepared to pay for our debt facilities, the ability of our borrowers to access capital to repay or prepay their obligations to us and our ability to sell our mortgage loan assets. Any disruptions in our access to capital from these sources may have a material adverse effect on our ability to grow our business, meet our commitments and make distributions or payments to our equity owners and debt securities investors.

Since this time, we have funded our acquisitions with borrowings under our credit facilities. We then repay borrowings on our credit facilities with proceeds from the sale of investor notes, mortgage loan prepayments and repayments, and from our operating income. In 2009, we or our wholly-owned subsidiary, MPF, purchased $10.5 million in mortgage loans from ECCU, as compared to $156.7 million in 2008. Due to requirements to reduce the outstanding principal balance on the BMO Facility, as described below, we (and MPF) reduced our purchase of mortgage loans from ECCU in 2009.

We intend to grow our asset base with funds from this offering, our sales of other debt or equity securities, and from our credit facilities. Our rate of asset growth depends on several factors, including the rate at which our debt investors reinvest or otherwise continue their debt investments as they mature. To the extent our debt investors do not continue their investments, we will experience a slower rate of asset growth. We use our available funds, which may from time to time include proceeds from the sale of our investor debt securities, to repay debt investments. However, our business plan does not require us to depend on the future sales of Notes to retire our existing debts, as we believe we will be able to service and repay our debt securities at any time through our available cash investments and through liquidation and/or hypothecation of our Mortgage Loan investments based on our current and anticipated debt to equity ratios.

Prior to the 2008 global financial crisis that has sharply affected real estate values in the United States, the size of the church and ministry mortgage financing market in the United States was estimated to range between $20 billion and $40 billion annually. While there is no assurance the market will continue at these levels, we believe that the demand for ministry loans will continue to exceed available lending and financing sources for this sector. Our belief is based on our past experience from making loans in this market segment. Also, because the financial base and resources of church and ministry organizations has grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more financial institutions are now willing to originate, participate in or purchase loans in this market segment. As a result, a limited secondary market for these loans has developed among financial institutions.  We are an active participant in that market.  In addition, since the advent of the global credit crisis in 2008, some church bond underwriters and ministry finance lenders who had previously originated church and ministry mortgages have now left or curtailed their activities in this market, leaving greater opportunities for lenders with access to reliable funding.

As a result of these events, during 2009 we focused on the following major initiatives:

(i)        enhancing our profitability to enhance the value of the investment of our equity investors;

(ii)       improving our liquidity and the strength of our balance sheet;

(iii)     developing capital funding sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities; and

(iv)     expanding the scope of revenue generating services we provide to make us less dependent on a favorable net interest rate margin from our mortgage loan investments.

Asset Quality

As of March 31, 2010 , all of our mortgage loan investments are serviced by ECCU and subject to ECCU’s collection policies.   Under the terms of our servicing agreement with ECCU, we monitor each mortgage loan or participation interest we acquire to ensure full payments are received as scheduled.   We also receive monthly reports from ECCU regarding our mortgage loan investments, including delinquent loan status reports.   These status reports are included in monthly and quarterly reports management prepares for our Board.

Due to adverse economic conditions in the U.S., many churches have been materially impacted by high unemployment rates, foreclosures on homes owned by their members, collapsing real estate values and diminished net worths of their congregations and members.  Contributions to churches and ministries are especially sensitive to these economic trends facing the U.S.

CAPITALIZATION AND FUNDING

Investor Debt Securities

We have historically relied primarily on the sale of our debt securities to investors to fund our Mortgage Loan investments. We offer our debt securities on a continuous basis subject to compliance with applicable federal and state securities laws. Although we intend to continue to direct the sales of our debt securities to individuals, institutions, ministries and organizations associated with evangelical churches and church associations, denominations and organizations, we may in the future engage investment banks to underwrite debt securities and distribute those securities to their clients.

The majority of our outstanding debt securities are due and payable six months to twelve months from the date of their issuance. See "Risk Factors". We are able to accurately budget our cash needs at least 90 days in advance. We believe we will continue to adequately provide liquidity through our existing cash and credit facilities and/or, if necessary, the sale or hypothecation of Mortgage Loan investments.

In general, there is no limitation as to the amount of debt securities we may issue with the same or proximate maturity dates. However, we are subject to continuing covenants under certain of our debt securities, including the Notes, restricting the amount of debt we can incur. Our default under one or more of these covenants would allow these creditors to, among other things, declare the entire unpaid balance of their debt immediately due and payable. These covenants are intended to assure that, at any such time, our tangible assets will be substantially in excess of our debt obligations.

At March 31, 2010 , our outstanding investor notes totaled $ 70.9 million, as compared to $ 69.5 million as of December 31, 2009.   While 74 % of our investors renewed their notes in 2010 , as compared to 79% and 76% in 2009 and 2008 , respectively, our liquidity could be significantly impacted if a substantial note investor requests a withdrawal that we are required to honor. We are not required to honor all such requests. As of March 31, 2010 , 55% of our debt securities will mature within the following twelve months, as compared to 55 % of our investor debt securities held at December 31, 2009.

Our Non-Mortgage Loan Investments

In addition to traditional Mortgage Loans, we also from time to time invest in other credit extension arrangements, such as providing letters of credit or other financial instruments as security for loans. We may also make unsecured loans to ministries or churches with established credit. The total amount of unsecured, non-guaranteed loans will not constitute a material portion of our total loan portfolio.

With the availability of financing and mortgage-backed loan facilities being curtailed as global financial markets adjust to a lack of liquidity in credit markets and the uncertainty of pending U.S. financial reform legislation, we have primarily relied upon generating profits from our mortgage loan investments. Growth in our investment portfolio and expansion of origination and loan participation investments in member business loans originated by credit unions will necessarily depend upon raising additional capital and/or obtaining new borrowing facilities.

Prior to launching MPF in October 2007, we primarily relied on selling debt securities and raising funds from our equity owners to generate the capital sources needed to fund our mortgage loan investments. By entering into the Members United and BMO Facility credit arrangements in late 2007, we were able to rapidly increase our mortgage loan investments and benefit from the favorable net interest rate margin we were carrying on our mortgage loan investments held in MPF. As a result of adverse economic conditions facing U.S. and global financial institutions in 2008, both of our institutional lenders sought to reduce their exposure under these credit facilities. The rapid paydown and retirement of the BMO Facility, in particular, has heightened our need to find alternative sources of capital, including increasing sales of our debt securities.

In addition, a substantial portion of our favorable net interest margin earned in 2008 and 2009 was generated from our BMO Facility due to a higher weighted average yield on the mortgage loan assets held in this facility and favorable borrowing costs we paid on the facility. With the termination of our BMO Facility on November 30, 2009, we will need to increase the mortgage loan investments and expand other revenue sources.

Loan Brokerage and Support Services

We are developing new revenue generating services we can provide as a result of our knowledge, expertise and experience in the church mortgage lending business. We formed a wholly-owned taxable C corporation subsidiary, MP Realty Services, Inc., a California corporation on November 13, 2009 (“MP Realty”). MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker under corporate identification number 01526509.

Our Subsidiary, MPF, and Possible Securitization Transactions

We formed MPF to pursue our strategy of obtaining funding by purchasing and warehousing church and ministry mortgage loans and reselling them in securitized debt transactions. Upon formation, MPF obtained the $150 million BMO Facility and, at December 31, 2008, had used borrowings under this credit facility to acquire approximately $122.7 million of mortgage loans. However, due to subsequent and continuing deterioration of the market for securitized debt transactions, we have been unable to implement this strategy because MPF has been unable to complete any securitized debt transactions.

In May 2009, we began selling MPF's loan portfolio assets to pay down the BMO Facility, and we paid off and terminated the facility on November 30, 2009, using $24.6 million of the $28 million credit facility we entered into with WesCorp under the WesCorp Loan. We pledged approximately $59.2 million of MPF's mortgage loans released as security for the BMO Facility upon its repayment as collateral for the WesCorp Loan. We plan to maintain MPF for possible future use as a financing vehicle to effect securitized debt transactions. MPF's ability in the future to successfully complete securitized debt transactions will depend, in large part, on prevailing financial market conditions, which, in recent months, have been adversely affected by various economic developments, including the subprime mortgage crisis.

Our Employees and Facilities

Effective as of January 1, 2009, we renewed our staffing agreement with Administaff Companies, II, L.P. for personnel and administrative services.   At March 31, 2010 , we had a total of thirteen full-time employees we engage under this arrangement.   None of our employees are covered by a collective bargaining agreement, and we believe that we have an excellent relationship with our employees and staff.

We currently rent our offices (approximately 4,970 square feet of rentable space) from ECCU under the terms of an office lease dated November 4, 2008. The lease has an initial term of five years and we have an option to renew for two additional periods of five years each. Our base rent under this lease is currently $9,443 per month.

Our Credit Facilities

Members United Credit Facilities. On October 12, 2007, we entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to our Member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which we refer to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit. The $50 million facility was amended on May 14, 2008 to allow us to borrow up to $100 million through the revolving line of credit. We refer to this as the “$100 Million CUSO Line.” Both credit facilities are secured by eligible Mortgage Loans. We used the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for Mortgage Loan investments.   The draw periods for both of these facilities have expired.

Each credit facility is a secured, recourse obligation. We must maintain collateral in the form of eligible Mortgage Loans, as defined in the line of loan documents, based on a maximum margin of 90%. This means we must maintain eligible collateral equal to 1.11 times the loan balance. At December 31, 2008, approximately $100.1 million of loans were pledged as collateral for the $100 Million CUSO Line and approximately 11.4 million of loans were pledged as collateral for the $10 Million LOC. On May 21, 2009, we pledged 21 Mortgage Loans in the total principal amount of $21,902,034 as substitute collateral for the Mortgage Loan participation interests we previously sold to Western as described below, which interests previously secured the $100 Million CUSO Line.

The loan documents for these credit facilities contain affirmative covenants that are typical for these types of loans, including requirements that we keep our collateral free of liens and encumbrances, timely pay the amounts due under the facility and provide current financial statements and reports to the lender. Other covenants prevent us from selling all of our assets, from consolidating with or merging into another entity, from impairing or incurring a lien on the collateral securing these loans or from incurring certain additional indebtedness.

On August 27, 2008, we borrowed the entire $10 million available on our $10 Million LOC at a rate of 3.47%.  This credit facility expired on September 1, 2008. As a result, it was converted to a term loan with a maturity date of August 26, 2011. This loan bears interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points. The interest rate on this loan is reset monthly. As of December 31, 2008, there was a $10.0 million outstanding balance on this loan.

The $100 Million CUSO Line will expire on September 1, 2012. This loan requires interest-only payments during the draw period at the fixed offered rate set by Members United, or at a variable rate indexed to the Federal Funds rate at our option. At December 31, 2008, the unpaid balance on this credit facility was $89.9 million, and the weighted average interest rate on the facility draws that have been made under the facility was 4.33%. Since the expiration of the draw period on April 3, 2009, Members United has had the right to require us to convert the outstanding balance of this loan to a fixed loan having a 5-year term and require payments of principal and interest on a 30-year amortization at a rate of interest to be set by Members United. The lender has not yet required the loan to be termed and is continuing to require interest only payments. We are actively negotiating with the lender for acceptable interest rate provisions in connection with the planned terming of the loan. Until an agreement is documented, we face uncertainty as to future payment requirements under this loan. Please see “Management's Discussion and Analysis of Financial Condition and Results of Operations” for a further discussion of this borrowing facility.

In the event of default, the lender may call the entire balance of the loan due and payable, upon which event the lender will have available all remedies provided under applicable law, including the right to foreclose on the collateral. In addition to our failure to pay any amount due and payable under the loan within the prescribed grace period, events of default include our suffering of any judgment or attachment in excess of $250,000; a material change in our financial condition, business or operations; or our failure to make any payment of debt due and owing to another creditor in the aggregate of more than $500,000. The loan is full recourse and upon default the lender may seek recovery of the loan balance and its related costs against the collateral and/or us.

WesCorp Loan. On November 30, 2009, we funded a $28 million loan from WesCorp. WesCorp is a credit union whose members are credit unions and CUSOs. We used approximately $24.63 million of this loan (the “WesCorp Loan”) to pay off and retire our former BMO Credit Facility, which we have repaid in full. We used the remainder of this loan for working capital. We intend to repay the WesCorp Loan by its maturity date using the proceeds from the sale of our additional debt securities, a replacement credit facility, and/or the sale of the collateral pledged to secure this credit facility.

This credit facility loan bears interest at the fixed rate of 3.95%. The loan is payable in monthly installments equal to accrued interest plus a principal payment of $116,667 until the maturity date, March 30, 2012, when the entire balance of principal and interest is due and payable. We have the right to prepay the loan in whole or in part at any time with a prepayment penalty equal to the prepayment rate assessed against the amount of the prepayment for the time remaining from the prepayment date to the maturity date.

This loan is secured by the approximately $60.5 million of mortgage loans we previously pledged to secure our previous BMO Credit Facility. Thus, the loan is initially secured by excess collateral of approximately $32.5 million. This amount of excess collateral will decrease as we receive amortized payments of principal and interest from the mortgagors of these pledged Mortgage Loans, which we are entitled to receive and use so long as we are not in default under the WesCorp Loan. We are obliged upon the lender’s request to replace a pledged mortgage loan if it becomes materially impaired. We are otherwise under no obligation to replace a pledged mortgage loan, unless it is sold or is prepaid. We may replace a pledged mortgage loan either by pledging a mortgage loan having an equal unpaid principal balance or with cash of an equivalent amount. Upon any prepayment, collateral having an equal unpaid principal balance will be released, and all of the remaining collateral will be released upon full repayment of the loan. Thus, until the WesCorp Loan is retired in full, we do not have a right to require the release of the excess collateral.

Under the loan documents, we make covenants customarily required by lenders for commercial loans of this kind, including covenants regarding our authority and compliance with applicable law, and we agree to deliver future financial statements, provide insurance for coverage for the collateral, provide for adequate servicing of the collateral, and to give the lender at least 30 days’ prior written notice before we enter into any additional or replacement line of credit with an institutional or commercial lender that would replace, in whole or in part, our Members United credit facilities. We also make certain negative covenants, including our not entering into certain transactions without the lender’s prior consent, including mergers and material changes in our Members United credit facilities. In addition, we covenant to maintain a debt-to-tangible net worth ratio of not greater than 15 to 1 as determined in general under GAAP, with certain exceptions including the exclusion from total liabilities of any unsecured debt securities with a maturity date after March 30, 2012.

In the event of default, the lender may call the entire balance of the loan due and payable, upon which event the lender will have available all remedies provided under applicable law, including the right to foreclose on the collateral. In addition to our failure to pay any amount due and payable under the loan within the prescribed grace period, events of default include our suffering of any judgment or attachment in excess of $250,000; a material change in our financial condition, business or operations; or our failure to make any payment of debt due and owing to another creditor in the aggregate of more than $500,000. The loan is full recourse and upon default the lender may seek recovery of the loan balance and its related costs against the collateral and/or us.

Our Former BMO Credit Facility. On October 30, 2007, MPF entered into the BMO Credit Facility with Fairway Finance Company, LLC and BMO Capital Markets Corp. for the purposes of purchasing and warehousing qualifying mortgages for resell through securitized debt transactions. Under the applicable loan documentation, MPF was scheduled to commence its first securitized debt transaction by October 30, 2008. Due to subsequent and continuing adverse developments in the mortgage backed securities markets, MPF has been unable to complete any securitized debt transactions. The parties subsequently amended the terms of this loan to MPF's orderly repayment of the loan. On November 30, 2009, we repaid the approximately $24.63 million balance on the BMO Credit Facility with proceeds borrowed under the WesCorp Loan and retired this loan.

OUR LENDING ACTIVITIES

Loan Origination, Acquisition and Underwriting

For any church mortgage loans that we or our wholly-owned subsidiary, MPF, acquire from ECCU, we rely upon ECCU's underwriting capabilities and experience in providing church and ministry related financing.  Historically, we have relied upon ECCU's extensive experience as an originator and underwriter of mortgage loans in making our mortgage loan investments. We are expanding our in-house staff, improving our operational systems and loan origination capabilities and are progressively reducing our reliance on ECCU to originate, underwrite and service our mortgage loan investments.  If we originate a loan, we receive an origination fee and loan processing fee at the inception of each loan. For any mortgage loans and participation interests we purchase from ECCU, we review ECCU's underwriting and apply our internally developed underwriting criteria in purchasing a loan or loan participation interest from ECCU.  We have also increased our in-house staff and have devoted more resources to originating loans. We rely upon internally developed loan and investment policies in originating our church loans.

Servicing

ECCU acts as our primary servicing agent for such loans under a servicing agreement. ECCU has been making mortgage loans for ministry related projects for over 40 years and has originated and currently provides loan servicing arrangements for more than $2.1 billion in mortgages held by investors, we have relied upon ECCU’s successful record in underwriting profitable and performing mortgage loans and have entered into a servicing agreement with ECCU for our mortgage loan investments. At March  31, 2010 , ECCU was servicing 152 loans for us, which totals approximately $ 197.8 million in loan principal outstanding. We are expanding our loan investment activities to include arrangements with other credit unions that originate church and ministry loans. In that instance, the originating credit union may continue to service any loan we purchase under such an arrangement. Also, our implementation of an enterprise resource planning system in 2010 will enable us to process, record, transmit and account for all financial and operational data for the benefit of other credit unions, finance lenders, churches, financial institutions and investors. With these additional capabilities, we will be able to expand our loan servicing capabilities.

Our Loan Investment Portfolio

We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry-related properties. Generally, our mortgage loans are secured by first liens, but under limited circumstances, we may invest in loans secured by junior liens. The payment of our mortgage loan investments is not insured and, in general, is not guaranteed by any person or by any government agency or instrumentality. We must, therefore, look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required. Some of our mortgage loan investments are partial participation ownership in a mortgage loan, whereby we own an undivided interest in the loan investments with other institutions. Generally, our percentage of our ownership interest in our mortgage loans has ranged from 1.0% to 100%. Joint ownership allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our mortgage loan investment portfolio.

Set forth below are the amounts of our cash and loan investments at March 31, 2010 and December   31, 2009 and 2008 (dollars in thousands).

	Three Months Ended March 31, 2010	Year Ended December 31,
		2009	2008
Assets
Cash	$12,182	$9,980	$14,889

Loans, net of allowance for loan losses of $1,798 at March 31, 2010 and $1,701 and $489 at December 31, 2009 and 2008, respectively	195,434	196,858	257,176

Accrued interest receivable	887	956	1,374

Set forth below are the amounts we invested in each category of loan at March 31, 2010 and December 31, 2009 and 2008 (dollars in thousands).

	March 31, 2010		December 31, 2009		December 31, 2008
Loan Category	Amount	Percent of Portfolio	Amount	Percent of Portfolio	Amount	Percent of Portfolio
Commercial Mortgage Loans	$194,377	98%	$194,068	97.5%	$254,869	98.8%
Construction Loans	1,449	1%	3,052	1.5%	1,042	0.4%
Unsecured Commercial Loans	1,952	1%	2,002	1.0%	2,000	0.8%
Total	$197,778	100%	$199,122	100.0%	$257,891	100.0%

Our Net Interest Income and Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on our investor notes and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

Please see the discussion under the section “ Management Discussion and Analysis of Financial Condition −   Results of Operations ” for information regarding our historical interest costs, interest income and yields realized on our mortgage loan investments for the three months ended March 31, 2010 and for the years ended December 31, 2009 and 2008.

Loan Maturities

The following table sets forth the future   payments of our mortgage loan portfolio at March 31, 2010.
	Dollar Amount of Mortgage Loan Payments by Years
	2010	2011	2012	2013	2014	After 2014
Mortgage Loan Portfolio at:
March 31, 2010	$35,112	$38,803	$45,470	$70,495	$1,950	$5,948

Included in the table above are two adjustable rate loans for $1,839 thousand due in 2010, and one adjustable rate loan for $2,485 thousand due in 2012.

Diversification of Our Mortgage Loan Portfolio

The following table sets forth, at March 31, 2010 and December 31 , 2009 and 2008 , each state in which: (i) the unpaid balance of our mortgage loans was 10% or more of the total unpaid balance of our mortgage loan portfolio; and (ii) the number of our mortgage loans was 10% or more of our total mortgage loans (dollars in thousands).

	California
	March 31,	December 31,
	2010	2009	2008

Unpaid Balance of Mortgage Loans	$52,472	$54,267	$78,814
Percent	26.53%	27.25%	30.56%

Number of Loans	42	43	57
Percent	27.63%	28.10%	30.98%

	Texas
	March 31,	December 31,
	2010	2009	2008

Unpaid Balance of Mortgage Loans	$23,680	$22,234	$24,042
Percent	11.97%	11.17%	9.32%

Number of Loans	14	13	13
Percent	9.21%	8.50%	7.07%

Impaired Loans and Allowance for Loan Losses

An “impaired loan” is an accounting term which generally means a loan investment which management judges the Company will likely not recover.   An impaired loan is defined as a loan on which, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Impaired loans include delinquent loans, loans on non-accrual status and all restructured loans, regardless of the loan’s interest accrual status. We use the terms impaired loan and “non-performing loan” interchangeably in the discussion below.

A "delinquent loan" is a loan which is 90 days or more past due. We treat a delinquent loan as an impaired loan. A "restructured loan" means a delinquent loan or an otherwise troubled loan for which we have given the troubled borrower concessions, generally with respect to payment accruals and/or maturity date extensions, which we would not have given the borrower upon making the loan. A restructured loan may or may not be on non-accrual status. We treat a restructured loan as an impaired loan.

We "charge off" or "write off" a loan against our allowance or reserve for loan losses when we believe the uncollectibility of the loan balance is confirmed. In most cases, this directly correlates to the completion of foreclosure proceedings on the collateral.

Delinquent Loans

Over the past year, we have experienced fluctuating but generally increasing rates in delinquencies on our mortgage loan investments. Since the beginning of 2009, delinquency rates have ranged from approximately 1.06% to 6.08 % of the total amount of our mortgage loan investment portfolio. We report a mortgage loan as delinquent if it is 90 days or more in arrears. At March 31, 2010, 6.08 % of our portfolio qualified as delinquent. We have adopted a proactive approach in responding to delinquencies in our loan portfolio. Our servicing agent, ECCU, or our staff makes direct contact with the borrower within ten (10) days of an initial late payment. If the situation progresses to 30 days or more, we follow up with an onsite visit to discuss the borrower’s circumstances and how the borrower can bring the loan current.

In the event that an acceptable workout or restructure of a delinquent mortgage cannot be reached, we, through ECCU, will generally proceed with a foreclosure proceeding on any collateral securing the loan. As of March  31, 2010 , we have initiated four foreclosure actions on mortgage loans which we own or hold a participation interest, representing $9.2 million in outstanding indebtedness. Since inception, we have had no loan losses that have been charged off on our mortgage loan investments. In addition, we have never taken an ownership interest in real property or collateral after a foreclosure has been initiated and no judicial or foreclosure sales have been held on any mortgage we have acquired or originated.

Restructured Loans

From time to time, we have restructured a mortgage loan in light of the borrower's circumstances and capabilities. Our policy is to agree to restructure a loan only if it does not result in a forgiveness or reduction of the principal amount owed on the loan. We classify a loan as a restructured loan when we make concessions we would not otherwise consider if offering a loan to a borrower. A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis.

The following table shows the number and balance of restructured loans in our mortgage loan portfolio, as well as the percentage of our total portfolio those loans represented and the amount of allowance for loan losses associated with restructured loans at March 31, 2010 and December 31 , 2009 and 2008 (dollars in thousands).

	March 31,	December 31,
	2010	2009	2008

Number of restructured loans	10	12	2
Balance of restructured loans	$17,042	$20,748	$2,285
Percentage of loan portfolio	8.62%	10.42%	.89%
Allowance for loan losses associated with restructured loans	$210	$275	$0

In the current economic market, loan restructures often produce a better outcome for our loan portfolio than a foreclosure action. Given our specialized knowledge and experience working with churches and ministries, entering into a loan modification often enables the borrower to keep their ministries intact and avoid foreclosure.  With a successful loan restructure, we avoid a loan charge-off and protect the interests of our investors and borrowers we serve.

The delinquency and default rates we are currently experiencing, while higher than historical levels, are within our manageable limits, and the delinquency rates on our mortgage portfolio appear to have stabilized. We believe we have established adequate levels of reserves for any foreseeable losses, and we continue to evaluate the adequacy of such reserves in the light of current economic and operational conditions.

Allowance for Loan Losses

We have established a provision for loan losses which is an allowance or reserve for loan losses through charges to earnings. When we judge a loan to be uncollectible, it is charged off against this reserve. When a loan is classified as impaired, the allowance is increased to the extent the loan's discounted cash flows (or the loan's collateral or observed market price) is lower than the carrying value of the loan. Any subsequent recovery is credited to this reserve. Since inception, we have never recorded a charge-off on our mortgage loan investments. As a result, we have no historical loss experience to assist us in assessing estimated future losses.

Our management monitors our allowance for loan loss on an ongoing basis. Our management examines the performance characteristics of our portfolio loans, including charge-offs, delinquency ratios, loan restructurings and modifications and other significant factors that, in management's judgment, may affect our ability to collect loans in the portfolio as of the evaluation date. In 2009, we also added a factor relating to the portion of our loan portfolio that is held in a loan participation interest. The net effect of adding this factor in our analysis for 2009 resulted in an increase in the allowance for loan losses reflecting the greater risk of loss associated with holding a loan participation interest in which we do not serve as the lead lender for the loan.

Our management also evaluates our allowance for loan losses based upon a review of individual loans in our loan portfolio. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows we expect to receive on an impaired loan that may be susceptible to significant change. Once a loan becomes a delinquent or non-performing loan, the borrower reports a material adverse financial condition or we determine that the value of the collateral underlying an impaired loan has substantially declined, we assess all information available to us to determine the estimated loss for a particular loan. We monitor these individual impaired loans on a regular basis.

If we restructure a loan, we establish an allowance for loan loss for that individual loan based on the difference between the net present value of the future receipt of cash payments from the restructured loan discounted at the original interest rate of the loan as compared to the carrying value of the loan. As the restructured loan performs according to its modified terms, the allowance for loan loss on that individual loan is amortized into interest income over the life of the loan.

For 2009, our provision for loan losses was $1. 798 million, or 0.91 % of our total loan portfolio.   Assessing the adequacy of our allowance for loan losses is inherently subjective as it requires us to make material estimates, including the amount and timing of future cash flows we expect to receive on impaired loans that may be susceptible to significant change.   In the opinion of management, the allowance, when taken as a whole, reflects all known and inherent credit losses in our mortgage loan portfolio at March 31, 2010.

Non-performing Loans

The table below sets forth the amounts and categories of non-performing assets in our portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest becomes doubtful or other factors involving the loan or the borrower warrant placing the loan on non-accrual status. Non-accrual loans represent loans on which interest accruals have been discontinued. Troubled debt restructuring (or "restructured loans"), which are accounted for under Accounting Standards Codification ("ASC") 310-44, are loans which include renegotiated loan terms to assist borrowers who are unable to meet the original terms of their loans. Such modifications may include a lower interest rate, an extension of the maturity date or reduction in accrued interest. All troubled debt restructurings (restructured loans) are initially placed on non-accrual status regardless of whether the loan was performing at the time it was restructured.

The following is a summary of our non-performing mortgage loans at March 31, 2010 and December 31, 2009 and 2008 (dollars in thousands):

	March 31,		December 31,
	2010		2009		2008

Non-accrual loans	$21,373	1	$25,337	2	$2,700
Loans 90 days or more past due and still accruing	--		--		--
Restructured loans on accrual status	5,808		3,714		2,287
Total non-performing loans	$27,181		$29,051		$4,987

Non-performing loans as a percentage of total loans	13.7%		14.6%		1.9%

1Includes $ 11.2 million of restructured loans on non-accrual status.
2Includes $17.0 million of restructured loans on non-accrual status.

For the three months ended March 31, 2010 and for  the year ended December 31, 2009, gross interest income which would have been recorded had the non-accrual loans been current in accordance with their original terms amounted to $ 190 thousand and $ 397 thousand , respectively . Interest in the amount of $ 0 and $ 208 thousand , respectively,  was included in income during  the respective period  on such loans through the accretion of loan discount arising from capitalized interest, and the accretion of the specific reserve arising therefrom and net present value impairment. We monitor our non-performing loans on an ongoing basis as part of our loan review and work-out process. The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.

As of March 31, 2010, three  of our non-performing loans were the subject of foreclosure proceedings. We have set aside a reserve of $ 722 thousand for these  three loans. We are actively working with ECCU and the borrower in each of these foreclosure actions in an effort to minimize any losses on these loans. Since inception, we have never had a foreclosure sale or judicial sale ordered on a loan we have acquired or originated.

Type of Loans

We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry related properties. Generally, our loans are secured by first mortgage liens, but we may invest in loans secured by second liens or which are guaranteed junior secured obligations, or in unsecured loans, if such loans meet our loan criteria.

Permanent Loans

We acquire or originate mortgage loans that may have an adjustable interest rate or fixed rate. The term for a mortgage loan may not exceed 30 years and the maximum loan to value ratio may not exceed 90%.

Construction Loans

Construction loans may be made to finance the construction or restoration of facilities for schools, worship facilities or ministry related purposes. These loans normally will have a final maturity that will not exceed five years, with a construction draw period that will not exceed 12 months. In most instances, construction loans are interest-only on the outstanding balance drawn for construction. Under our Church and Ministry Loan Policy, the maximum loan to value ratio for a construction loan is 90%.

Participation Interests

From time to time, we also invest in participation interests in secured mortgage loans, whereby we own an undivided participation interest in a mortgage with a credit union or other lender. By investing in a participation interest, we can participate in a larger loan investment and diversify our mortgage loans investment portfolio while minimizing our exposure to the aggregate amount of the loan. When we invest in a “participation interest”, we purchase an undivided interest in a loan that has been originated by a credit union and we share principal and interest payments received from the borrower in an agreed upon manner. When we purchase a participation interest, the purchase transaction is governed by a participation agreement entered into by the originator and the participant containing guidelines as to ownership, control and servicing rights.  In most instances, the originator retains all rights with respect to enforcement, collection and administration of the loan.  When we enter into a participation agreement with ECCU, we may have more limited access to the borrower and ECCU is generally entitled to exercise discretionary power in administering performing loans and undertaking collection efforts in connection with any of its non-performing loans.   At March 31, 2010 , approximately $ 68.8  million, or 34.8 % of our total loan portfolio, consisted of loan participations we purchased from ECCU.

Line of Credit

We may make line of credit arrangements available to borrowers to meet their temporary working capital needs.  The term of such arrangements typically will not exceed one year and provide for minimum interest payments during the term of the loan. For loans made to members of credit unions that are secured by real property, accounts receivable, and/or inventory, the maximum loan to value ratio is 90% based upon the current value of the collateral.

Letters of Credit

Under our Church and Ministry Loan Policy, we are authorized to issue letters of credit granting the person named in the letter the right to demand payment from us for up to a specified amount provided the conditions set out in the letter are met.  We require that a letter of credit be fully secured by funds on deposit or restricted funds on a line of credit with a draw period on the line of credit that meets or exceeds the draw period on the letter of credit.

Our Loan Policies

Historically, we have relied upon ECCU to originate a sufficient supply of mortgage loans made to churches, schools, ministries and other non-profit corporations to purchase land, develop facilities, construct or renovate worship facilities or refinance existing indebtedness. Because ECCU has been making mortgage loans for ministry related projects for over 40 years, we have relied upon ECCU's successful record in underwriting profitable and performing mortgage loans and have contracted with ECCU to service such loans.

In recent years, we have expanded our operations to include our own independent loan origination activities, offering loans with fixed and variable interest rates. We receive an origination fee and loan processing fee at the inception of each loan. These fees may be added to the principal amount of the loan or paid at closing of the loan. Our loan underwriting process involves a review and analysis of the church or ministry's financial operation, the strength of the organization's leadership team, prior history, financial capability, value of collateral and general creditworthiness.

Our Mortgage Loan Investment Standards

Our policy is to require each of our mortgage loan investments to meet the following criteria:

•
Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, "cash flow" includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the mortgage loan may not exceed a reasonable percentage of the borrower's cash flow over the expected term of the loan.

•	Term of Loan. The remaining term of each mortgage loan must be thirty (30) years or less from the date we acquire or originate the loan.

•	Priority of Secured Interest. The mortgage loan must be evidenced by a written obligation and must be secured by a deed of trust on the mortgaged property.

•
Funding Escrow. Mortgage loans must be funded through a formal escrow in a customary manner in order to assure that we receive good title to our security interest in the loan at the time the loan is funded.

•
Value of Security. Each mortgage loan must be secured by real property for which there is available for review a recent independent appraisal or other independent valuation which supports the value of the property.

•	Title Insurance. Each mortgage loan must be covered by a standard lender's title insurance policy.

•
Application of Loan Proceeds. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, loan proceeds must be available only for expenditures on account of the project for which the loan was made.

•	Inspection. We, the original lender, or the lender's representative must have made a personal on-site inspection of the property securing the loan.

•
Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular mortgage loans, including earthquake, flood and environmental hazard insurance.

•
Lines of Credit and Letters of Credit. Our typical mortgage loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are typically secured by real property or funds pledged by the borrower.  We require that our Loan Investment Committee approve the transaction.

•	Credit Union Members. Loans can be only made to credit union members or our investors, unless otherwise permitted by our Church and Ministry Loan Policy.

•
Location of Collateral.  Each mortgage loan must be secured by real property located in the United States.  Unsecured loans may be made without a geographical limitation provided that all payments are made in U.S. dollars and the financial statements of the borrower are in English.

•
Loan Limits.  The aggregate total of all construction loans or loans secured by junior liens on real property may not exceed 200% of our tangible net worth. The maximum aggregate amount of any loan or loans to one borrower (or to related entities) may not exceed 25% of our tangible net worth. The maximum aggregate amount of unsecured loans to any one borrower may not exceed 10% of our tangible net worth.  For any loan that exceeds 25% of our tangible net worth or 5% of our loan portfolio, whichever is less, the loan must be approved by our managers prior to funding.

All loan applicants must complete an application and provide suitable documentation demonstrating an ability to repay the loan and submit this application to our offices in Brea, California. For new loans greater than $500,000, we or our designated representative will conduct a site visit to inspect the collateral and conduct our due diligence review of the applicant. Each loan must meet our Church Ministry and Loan Policy guidelines.

With our conversion from a corporation to a limited liability company, effective as of December 31, 2008, our business and affairs are governed by our Board.  Our Board establishes our loan policies and reviews them periodically. Our Board has established a Credit Review Committee to review and carry out our loan policy. The Credit Review Committee may approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less.  For loans exceeding the threshold, our Board has established an Investment Committee that reviews our loans and loan requests which exceed certain prescribed limits under our loan policies. Our designated loan officers and our President are authorized to make loans within these limits. Upon approval, we issue a written loan commitment to the applicant that specifies the material terms of the loan.

Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our mortgage loan investments. Our Board and management team monitor portfolio composition regularly and may, from time to time, establish guidelines for management regulating the fraction of the portfolio that may be invested in each risk category. We monitor the risk ratings of our mortgage loan portfolio on a regular basis.

Our Rollover Policy

We offer to renew, re-underwrite or otherwise continue (i.e. roll over) a maturing loan on a case by-case basis, based on the terms of the maturing loan, the credit status of the borrower and our liquidity needs at the time. Prior to maturity, each loan is analyzed and re-underwritten to determine if it is a possible rollover candidate. Management then reviews our liquidity needs and conditions in determining whether to recommend to our Loan Investment Committee to roll over the loan.

Management of Our Mortgage Loan Portfolio

Liquidity Management

We have adopted a liquidity management plan in an attempt to reasonably assure the continued availability of liquid funds to repay our debt securities as they mature. Under this plan, we have estimated continued sources of cash, including cash reserves, reinvestment by our Investors based on reasonable reinvestment rate assumptions, and anticipated principal payments on our Mortgage Loan investments.

Since our inception, we have followed a policy of maintaining operational reserves in an amount which, together with our expected cash from operations and funds, including funds available from credit facilities, we judge to be sufficient to permit the timely payment of interest and principal on our debt securities. We intend to continue this policy but may, in our discretion, suspend or modify it at any time or from time to time in the future. Should these reserve resources be insufficient from time to time, it would be necessary for us to seek interim financing through additional credit facilities or to sell a sufficient amount of our Mortgage Loan assets in order to meet our cash flow demands.

Our Risk Rating Analysis

We have adopted a risk rating system for rating the risk of our Mortgage Loan investments. Our Managers and management team monitor portfolio composition regularly and may from time to time establish guidelines for management regulating the fraction of the portfolio that may be invested in each risk category. We update the risk ratings of our Mortgage Loan portfolio at least annually.

Sale or Hypothecation of Mortgage Loan Investments

In the event we are unable to continue to finance our investment activities through the sale of our debt securities, we may have to suspend further Mortgage Loan investment activities and we could terminate these activities permanently. Under these circumstances, we would liquidate our Mortgage Loan portfolio as necessary to repay any then outstanding debt securities as they became due. We believe that we could realize sufficient funds from our assets to repay any then outstanding debt on a timely basis because of our ability to determine our liquidity needs with reasonable certainty at least 90 days in advance, the nature and liquidity of our cash, our accounts receivable, our Mortgage Loan investments, the historic prices paid for secured loans comparable to our Mortgage Loan investments, and the availability of purchasers for our Mortgage Loans. While to date we have not tried to sell or hypothecate a significant amount of our Mortgage Loans, we have identified several potential purchasers or lenders who are credit unions, which on a regular basis purchase and/or sell participations of secured loans comparable to our Mortgage Loan investments.

On May 1, 2009, we entered into a Master Loan Participation Purchase and Sale Agreement with Western Federal Credit Union (“Western”), a federal credit union located in Hawthorne, California (the “Western Participation Agreement”).  Pursuant to the Western Participation Agreement, Western is authorized, but not obligated, to purchase loan participations from us on a non-recourse basis. When Western purchases a participation interest, a certificate is delivered and agreed upon which identifies the name of the borrower, the principal amount due under the loan, purchase price, interest rate, maturity date and participation percentage acquired under the loan. We have appointed ECCU to serve as our servicing agent for the initial pool of loans available for purchase under the Western Participation Agreement. Our agreement with Western includes standard representations and warranties for a loan participation purchase agreement that are typical for a transaction of this nature.  In addition, we are obligated to monitor the loans in which Western purchases a participation interest and alert Western of certain material events which might affect the financial condition of the borrower and collectability of the loan.

If we breach any of the representations or warranties under the Western Participation Agreement, we are obligated to repurchase the loan participation interest at an amount equal to the outstanding balance of such loan participation or substitute another loan participation interest as payment for such interest.  In the event of a default under the loan, we, Western, and ECCU are required to consult together in an effort to agree upon a mutually agreeable course of action.  If the parties are unable to agree upon a desired course of action, Western is entitled to purchase the outstanding undivided interest held in the loan, provided that Western holds at least a 50% interest in the loan.  In the event that the parties fail to agree on an acceptable course of action to address the event of default, we have the right, at our sole option, to repurchase Western's undivided interest in the principal, plus accrued interest, outstanding as of the date of repurchase.

On May 19, 2009, Western purchased 12 loan participation interests in the principal amount of $19.3 million under the terms of the Western Participation Agreement.  We used the proceeds from this sale, together with available cash, to purchase 21 mortgage loans from MPF in the principal amount of $21.9 million.  We then pledged these 21 mortgage loans to Members United to replace the participation interests in the portfolio we sold to Western.

Western is one of our Members and has been deemed a related party with respect to this purchase agreement. Our Board has ratified the Western Participation Agreement under the procedures provided for in our Related Party Transaction Policy.

Restrictions on Our Transactions Involving Interested Parties

The following are our policies regarding our engaging in transactions in which our Managers, officers and executive personnel have an interest:

•
Our board, officers and persons serving on our investment committee may not participate or seek to influence our decision to invest in a loan or transaction wherein that individual or a Member of his or her immediate family has any direct or indirect fiduciary or pecuniary interest. We may transact business with a board Member, committee Member, officer, or Member holding 5% or more of our voting membership interests, so long as the transaction is fair and equitable to us and is consistent with our policies generally applicable to similar transactions by us with unrelated parties. Any such transaction must be approved by a majority of our independent Managers and by a majority of all of our Managers not otherwise interested in the transaction, following full and complete disclosure of the person's or his affiliate's interest in the transaction.

•
No fee, commission, gift, rebate, or reciprocal arrangement of any kind or other inducement may be solicited or accepted by any officers, Managers, committee Members or employees in connection with our investments. Reciprocal arrangements include any discounts on merchandise or services, equity participation or any other form of consideration or compensation whatsoever except as permitted by our board as described above.

•
We may not purchase or participate in a Mortgage Loan where a portion of the amount of income to be received from the loan is tied to or contingent upon the revenues or income of the borrower or upon the appreciation in the value of the borrower's business.

Legal Aspects of Our Investments

Description of Legal Aspects

The Mortgage Loans are in the form of promissory Notes secured by deeds of trust or mortgages on real property or other assets. In general, these Notes require the borrower to pay principal and interest on specified dates. The deed of trust securing the Mortgage Loan generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes

In the event the principal and interest is not paid within a specified period, we must first then attempt to collect on the Mortgage Loan by foreclosing on the security. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the Mortgage Loan note. We must foreclose on the property under the deed of trust. Our ability to recover the value of the Mortgage Loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our Mortgage Loans are secured by property located in the State of California.

California, as does most states, imposes statutory prohibitions which limit the remedies of a secured lender. A secured lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured real property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a “purchase money loan”) or the loan is secured by the borrower's residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the Mortgage Loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions, including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its Mortgage Loan in the event of a default.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing Mortgage Loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of Mortgage Loans, including laws and regulations governing federal and state consumer protection, truth-in-lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of Mortgage Loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

Competition

Although the demand for church financing is both broad and fragmented, no one firm has a dominant competitive position in the market sector. We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to service this market sector. Many of these entities have greater marketing resources, extensive networks of offices and locations, larger staffs, and lower costs of operation in proportion to their size. We believe, however, we have developed an efficient, effective and economical operation that (i) specializes in identifying and creating a diversified portfolio of church Mortgage Loans that we or ECCU originate and (ii) preserves our capital base and generates consistent income for distribution to our note holders and equity investors.

We rely upon the extensive experience of our Managers and officers in working with ministry related financing transactions, loan origination, and loans to churches, schools, ministries and non-profit organizations. We also have access to the extensive knowledge and experience of ECCU's management team for guidance in providing loans to meet the unique needs of churches, ministries, schools and ministries. Our agreements with ECCU provide a steady source of Mortgage Loans that are originated or serviced by ECCU and also provide us with a network of relationships with ministry oriented investors, entities and organizations that are active in financing ministry related projects.

Regulation

General

As a CUSO, we are subject to the regulations promulgated by the National Credit Union Administration (“NCUA”) that apply to CUSOs.  As a CUSO, we primarily serve the interests of our credit union equity holders and members of such credit unions. We are also subject to various laws and regulations which govern: (i) credit granting activities; (ii) establishment of maximum interest rates; (iii) disclosures to borrowers and investors in our equity securities; (iv) secured transactions; (v) foreclosure, judicial sale and creditor remedies that are available to a secured lender; and (vi) the licensure requirements of mortgage lenders, finance lenders, brokers and financiers.

As a CUSO, we are limited in the scope of activities we may provide.  In addition, our federal credit union equity investors are permitted to invest in or lend to a CUSO only if the CUSO primarily serves credit unions, its membership or the membership of credit unions contracting with the CUSO.  While NCUA lacks direct supervisory authority over our operations, our federal credit union equity owners are subject to regulations which govern the rules and conditions of an investment or loan they make or sell to a CUSO.  In addition, state chartered credit unions must follow their respective state's guidelines which govern investments by a state chartered credit union. Our equity owners that are regulated by the California Department of Financial Institutions (“DFI”), in particular, must comply with DFI regulations that govern their investment in or loans they make to a CUSO.

Tax Status

Effective with our conversion from a corporate form of organization to an LLC organized under the laws of the State of California on December 31, 2008, we have chosen to be treated as a partnership rather than a corporation for U.S. tax law purposes. As a result, profits and losses will flow directly to our equity investors under the provisions of our governing documents. If we fail to qualify as a partnership in any taxable year, we will be subject to federal income tax on our net taxable income at regular corporate tax rates. As an LLC organized under California law, we are also subject to an annual franchise fee plus a gross receipts tax on our gross revenues from our California based activities if our income is in excess of $250 thousand per year. In November 2009, we formed MP Realty as a California corporation to provide loan brokerage and other real estate services. MP Realty was organized as a C corporation under the Internal Revenue Code and, as a result, will be subject to state and federal income taxes on its earnings.

Congress has also held hearings examining the tax exempt status of credit unions and CUSOs, including CUSOs that are organized as an LLC. As Congress continues to consider tax legislation affecting financial institutions, credit unions and CUSOs, we will continue to monitor the effect of any tax and legislative changes that affect our operations.

Regulation of Mortgage Lenders

Congress is currently considering various financial regulatory reform proposals. If new legislation is enacted, the regulation and operations of financial institutions and bank holding companies will be significantly impacted. While the primary thrust of proposed legislation is directed to financial depository institutions that hold a national or state bank charter, we will continue to monitor the effect of financial regulatory reform proposals on our business. Any legislative or regulatory change enacted at the federal level in the future could affect our method of operations and financial condition.

We conduct loan originating activities for churches and related ministry projects. Many states regulate the investment in or origination of mortgage loans. Under the California Finance Lender's Law, no lender may engage in the business of providing services as a "finance lender" or "broker" without obtaining a license from the California Department of Corporations (“DOC”), unless otherwise exempt under the law.  We conduct our commercial lending activities under California Finance Lender License # 603F994.

As a finance lender, we are licensed with DOC and file reports from time to time with DOC. Accordingly, DOC has enforcement authority over our operations as a finance lender, which includes, among other things, the ability to assess civil monetary penalties, issue cease and desist orders and initiate injunctive actions. We also are subject to licensing requirements in other jurisdictions in connection with our mortgage lending activities.  Various laws and judicial and administrative decisions may impose requirements and restrictions that govern secured transactions, require specific disclosure to our borrowers and customers, establish collection, foreclosure, and repossession standards and regulate the use and reporting of certain borrower and customer financial information.

As we expand our loan originations outside of the state of California, we will need to comply with laws and regulations of those states. The statutes which govern mortgage lending and origination activities vary from state to state. Because these laws are constantly changing, due in part, to the challenge facing the real estate industry and financial institutions from residential lending activities, it is difficult to comprehensively identify, accurately interpret and effectively train our staff with respect to all of these laws and regulations. We intend to comply with all applicable laws and regulations wherever we do business, and will undertake a best efforts program to do so, including the engagement of professional consultants, legal counsel, and other experts as deemed necessary by our management.

Loan Brokerage Services

In 2009, we created a new subsidiary, MP Realty, which will provide loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. The California Department of Real Estate issued MP Realty Services, Inc. a license to operate as a Corporate Real Estate Broker on February 23, 2010, under Corporate Identification Number 01526509. As we expand our loan brokerage activities to other states, we may be required to register with these states as a commercial mortgage broker if we are directly or indirectly marketing, negotiating or offering to make or negotiate a mortgage loan.  We intend to monitor these regulatory requirements as necessary in the event MP Realty provides services to a borrower, lender, broker or agent outside the state of California.

Environmental Issues Associated with Real Estate Lending

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), a federal statute, generally imposes strict liability on all prior and current "owners and operators" of sites containing hazardous waste. However, Congress acted to protect secured creditors by providing that the term "owner and operator" excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this "secured creditor exemption" has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for clean-up costs on contaminated property that they hold as collateral for a loan. To the extent that legal uncertainty exists in this area, all creditors that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property. In addition, state and local environmental laws, ordinances and regulations can also impact the properties underlying our mortgage loan investments.  An owner or control party of a site may also be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Privacy Standards

The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 (“GLBA”) modernized the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. We are subject to regulations implementing the privacy protection provisions of the GLBA. These regulations require us to disclose our privacy policy, including identifying with whom we share "non-public personal information" to our investors and borrowers at the time of establishing the customer relationship and annually thereafter. The State of California's Financial Information Privacy Act also regulates consumer's rights under California law to restrict the sharing of financial data.

Patents, Trademarks and Licensing

We do not rely upon any significant patent, trademark, license or franchise to operate our business.  We own the rights to the trademarks “Ministry Partners Investment Corporation®” and “Ministry Partners®” and design and have obtained U.S. trademark registrations for both marks with the U.S. Patent and Trademark Office.  We also have filed for and expect to receive a U.S. trademark registration for the mark “Ministry Partners Investment Company”.

MANAGEMENT

Our Managers and executive officers are as follows:

Name	Age	Positions
Mark G. Holbrook	59	Chairman of the Board of Managers, Chief Executive Officer
Billy M. Dodson	49	President, Assistant Secretary
Van C. Elliott	72	Secretary, Manager
Susan B. Reilly	53	Vice President of Finance and Principal Accounting Officer
Robert Schepman	70	Vice President Lender Relations
Harold D. Woodall	64	Vice President for Lending
Arthur G. Black	70	Manager
Juli Anne S. Callis	56	Manager
Jeffrey T. Lauridsen	60	Manager
R. Michael Lee	51	Manager
Randolph P. Shepard	54	Manager

Summaries of the business experience of our Managers and executive officers are set forth in the prospectus.

MARK G. HOLBROOK has served as our Chairman and Chief Executive Officer since inception. Mr. Holbrook also serves as President and Chief Executive Officer of ECCU. He began his career with ECCU in 1975 and has served as its President since 1984. ECCU currently has assets under management of over $2.5 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as Chairman of the Board of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post-graduate studies at Chapman College.  Mr. Holbrook brings to our board extensive experience in the credit union industry, a deep understanding of our business and our investments, and relationships with the credit unions which comprise our equity members.

BILLY (BILL) M. DODSON became our President on May 8, 2006, and was elected Assistant Secretary in October 2007. Before joining us, he served as Vice President of Sales for California Plan of Church Finance, Inc., a registered broker-dealer starting in August 2000. While at that company, he managed all aspects of a brokerage operation, which annually distributed to investors between $125 and $175 million of church mortgage bonds. Prior to joining California Plan of Church Finance, Inc., Mr. Dodson served as Pastor for the West Valley Church in Sherwood, Oregon. Mr. Dodson received his Bachelor of Journalism degree from the University of Texas and a Master of Divinity degree from Southwestern Baptist Theological Seminary. In the past, Mr. Dodson has held numerous securities and insurance licenses. He is a graduate of the Securities Industry Institute at the Wharton School, University of Pennsylvania.

VAN C. ELLIOTT has served as a member of our Board since 1991. He has served as director for ECCU, from April 1991 until the present (except from March 1997 to March 1998 and March 2004 to March 2005). Mr. Elliott served as associate director of the Conservative Baptist Association of Southern California from 1980 to 1994, where he was responsible for the general administrative oversight of the association’s activities. Since that time, he has been self-employed as a consultant providing financial and fund raising consultation services to church and church-related organizations. He received his Bachelor’s and Master’s degrees in mathematics and speech from Purdue University and spent seven years in the computer industry.  Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration.  He has completed post-graduate instruction at the College for Financial planning. Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial planner.®   Mr. Elliott brings to our board his extensive experience as a credit union board member, and intimate knowledge of church and ministry financial operations.  He serves on our Executive Committee and on our Audit Committee.

SUSAN B. REILLY has served as our Vice President of Finance and Principal Accounting Officer since December 2007. Prior to joining us, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm. Before joining that firm in 2007, she was Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group. Ms. Reilly holds a Bachelor of Science Degree from the University of California Riverside. She completed post-graduate work at California State Fullerton and attended the University of Southern California - Marshall School of Business - East West Bank Leadership Program.

ROBERT SCHEPMAN has served as our Vice President for Lender Relations since August of 2009.  Mr. Schepman has originated church mortgages for twenty years, beginning with Christian Mutual Life in 1987, and serving as a Ministry Development Officer for ECCU for 17 years until his retirement in 2008. From 1981 to 1987 Mr. Schepman originated commercial loans and commercial real estate syndications as a partner in Commercial Capital Resources. Prior to that time, Mr. Schepman owned and operated a commercial metal fabrications business for nine years, and enjoyed earlier successes as a securities salesperson and in various other product sales capacities. Mr. Schepman earned his Bachelor of Business Administration degree from Woodbury University, Los Angeles, in 1960. He has held the California Real Estate Broker license since 1990.

HAROLD D. WOODALL has served as our Vice President for Lending since May 2007. His responsibilities include the general management of development, underwriting, and processing of loan origination and mortgage investment. Mr. Woodall previously served as Vice President for Lending Services at the California Baptist Foundation from 1996 to 2006, where he was responsible for general management of a $130 million loan fund, including origination of over $500 million in church and ministry loans during that period. His previous experience also includes commercial lending, medical equipment manufacturing, real estate sales, oil and gas production and agribusiness consulting. Mr. Woodall is a graduate of Oklahoma State University in Stillwater Oklahoma with a B.S. in Agricultural Economics.

ARTHUR G. BLACK has served as a member of our Board since 1997.  Mr. Black was initially elected to our board to replace the seat previously held by Mr. Paul A. Kienel. He also currently serves as Chairman of the Board of Directors for Haven Ministries. Mr. Black previously served as Director of Ministry Support for Ambassador Advertising Agency from 1998 to 2007. Prior to joining that firm, he had served as a ministry development officer at ECCU. Mr. Black served as Executive Vice President of Truth For Life from 1994 to 1996. Truth For Life is a nationally-syndicated radio Bible teaching ministry. He held similar positions with the Biola Hour from 1981 to 1991 and Solid Rock Radio from 1991 to 1993, and he served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. Mr. Black has been in Christian ministry management since 1974. Prior to that, he served in various corporate sales and marketing management positions and was for six years owner/President of two consumer product/service companies. He is a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean View Investors. Mr. Black has completed the equivalent to two years of business courses towards a degree in business at UCLA. Mr. Black’s long history of working for and with evangelical ministries provides us with keen insights into the needs and operations of the ministries who are our borrowers and investors. Mr. Black serves as Chairman of our Investment Committee.

JULI ANNE S. CALLIS has served as a member of our Board since 2007. She is currently Chief Executive Officer of the National Institute of Health Federal Credit Union. Prior to her current engagement, she was Executive Vice President and Chief Operating Officer of KeyPoint Credit Union and the President of its subsidiary, KeyPoint Financial Services. Before joining KeyPoint Credit Union, Ms. Callis served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union. Prior to joining the credit union industry, Ms. Callis served as the Director of Sales for the US Navy Mid Atlantic Region, which included the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid Atlantic States, Europe, Iceland and Bermuda. Ms. Callis received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master’s degree in Organizational Development from the University of San Francisco, where she is pursuing a Ph.D. She also serves as Chair for the Executive Committee of the Open Solutions, Inc. Client Association, and as a Trustee of the International Mission board of the Southern Baptist Convention. Ms. Callis provides our board with the benefit of her extensive experience in financial institution operations and technology, and especially asset-liability management expertise. Ms. Callis serves as our Vice Chair of our Board, Chair of the Asset-Liability Management Committee, and is also a member of our Executive Committee.

JEFFREY T. LAURIDSEN has served as a member of our Board since October 2007.  He is an attorney in private practice with the Law Offices of Anh Quoc Duy Nguyen in Garden Grove, California. Before establishing his current practice, Mr. Lauridsen served with several other law firms in the Orange County area, as partner and senior associate. Mr. Lauridsen’s 17 years of law practice have focused on corporate law, and encompassed both trial and appellate work in diverse areas of law, including business litigation, construction defect, general liability, premises liability, products, medical malpractice, ERISA, insurance coverage, automobile liability, insurance bad faith, employment and labor law, sexual harassment, sexual molestation and others. Prior to entering into the practice of law, Mr. Lauridsen worked as a claim representative in the insurance industry for 19 years. Mr. Lauridsen received his Associate of Arts degree in Political Science from Fullerton College. He received his Bachelor of Science in Law and Juris Doctorate degrees from California Southern Law School. He has served as Elder at Grace Church in Orange, California for 18 years. Mr. Lauridsen brings to our board the perspective of an experienced attorney, as well as intimate knowledge of ministry governance. Mr. Lauridsen serves on our Investment Committee and Audit Committee.

R. MICHAEL LEE has served as a member of our Board since January 2008. Mr. Lee currently serves as Vice President Member Relations, Midwest Region, of Members United Corporate Federal Credit Union. Mr. Lee joined Mid-States Corporate Federal Credit Union in 2005, prior to the merger that created Members United. He has served as Senior Vice President of Sales for Corporate Network eCom, Senior Vice President of Marketing and Member Services at U.S. Central Credit Union, and Senior Vice President, Marketing and Member Services at Corporate One Credit Union, Inc.  Prior to this, he spent 15 years in the insurance industry, serving the needs of business owners. Mr. Lee attended Southern Illinois University, CUNA’s Financial Management School, and has completed numerous industry training sessions throughout his career. Mr. Lee adds special expertise to our board with his years of experience as an executive of a large financial institution, and with deep knowledge of marketing and sales.  Mr. Lee serves as a member of our Governance Committee and Asset-Liability Management Committee.

RANDOLPH (RANDY) P. SHEPARD has served as a member of our Board since January 2008. Mr. Shepard is currently the Senior Vice President/Investments and Subsidiary Companies of Western Federal Credit Union. Prior to assuming this position in 2003, Mr. Shepard was the Vice President and Chief Financial Officer of Western Federal Credit Union. He attended the University of Redlands and has a certificate of Executive Management from Claremont Graduate School.  Mr. Shepard brings to our board his long experience as both a Chief Financial Officer and a Chief Investment Officer of a large financial institution, providing deep knowledge of accounting, finance and credit subjects.  Mr. Shepard serves as the Chairman of our Audit Committee and qualifies as a financial expert as defined in Item 401(e) of Regulation S-K.

Code of Ethics

We have adopted a code of ethics which applies to our principal executive officer, principal accounting officer or controller, or persons performing similar functions.

Audit Committee

Our Board has established a standing Audit Committee. Our Board has adopted a formal charter for the Audit Committee. The Audit Committee oversees our corporate accountancy, financial reporting practices and audits of our financial statements. The Audit Committee is currently comprised of Randolph P. Shepard who serves as the Committee’s chairman, Van Elliott and Jeffrey Lauridsen. Mr. Shepard is an independent Manager as defined in our Related Party Transaction Policy.

Audit Committee Financial Expert

Our Managers have determined that Mr. Shepard is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B.

Our Board of Managers

Under the operating agreement, our board and officers are charged with governing and conducting our business and affairs. The operating agreement charges our board with essentially the same duties, obligations and responsibilities as a board of directors of a corporation. Thus, our business and affairs are governed by our Managers. Our Managers establish our loan policies and review them periodically and have authorized designated loan officers and our President the authority to make loans within certain limits established by our Managers from time to time. Our Managers have also appointed an investment committee to review and carry out our loan policy. The investment committee may approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less. For loans exceeding the threshold, approval by the full board is required. Upon approval, we issue a written loan commitment to the applicant that specifies the material terms of the loan.

Each Manager serves until the next annual meeting of Members or until the successor is duly elected and qualified in accordance with our operating agreement. Our executive officers serve at the pleasure of our Managers. We currently have  six (6) Managers. Our Managers are elected annually by our Members for a term of one year or until their successors are elected and qualified. Our officers serve at the pleasure of our board. The management and direction of our business activities are under the control of our board.

Board Committees

Our board has established committees of our Managers, including the Board Governance, Audit, Investment, Asset/Liability Management and Credit Review committees. Our investments, including loan purchases and dispositions, are reviewed by our investment committee appointed by the board. Each committee may consist of at least three persons. Currently, Messrs. Holbrook, Elliott, Lauridsen, and Black serve on our investment committee. Mr. Dodson serves ex-officio.

Manager Compensation

None of our Managers currently receives compensation for services rendered as a Manager. Each, however, is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

Indemnification of Our Managers and Officers

We may indemnify any of our Managers, officers, Members, employees or agents, provided the agent seeking indemnification acted in good faith and in a manner that the person reasonably believed to be in our best interests and provided that the acts do not constitute gross negligence, intentional misconduct or a knowing violation of law. To the extent we are successful on the merits in defense of our agent's actions, the agent will be indemnified for all reasonable expenses incurred. In all other instances, a majority of the Members must approve indemnification.

We can advance our agent's defense costs if approved by Managers who are not seeking indemnification or, if there are none, by a majority of our Members.

Our Managers who are not otherwise involved in the action can approve the advancement of our agent's defense costs if they receive an undertaking from the person to repay such amount in the event that it is ultimately determined that the person is not entitled to indemnification.

[Remainder of page intentionally left blank.]

MANAGEMENT COMPENSATION

The following table sets forth certain information regarding compensation we paid for services rendered to us during the years ended December 31, 2009, 2008 and 2007 by our Principal Executive Officer and President. Mr. Dodson was appointed President by the Board effective May 8, 2006.

Summary Compensation Table
Annual Compensation

Name and Principal Position	Year Ended	Salary	Bonus(1)		Non-Equity Incentive plan Compensation		All Other Compensation
Mark G. Holbrook,	2009	-0-	-0-		-0-		-0-
Chairman, CEO (2)	2008	-0-	-0-		-0-		-0-
	2007	-0-	-0-		-0-		-0-
Billy M. Dodson,	2009	$190,516	$58,106	(3)	-0-		$24,066	(4)
President	2008	183,500	73,217	(3)	$43,229	(5)	21,943	(6)
	2007	173,460	68,300	(3)	39,655	(5)	63,086	(7)
Susan B. Reilly,	2009	140,192	42,176		-0-		17,100	(4)
Vice President Finance	2008	135,000	30,375		-0-		14,704	(6)
	2007	10,904	2,100		-0-		-0-
Harold Woodall,	2009	133,867	29,281		-0-		17,807	(4)
Vice President Lending	2008	120,000	18,159		-0-		15,046	(6)
	2007	84,923	500		-0-		12,672	(8)

(1) Bonuses are reflected in this table in the year earned. However, each person's 4th quarter bonus is awarded at the end of the 4th quarter but paid in the 1st quarter of the next following year.

(2) Mr. Holbrook is a full-time employee of ECCU. Since December 1, 1994, Mr. Holbrook has expended, on the average, approximately 2% of his time as an officer and manager of the Company. Mr. Holbrook currently devotes less than 1% of his time serving the Company as an officer.

(3) An aggregate bonus amount of $58,106, $73,217 and $68,300 was paid to Mr. Dodson for the fiscal years 2009, 2008 and 2007, respectively.

(4)  We contributed an aggregate amount of $24,066 for Mr. Dodson's 401(k) retirement plan, medical benefits and life and disability insurance for 2009. We also contributed an aggregate amount of $17,100 for Ms. Reilly's 401(k) retirement plan, medical benefits and life and disability insurance for 2009. We also contributed an aggregate amount of $17,807 for Mr. Woodall's 401(k) retirement plan, medical benefits and life and disability insurance for 2009.

(5) In 2008, Mr. Dodson received a long-term incentive award that he earned as a participant in the ECCU Long-Term Incentive plan. Mr. Dodson's award was earned for the year ending December 31, 2006, but did not vest until his service as an ECCU leased employee was terminated effective as of December 31, 2007. With the restructuring of our employee leasing arrangements with ECCU, Mr. Dodson became fully vested in his long-term incentive award and entitled to receive this payment. As provided under our leasing and administrative services agreement with ECCU, we were responsible for making this payment. The incentive award was fully paid by the end of 2008.

(6) We contributed an aggregate amount of $21,943 for Mr. Dodson's 401(k) retirement plan, medical benefits and life and disability insurance for 2008. We also contributed an aggregate amount of $14,704 for Ms. Reilly's 401(k) retirement plan, medical benefits and life and disability insurance for 2008. Finally, we contributed an aggregate amount of $15,046 for Mr. Woodall's 401(k) retirement plan, medical benefits and life and disability insurance for 2008.

(7) For fiscal year 2007, we contributed $23,433 for Mr. Dodson's 401(k) retirement plan, medical benefits, and life and disability insurance. In addition, Mr. Dodson received sales compensation of $26,384, a retirement benefit of $9,114 and other benefit allowances of $4,155.

(8) We paid $3,397 in retirement plan contributions and $9,275 in employee benefits for Mr. Woodall in 2007.

DESCRIPTION OF OUR MEMBERSHIP INTERESTS
AND CHARTER DOCUMENTS

Our Authorized Membership Interests

Authorized Capital. Our operating agreement creates two classes of membership interests, common membership interests and deferred membership interests. Our Managers are authorized to issue two classes of common membership interests, the Class A Units and the Class B Units. The Class B Units are identical to the Class A Units, except the Class B Units are non-voting, except to the extent required by the LLC Act. The Class A Units have the same rights, preferences and privileges as our previous common stock.

The operating agreement establishes one class of preferred membership interests, the Series A Units. The Series A Units have the identical, rights, preferences and privileges as our previous Class I Preferred Stock and our Class II Preferred Stock, except the Series A Units are entitled to receive distributions at the same rate as our previous Class I Preferred Stock, which is a higher rate than was payable on the Class II Preferred Stock.

Our Class A Units

We currently have 146,522 Class A Units outstanding. Our Class A Units are entitled to one vote per Unit on all matters to be voted upon by the Class A Units. Approval of proposals submitted to Members at a duly held meeting, other than the election of Managers, requires a vote of a majority of the Class A Units eligible to vote in person or by proxy. Our Class A Members have the right to cumulate their votes in the election of Managers.

Among the matters on which the Class A Units may vote are the following: (1) the election or removal of Managers; (2) an increase or decrease in the number of Managers; and (3) amendments to our operating agreement. A majority vote of the Class A Units voting on a matter at a meeting at which a quorum is present will constitute the approval of the Class A Units unless a greater number of votes is specifically required by statute or by our operating agreement.

Our operating agreement may be amended by the vote of a majority of the Class A Units, except that the amendment of the provisions regarding the removal and liability of Managers, the meetings of Members and any provision requiring a greater than majority vote must be approved by each class of membership interests as is required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by our board and/or Members of a new class or Series of preferred membership interests would not constitute such an amendment.

The rights of our Members will be subject to, and may be adversely affected by, the rights of holders of any preferred membership interests we may issue in the future. In addition, the issuance of preferred membership interests could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Members are entitled to receive distributions when and if declared by the board out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. Our Members have no preemptive, conversion, subscription or cumulative voting rights.

Our Series A Units

We currently have 119,000 Series A Units outstanding. Following is a summary of the rights, preferences and privileges of our Series A Units.

Rank. The Series A Units rank prior to our Class A Units as to distributions of assets. The board may increase the amount of the Series A Units or designate one or more Series of preferred membership interests which ranks junior to the Series A Units without the approval of the Series A Units. However, the board may not designate a Series of preferred membership interests ranking senior to the Series A Units without the approval of the holders of at least two-thirds (2/3rds) of the Series A Units.

Distributions. Holders of the Series A Units are entitled to receive distributions payable quarterly at the rate of 190 basis points over the one year LIBOR rate in effect on the last banking day of the calendar month in which the distribution is declared. Distributions are payable when declared payable by our board. Our board intends to declare and pay distributions quarterly. However, our payment of distributions is subject to certain LLC Act restrictions. Distributions are cumulative. That is, any distribution which is declared but not paid will cumulate and be payable as soon as practicable.

Liquidation Preference. $100.00 per Unit, plus an amount equal to any declared and unpaid distributions.

Redemption. We may call the Series A Units for redemption at the liquidation preference of $100.00 per unit, in whole or in part, upon 90 days' prior written notice on December 31, 2008 or on each December 31 thereafter.

Rights Upon Liquidation. Upon a change in control, liquidation, dissolution or winding up of our affairs, the Series A Units will be entitled to receive the liquidation preference per unit of $100.00 plus the amount of any declared but unpaid distributions before any distributions with respect to our Class A Units or other junior membership interests.

Rights in the Event We Fail to Pay Distributions. In the event we fail to pay four (4) consecutive quarterly distributions, the Series A Units will have the right to elect two (2) Members to our board, who will serve until distributions on the Series A Units are brought current.

Voting Rights. Except as stated above, the Series A Units have the right to vote only on matters on which preferred membership interests are entitled to vote under the LLC Act, including the right to vote as a class on certain amendments to our charter documents, and certain mergers and reorganizations.

Our Charter Documents

As an LLC, we are governed by our charter documents which are comprised of our articles of organization and our operating agreement, which replace our former corporate articles of incorporation and bylaws. A copy of our articles of organization, the plan, and the operating agreement were filed as exhibits to our current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on December 22, 2008.

As an LLC, our business and affairs are under the direction of our Managers and officers. Our Managers and officers are the same persons who served as our directors and officers prior to the conversion. Each serves in a comparable, if not exact, capacity after the conversion as they did prior to the conversion. Thus, there is no change in the persons responsible for our management and operations or their duties with respect to such capacities.

Our operating agreement provides for not less than six nor more than eleven Managers and sets the number at ten. Our Managers are elected by our Class A Unit holders at an annual meeting, subject to certain limited voting rights of our Series A Unit holders.

Our Members have no liability for our LLC level liabilities or debts. Their liability is limited to their investment in their membership interest. No further capital contributions are required, with limited exceptions for wrongful distributions.

Our operating agreement authorizes the offices of President, Secretary and Treasurer and other officers as they deem appropriate, including a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents. Our officers serve at the pleasure of our Managers.

Our Managers can amend the operating agreement to create one or more classes of preferred units and establish the rights, privileges and preferences of such units. Other changes, including an increase in the authorized number of membership units must be approved by a majority of our Class A Units. Our articles of organization may not be amended without the approval of a majority of our member interests.

Our board determines when and if distributions are paid to our Members, subject to certain restrictions under the LLC Act.

OUR OTHER INVESTOR DEBT NOTES

At March 31, 2010 , we had $ 70.9 million of other investor debt securities outstanding. These debt obligations included the following.

Class A Notes

At March 31, 2010, we had $ 50.9 million of our Class A Notes outstanding. The Class A Notes were issued in three Series having maturities from 6 to 84 months. The Class A Notes are our general unsecured and unsubordinated obligations. The Notes were issued subject to the Class A Notes Trust Indenture. This Indenture contains certain financial covenants and restrictions on the payment of distributions and other debt. The Class A Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Alpha Class Notes

At March 31, 2010, we had $ 9.7 million of our Alpha Class Notes outstanding. The Alpha Class Notes were issued in five Series having maturities ranging from 6 to 120 months. The Alpha Class Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes are issued subject to the Alpha Class Note Loan and Trust Agreement. This Loan Agreement contains certain financial covenants and restrictions on the payment of distributions and other debt. The Alpha Class Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

Special Offering Notes

At March 31, 2010, we had $ 9.9 million of debt securities having various terms we have issued over the past several years to ministries, ministry-related organizations, and individuals. Except for a small number of investors (in total not exceeding 35 persons), the holders of these Notes are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2010, the amount of our Class A Units owned by each of our executive officers and Managers, and by our Managers and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our Class A Units as of the date of this prospectus.

Name	Class A Units Beneficially Owned	Percentage of Total Class A Units Owned(1)

Billy M. Dodson 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Mark G. Holbrook 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Van C. Elliott 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Susan B. Reilly 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Robert Schepman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Harold D. Woodall 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Arthur G. Black 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Juli Anne S. Callis 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Jeffrey T. Lauridsen 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

R. Michael Lee 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Randolph P. Shepard 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

All Managers and officers as a group	--	--%
Other 5% or greater beneficial owners (seven): Evangelical Christian Credit Union	62,000	42.31%
Financial Partners Credit Union	12,000	8.19%
USA Federal Credit Union	11,905	8.13%
Western Federal Credit Union	11,905	8.13%
Wescom Credit Union	11,905	8.13%
Credit Union of Southern California	11,900	8.12%
Keypoint Credit Union	8,000	5.46%

Notes to Table
(1)   Based on 146,522 Class A Units outstanding.

[Remainder of page intentionally left blank.]

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Notice Regarding Forward Looking Statements

We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements which reflect management's current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to volume growth, revenues, profitability, new services, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," "anticipate," "estimate," "may," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking.

These forward-looking statements reflect the current views of our management and are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based upon various factors (many of which are beyond our control).  The following risk factors, among others, could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements:

•	we are a highly leveraged company and our indebtedness could adversely affect our financial condition and business;

•
we depend on the sale of our debt securities to finance our business and have relied on the renewals or reinvestments made by our holders of debt securities when their debt securities mature to fund our business;

•	we need to raise additional capital to fund and implement our business plan;

•	we rely upon our largest equity holder to originate profitable church and ministry related mortgage loans and service such loans;

•
because we rely on credit facilities collateralized by church mortgage loans we acquire, disruptions in the credit markets, financial markets and economic conditions that adversely impact the value of church mortgage loans can negatively affect our financial condition and performance;

•
we are required to comply with certain covenants and restrictions in our lines of credit and our financing facility that, if not met, could trigger repayment obligations of the outstanding principal balance on short notice;

•	we have recently experienced an increase in our non-performing loans as a percentage of total loans due to the economic downturn in the U.S. that accelerated in the fall of 2008 and continued in 2009;

•
in 2009, we entered into several loan modification agreements and arrangements to restructure certain mortgage loans we hold where the borrowers have been negatively impacted by adverse economic conditions in the U.S.; and

•
we are subject to credit risk due to default or non-performance of the churches or ministries that have entered into mortgage loans and counterparties that we enter into an interest rate swap agreement with to manage our cash flow requirements.

Any forward-looking statement speaks only as of the date on which that statement is made.  We disclaim any obligation to furnish any revisions to a forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

Overview

We are a Brea, California based LLC organized in 1991 with a primary mission to make loan financing available to the evangelical Christian community, primarily for the acquisition and improvement of church-related properties. We do this by originating and investing in mortgage loans made to churches, most of which are secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations.  We believe that we are one of the major lenders in the western United States investing in ministry loans to churches and ministries, with a committed and experienced team of employees, senior management and Board members who have extensive experience in providing financial solutions to Christian ministries, churches and organizations.

As a CUSO, our goal is to provide funds for loans to evangelical churches and church organizations that are members of a credit union on a cost effective basis, and provide funds for business loans originated by our equity investors and other credit unions. In addition, we intend to operate in such a way as to provide competitive yields to purchasers of our investor notes, generate earnings for our Class A Unit and Series A Unit holders, and a general increase in the value of our Class A Units and Series A Units for the benefit of our investors.  Since inception, the mortgage loans we have acquired for investment have been originated by ECCU.  We generally purchase these mortgage loans on a servicing retained basis pursuant to which ECCU acts as the servicing agent for our loans.  As of December 31, 2009, we have 153 mortgage loans outstanding with an aggregate principal balance of $199.1 million.

We obtain funds for our mortgage loan investments from the sale of our debt securities, which are sold primarily to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations. We also have relied upon credit facilities with institutional lenders to increase the size of our balance sheet, improve our earnings and increase our purchase of mortgage loan assets.  After entering into the Members United and BMO Facility loan agreements in October 2007, our total assets grew from $67.7 million at December 31, 2006 to $275.1 million at December 31, 2008.  During 2009, we deleveraged our balance sheet by making several principal paydowns on our BMO Facility and paid off the facility on November 30, 2009.  Our total assets as of December 31, 2009 decreased to $208.8 million, as compared to $262.3 million at December 31, 2008.  Our total liabilities were $195.9 million at December 31, 2009, as compared to $262.3 million at December 31, 2008.

The following table sets selected measures of our financial performance for the years ended December 31 (dollars in thousands):

	2009	2008
Total income	$14,715	$13,873
Net income	54	744
Total assets	208,754	275,095
Borrowings from financial institutions	125,759	185,146
Investor notes	69,527	75,774
Total equity	12,854	12,751

Like most financial institutions, we derive substantially all of our income from interest we receive on our interest-earning assets, primarily mortgage loan investments. Historically, our primary source of funds for making these investments is the investor notes we offer for sale on which we pay interest.  In late 2007, we expanded our capabilities to originate, acquire and warehouse church mortgage loans for securitization by entering into two credit facilities which authorized us to borrow up to $260 million to purchase qualifying mortgage loans. Using the proceeds from our investor notes, the BMO Facility and Members United credit arrangements, our balance sheet assets and liabilities rapidly increased. In addition, interest income received from our mortgage loan investments increased from $3.1 million in fiscal year 2006 to $14.7 million for the year ended December 31, 2009.

Because of the collapse of the mortgage-backed securities market and severe credit crisis that has impacted global financial markets since 2008, we were unable to securitize the mortgage loan assets we held in our wholly-owned subsidiary, MPF, as originally provided for in our BMO Facility. When the Bank of Montreal, acting as the liquidity bank for the BMO Facility, decided that it would not renew its commitment to serve as the liquidity bank for the BMO Facility in October 2008, a "facility termination date" occurred under the BMO Facility loan documents. With the collapse of credit markets and the Bank of Montreal's decision to withdraw its liquidity backing for the facility, we were unable to complete a securitization transaction in 2009 and were forced to begin an accelerated paydown of principal owed under the BMO Facility.

As of December 31, 2008, MPF owed $85.3 million on the BMO Facility.  For the year ended December 31, 2009, we undertook efforts to sell mortgage loan assets and arrange for an additional credit facility, thereby enabling us to pay off the principal balance owed on the BMO Facility on November 30, 2009. Despite the rapid paydown and pay off of the BMO Facility, the substantial reduction in our total assets and liabilities on our balance sheet and increase in our allowance for loan losses, we earned a net income of $54 thousand in 2009.

Because we face risks in our mortgage loan investments, we maintain an allowance for loan losses that may become uncollectible.  We maintain this allowance by charging a provision for loan losses against our operating earnings. With an increase in our non-performing and restructured loans, we recorded a $1.322 million provision for loan losses in 2009, as compared to $363 thousand in 2008.

We have been adversely affected by the continued weakness in the U.S. economy, the difficulties of obtaining credit on favorable terms and increase in our non-performing loans, as compared to our total mortgage loan investments.  In response to these challenges, we have:

•
effectively converted our form of organization from a corporation to an LLC, simplified and reduced our tax reporting obligations and recovered approximately $140 thousand in 2009 for federal income taxes paid in previous years;

•	sold $19.3 million in mortgage loan interests to a California credit union, with the proceeds used, in part, to make a $21.9 million principal reduction on the BMO Facility;

•
entered into a $28 million credit facility with a California credit union for a three year term at a fixed interest rate of 3.95%, with the proceeds of the loan used to make a final principal payment of $24.6 million to retire the BMO Facility;

•	consummated the rollover of $40.8, $2.8 and $24.0 million in tranches of our Members United credit facility at an interest rate of 6.5%, 1.3% and 1.3%, respectively;

•
expanded our efforts to raise capital through the sale of investor notes by hiring additional personnel that are compensated on a salary basis and not based upon sales or brokerage commissions and laying the foundation for acquiring or forming a de novo broker-dealer firm as an affiliated entity to assist us in our efforts in raising additional capital;

•	enhanced our loan underwriting, debt restructuring and work-out capabilities by committing additional resources to managing our loan portfolio investments;

•
expanded efforts to diversify our sources of income and improve our mix of revenue received from non-interest earning assets by (i) forming MP Realty, an entity that will enable us to generate additional fees and commissions using our expertise in ministry loans; and (ii) expanding our consulting services for debt restructuring, troubled debt restructurings and financial services provided to borrowers and financial institutions; and

•
taken steps to reduce our operating costs, including servicing fees we incur on our mortgage loan assets by launching an enterprises resources planning system, core data processing system, and enhancements to our accounting, portfolio management and  credit system software in 2010 that will enable us to enhance the services we provide to the investors, ministries, credit unions and members we serve.

By focusing on these strategic objectives, we believe that we can become the preferred ministry lender in the U.S. for the acquisition and improvement of church and ministry-related properties.

Consolidated Results of Operations

Our Balance Sheet for the Years Ended December 31, 2009 and 2008

At December 31, 2009 and 2008, we held mortgage loans representing $196.9 and $257.2 million, respectively.  Mortgage loans constituted 94.3% and 93.5% of our total assets at December 31, 2009 and 2008, respectively.  During the year ended December 31, 2009, we acquired or originated $10.8 million of loans, including $105.1 thousand by MPF.  Because we were unable to complete a securitization transaction in 2009, our BMO Facility required substantial paydowns in the principal owed under the facility and thereby reduced our cash sums available for investment and made it difficult to acquire new mortgage loans.  As a result, we acquired only $10.5 million in loans from ECCU in 2009, as compared to $156.7 million in 2008.

As of December 31, 2009, approximately 90% of all loans that we owned were originated by ECCU and purchased in whole or as a participation interest. The remainder were originated directly through our loan origination services.  As of December 31, 2009, we had fourteen loans with a total balance of $25.3 million that were on non-accrual status.  Ten of these non-accrual loans with an aggregate balance of $17.0 million have been restructured.  At December 31, 2009, we had an additional two restructured loans with principal balances totaling $3.7 million that are not on non-accrual status.  All of these loans are considered impaired.  One of the restructured loans is over 90 days past due at December 31, 2009. At December 31, 2008, we had two restructured loans, and one loan past due more than 90 days.  We have had no write-offs of our loans.

As of December 31, 2009, there was no balance owed on the BMO Facility, as it was paid off in full on November 30, 2009. While we intend to keep MPF active and in good standing to warehouse mortgage loans in the future, there were no assets in MPF as of December 31, 2009.  We paid off the BMO Facility in part using proceeds from the $28 million WesCorp Loan.  At December 31, 2009, we owed $27.9 million on the WesCorp Loan.  We also had $10.0 million outstanding on the Members United $10 Million LOC and the balance on our $100 Million CUSO Line was $87.9 million.

Obligations to our note investors decreased from $75.8 million at December 31, 2008 to $69.5 million at December 31, 2009. Our total liabilities at December 31, 2009 and 2008 were $195.9 and $262.3 million, respectively.  Our total equity was $12.9 and $12.8 million at December 31, 2009 and 2008, respectively.

Three Months Ended March 31, 2010 vs. Three Months Ended March 31, 2009

During the three months ended March 31, 2010, we had a net income of $117 thousand as compared to a net income of $254 thousand for the three months ended March 31, 2009. This decrease is attributable primarily to a decrease in net interest margin, which has occurred as the loans receivable balance has declined due to loan sales and payoffs. Net interest income after provision for loan losses decreased to $830 thousand, a decrease of $367 thousand, or 31%, from $1.2 million for the three months ended March 31, 2009. This decrease is primarily attributable to a decrease in our average mortgage loan investment portfolio from $253.5 million at March 31, 2009 to $197.7 million at March 31, 2010. Our cost of funds (i.e., interest expense) decreased to $2.1 million, a decrease of $803 thousand or 28%, for the three months ended March 31, 2010, as compared to $2.9 million for the three months ended March 31, 2009. This is due primarily to the paydown and payoff of the BMO Facility during 2009.

Our non-interest operating expenses for the three months ended March 31, 2010 decreased to $768 thousand from $945 thousand for the same period ended March 31, 2009, a decrease of 19%. Office operation expenses were reduced by a decrease in loan servicing expenses related to our mortgage loan investments, which have all since been sold or transferred to the Company. Legal expenses also decreased during 2010. These expenses have decreased as all of the legal fees related to the BMO Facility were amortized in full during 2009. The decreases in office operations expense and legal expenses were offsets somewhat by the increase in salaries and benefits expense. This increase is due to the hire of four additional employees since March 31, 2009.

Net Interest Income and Net Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on notes payable. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

The following table provides information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

	Average Balances and Rates/Yields
	For the Three Months Ended March 31,
	(Dollars in Thousands)

	2010			2009
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate

Assets:
Interest-earning accounts with other financial institutions	$11,111	$38	1.36%	$15,830	$113	2.84%
Total loans [1]	197,687	2,942	5.95%	253,515	4,108	6.48%
Total interest-earning assets	208,798	2,980	5.71%	269,345	4,221	6.27%

Liabilities:
Public offering notes – Class A	47,892	444	3.71%	39,523	431	4.37%
Public offering notes – Alpha Class	10,750	144	5.35%	21,164	282	5.33%
Special offering notes	7,892	89	4.51%	13,415	162	4.83%
International notes	406	4	4.28%	558	7	5.27%
Subordinated notes	2,716	46	6.78%	---	---	--
Bank borrowings	125,600	1,326	4.22%	182,080	1,973	4.34%

Total interest-bearing liabilities	$195,256	2,053	4.21%	$256,740	2,856	4.45%

Net interest income		$927			$1,365
Net interest margin [2]			1.78%			2.04%

[1] Loans are net of deferred fees and loan discounts
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets decreased to $208.8 million during the three months ended March 31, 2010, from $269.3 million during the same period in 2009, a decrease of $60.5 million or 22%. The average yield on these assets decreased to 5.71% for the three months ended March 31, 2010 from 6.27% for the three months ended March 31, 2009. This average yield decrease was related to the decrease in interest rates on interest-earning accounts with other financial institutions as well the sale of relatively high yield loans during 2009. Average interest-bearing liabilities, consisting of notes payable, decreased to $195.3 million during the three months ended March 31, 2010, from $256.7 million during the same period in 2009. The average rate paid on these notes decreased to 4.21% for the three months ended March 31, 2010, from 4.45% for the same period in 2009. The decrease on the average interest rate paid on these liabilities was primarily related to the decrease on rates offered to note holders, as the underlying rates for those notes have decreased.

Net interest income for the three months ended March 31, 2010, was $927 thousand, which was a decrease of $438 thousand, or 32% for the same period in 2009.  Net interest margin decreased 26 basis points to 1.78% for the quarter ended March 31, 2010, compared to 2.04% for the quarter ended March 31, 2009. The decrease in the net interest margin was related to the substantial decrease in the yield received on interest-earning accounts, as well as the decrease in loan yield.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for our interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), and changes in interest rates (rate).

Rate/Volume Analysis of Net Interest Income

	Three months Ended March 31, 2010 vs. 2009
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$(27)	$(48)	$(75)
Total loans	(854)	(274)	(1,128)
	(881)	(322)	(1,203)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	83	(72)	11
Public offering notes – Alpha Class	(139)	1	(138)
Special offering notes	(63)	(10)	(73)
International notes	(2)	(1)	(3)
Subordinated notes	47	--	47
Other	(597)	(50)	(647)
	(671)	(132)	(803)
Change in net interest income	$(210)	$(190)	$(400)

Results of Operations for the Years Ended December 31, 2009 and December 31, 2008

We experienced continued challenges presented by the credit market and the economy as a whole in 2009 that reduced our earnings compared to 2008 levels. Despite these issues, we remained profitable for 2009. As further described below, the most significant factors influencing our consolidated results for the year ended December 31, 2009, as compared to 2008 were:

•	the decrease of our loan portfolio from $257.2 million to $196.9 million kept our net interest income from growing as anticipated;

•
despite lower rates on our borrowings, we fully amortized all remaining deferred costs related the BMO Facility during the year resulting from the payoff and termination of the facility, which amounted to $517.9 thousand of additional interest and legal expense;

•	our delinquency rate and our number of impaired loans increased in 2009, causing us to increase our allowance for loan loss and increasing our provision expense by 264%;

•
in the fourth quarter of 2009, we increased our loan loss reserve by $993 thousand, taking into account updated property valuations of properties on several of our non-performing loans, and monitoring the factors affecting the performance of our loan portfolio;

•	increased operating costs as we added new personnel and increased our rent costs with our first full year in our new offices; and

•	decreased benefit from income tax credits resulting from our conversion to an LLC as we utilized the last of our tax benefit in 2008.

Interest income on loans increased from $13.5 million to $14.4 million for the year ended December 31, 2009 as we had a higher average loan portfolio throughout the year than in 2008.  Most of our loan sales occurred in the third and fourth quarters as we paid down the BMO Facility. Total interest income increased from $13.8 million to $14.7 million during the year ended December 31, 2009, as compared to the year ended December 31, 2008, despite lower yields received on interest-bearing accounts.

Interest expense on our lines of credit increased from $6.1 million in 2008 to $6.6 million in 2009 due to $156 thousand of additional amortization expense, $228 thousand of points paid to restructure the BMO Facility, as well maintaining a higher average borrowing balance on our credit facilities than in 2008. Interest expense to our note investors decreased from $3.6 million to $3.3 million for the year ended December 31, 2009, due to a decrease in the total amount of notes outstanding as well as a decrease in the rates offered on new investments.

Net interest income increased to $4.8 million for 2009, as compared to $4.1 million in 2008.  Provision for loan losses increased from $363 thousand in 2008 to $1.322 million for 2009, an increase of $959 thousand. This increase was due to recording a provision expense for ten loans that underwent troubled debt restructures in 2009. It was also related to additional allowance recorded for specific loans, as well as an increase in general reserves related to our delinquency rate for non-performing loans that rose from 1.05% to 5.48% and additional risk of loss due to the poor economic climate. Non-interest income decreased from $39 thousand in 2008 to $13 thousand in 2009, primarily due to a decrease in the amount of loan referral fees received, as there was very little new lending throughout the industry.

Personnel expenses for salaries increased $103 thousand, or 9.38%, to $1.2 million for 2009, as compared to $1.1 million during 2008. This increase reflects the expense of a full year of the additional support personnel added during 2008. It also reflects the addition of a Director of Investor Relations, as well as a Vice President of Lender Relations in connection with the formation of MP Realty. Our office expenses, insurance and related operations expenses decreased by $79 thousand, or 6.0%, to $1.2 million, as compared to $1.3 million for the year ended December 31, 2008.  The decrease in these expenses is related mainly to a decrease in loan servicing fees being paid for MPF loans, as those loans were either sold or transferred to us and pledged as collateral for the WesCorp Loan.
Professional costs for legal, accounting and consulting services increased by $285 thousand, or 51.8%, to $835 thousand, as compared to $550 thousand. These increased expenses were partially due to $127 thousand of additional amortization of costs related to the termination of the BMO Facility. The remaining additional expense was related to increased audit fees and legal expenses incurred in connection with renewing the registration of our investor notes. Office occupancy expenses increased from $62 thousand to $127 thousand, an increase of $65 thousand or 103.2%, due to our occupation in a new, larger building for an entire year, since we only occupied this building for two months in 2008. The increase in salary expense, occupancy costs, and expenses related to legal and accounting services, even offset by lower office operations expense, caused non-interest expenses to increase from $3.0 million during 2008 to $3.4 million during 2009, an increase of 12.8%.

For the year ended December 31, 2009, we earned net income of $54 thousand, as compared to net income of $744 thousand for the year ended December 31, 2008, a decrease of $690 thousand.  This decrease was entirely attributed to the increase in our provision for loan loss.

Comparison of the Years Ended December 31, 2008 and December 31, 2007

Despite a challenging credit market, primarily driven by a collapse in the liquidity of mortgage-backed securities, we had a record year of earnings and net income for our company. As further described below, the most significant factors influencing our consolidated results for the year ended December 31, 2008, as compared to 2007 were:

•	the growth in our total assets and mortgage loan investments from $121 million at December 31, 2007 to $275 million at December 31, 2008;

•	for most of 2008, we were able to benefit from lower borrowing costs for our credit facilities;

•	our conversion from a corporation form of organization to a limited liability company, thereby providing significant income tax savings;

•	an increased provision for loan losses;

•	increased operating costs incurred as a result of expanding our office facilities and added complexity of our operations; and

•	the increase in net interest income resulting from the growth in our mortgage loan assets.

Interest income on loans increased from $4.6 million to $13.5 million for the year ended December 31, 2008 due to increases in mortgage loans that we acquired. Total interest income increased from $4.9 million to $13.8 million during the year ended December 31, 2008, as compared to the year ended December 31, 2007.

Interest expense on our lines of credit increased from $377 thousand in 2007 to $6.1 million due to increases on our borrowings under the BMO Facility and Members United loan facilities. Our interest expense payable to our note investors increased from $3.2 million to $3.6 million for the year ended December 31, 2008, primarily due to an increase in the amount of investor notes outstanding.

Total interest expense increased from $3.6 million to $9.8 million as a result of these increased borrowing obligations. Net interest income increased to $4.1 million for 2008, as compared to $1.3 million in 2007.  Non-interest income increased from $8 thousand in 2007 to $39 thousand in 2008, primarily due to an increase in late fees and loan referral fees received.

Personnel expenses for salaries increased $211 thousand, or 23.8%, to $1.1 million for 2008, as compared to $886 thousand during 2007. This increase is the result of adding support personnel in the finance and accounting, loan, and investor relations departments during 2008.  Our office expenses, insurance and related operations expenses increased by $809 thousand, or 163.4%, to $1.3 million, as compared to $495 thousand for the year ended December 31, 2007. The increase in office expenses is related to an increase in the size of our company.

Professional costs for legal, accounting and consulting services increased by $237 thousand, or 75.7%, to $550 thousand, as compared to $313 thousand. These increased expenses were due to a full year of amortization of costs related to opening the BMO Facility and Members United financing transactions, as well as additional legal and accounting services required as our company has grown in size, complexity and in our regulatory and reporting obligations. During 2008, we completed a new securities offering of our Class A Notes, entered into a new trust indenture relationship with US Bank as trustee, consummated a conversion of our company to a limited liability company and completed a restructuring of our capital structure and have adapted to increasing reporting and accounting complexities as our operations have expanded. The increase in salary expense, office operations expense, and expenses related to legal and accounting services caused non-interest expenses to increase from $1.8 million during 2007 to $3.0 million during 2008, an increase of 68.9%.

For the year ended December 31, 2008, we earned net income of $744 thousand, as compared to a net loss of $299 thousand for the year ended December 31, 2007, an increase of $1.0 million. This increase was primarily due to the increase in our balance sheet and acquisition of higher yielding mortgage loan investments acquired during the year, as compared to interest rates paid on the additional debt incurred.

Net Interest Income and Net Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on notes payable and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

The following tables provide information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

[Remainder of this page intentionally left blank.]

	Distribution, Rate and Yield Analysis of Net Interest Income
	For the Years Ended December 31,
		2009			2008

	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institutions	$12,950	$308	2.38%	$11,549	$383	3.32%
Total loans [1]	226,089	14,394	6.37%	202,420	13,451	6.65%
Total interest-earning assets	239,039	14,702	6.15%	$213,969	$13,834	6.47%

Liabilities:
Public offering notes – Alpha Class	$17,342	$943	5.44%	$34,860	$1,875	5.38%
Public offering notes –Class A	42,695	1,734	4.06%	15,444	761	4.93%
Special offering notes	9,733	454	4.66%	18,476	968	5.24%
International notes	479	24	5.01%	514	28	5.45%
Subordinated notes	2,447	153	6.25%	--	--	--
Financial institutions borrowings	153,634	6,609	4.30%	133,428	6,123	4.59%

Total interest-bearing liabilities	$226,330	$9,917	4.38%	$202,722	$9,755	4.81%

Net interest income		$4,785			$4,079
Net interest margin [2]			2.00%			1.91%

[1] Loans are gross of deferred loan fees and the allowance for loan losses.
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets increased to $239.0 million during the year ended December 31, 2009, from $214.0 million, an increase of $25.0 million or 11.8%. The average yield on these assets decreased to 6.15% for the year ended December 31, 2009 from 6.47% for the year ended December 31, 2008. This average yield decrease was mainly due to an increased number of impaired loans in our portfolio at the end of the year, which resulted in foregone interest income of $397 thousand. The decrease in our average yield on our investment loans also was affected by the sale of some of our higher yielding mortgage loans that had been maintained in the MPF loan portfolio.  Average interest-bearing liabilities, consisting primarily of investor and credit facility notes payable, increased to $226.3 million during the year ended December 31, 2009, from $202.7 million during 2008. The average rate paid on these notes decreased to 4.38% for the year ended December 31, 2009, from 4.81% for 2008. The decrease in the rate paid on interest-bearing liabilities was the result of substantially decreased rates on all of our borrowings, except for our Alpha Class notes, as the indices to which these rates are tied all decreased in 2009.  While we did begin to offer subordinated notes at a higher interest rate in 2009, they did not comprise a large portion of our interest-bearing liabilities.

Net interest income for the year ended December 31, 2009 was $4.8 million, which was an increase of $706 thousand, or 17.3% over the prior year. The net interest margin increased 9 basis points to 2.00% for the year ended December 31, 2009, as compared to 1.91% for 2008. This increase was a result a large drop in the interest rates paid on our interest-bearing liabilities.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), changes in interest rates (rate), and changes attributable to both the volume and rate (rate/volume):

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2009 vs. 2008
	Increase (Decrease) Due to Change in
Increase in Interest Income:	Volume	Rate	Total
Interest-earning account with other financial institutions	$42	$(117)	$(75)
Total loans	1,539	(596)	943
	$1,581	$(713)	$868

Increase (Decrease) in Interest Expense:
Public offering notes – Alpha Class	(952)	20	(932)
Public offering notes – Class A	1,128	(155)	973
Special offering notes	(417)	(97)	(514)
International notes	(2)	(2)	(4)
Subordinated notes	153	--	153
Lines of credit and other borrowings	886	(400)	486
	$796	$(634)	$162
Change in net interest income	$785	$(79)	$706

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2008 vs. 2007
	Increase (Decrease) Due to Change in
Increase in Interest Income:	Volume	Rate	Total
Interest-earning account with other financial institutions	$203	$(114)	$89
Total loans	8,833	(21)	8,812
	$9,036	$(135)	$8,901

Increase (Decrease) in Interest Expense:
Public offering notes – Alpha Class	450	(22)	428
Public offering notes – Class A	761	- -	761
Special offering notes	(696)	(84)	(780)
International notes	1	(2)	(1)
Lines of credit	5,997	(251)	5,746
	$6,513	$(359)	$6,154
Change in net interest income	$2,523	$224	$2,747

Credit Quality and Allowance for Loan Losses

We maintain an allowance for loan losses, through charges to earnings, at a level reflecting estimated credit losses on our loan portfolio.  In evaluating the level of the allowance for loan losses, we consider the type of loan, amount of loans in our portfolio, adverse situations that may affect our borrowers' ability to pay and estimated value of underlying collateral and credit quality trends (including trends in non-performing loans expected to result from existing conditions).

Our delinquency rate and number of impaired loans increased in 2009, causing us to increase our allowance for loan losses and increasing our provision expense for loan losses.  We also took into account updated property valuations of properties on a few of our non-performing loans in our loan portfolio.  For 2009, our provision for loan losses was $1.322 million, or .66% of our total loan portfolio.

The activity in the allowance for loan losses for the periods ended March 31, 2010 and December 31, 2009 and 2008 was as follows:

	2010	2009	2008

Balance, beginning of year	$1,701	$489	$126
Provisions for loan losses	97	1,322	363
Accretion of allowance related to restructured loans	--	(110)	--
Charge-offs	--	--	--

Balance, end of year	$1,798	$1,701	$489

Impaired Loans

As of March 31, 2010 and December 31, 2009 and 2008, the principal balances of impaired loans were as follows:

	2010	2009	2008

Impaired loans with an allowance for loan losses	$8,353	$8,215	$--
Impaired loans for which there is no related allowance for loan losses	16,916	22,314	4,025

Total impaired loans	$25,269	$30,529	$4,025

Allowance for loan losses related to impaired loans	$932	$809	$--

Total non-accrual loans	$21,373	$25,337	$2,700
Total loans past due 90 days or more and still accruing	$--	$--	$--

Information about impaired loans for the years ended December 31 is as follows:

	2010	2009	2008

Average investment in impaired loans	$27,613	$18,381	$1,216

Interest income recognized on impaired loans	$190	$912	$--

No additional funds were committed to be advanced in connection with impaired loans as of March 31, 2010 .

Cash and Cash Equivalents

Three Months Ended March 31, 2010 vs. Three Months Ended March 31, 2009

The net increase in cash during the three months ended March 31, 2010 was $2.2 million, as compared to a net increase of $5.0 million for the three months ended March 31, 2009, a decrease of $2.8 million. Net cash provided by operating activities totaled $156 thousand for the three months ended March 31, 2010, as compared to net cash provided by operating activities of $652 thousand for the same period in 2009. This decrease is attributable primarily to a decrease in net income and an increase in other assets over the same period in 2009.

Net cash provided by investing activities totaled $1.3 million during the three months ended March 31, 2010, as compared to $12.4 million used during the three months ended March 31, 2009, a decrease in cash of $11.1 million. This decrease is primarily attributable to a decrease in the amount of loan payoffs and sales over the same period in 2009.

Net cash provided by financing activities totaled $743 thousand for the three month period ended March 31, 2010, an increase in cash of $8.8 million from $8.0 million used in financing activities during the three months ended March 31, 2009. This difference is attributable to an increase in investor note sales.

Historically, we have relied on the sale of our debt securities to finance our mortgage loan investments.  We also have been successful in generating reinvestments by our debt security holders when the notes that they hold mature.  During the three months ended March 31, 2010, our investors renewed their debt securities investments at a 73% rate.  During the three months ended March 31, 2009, 78% of our investors renewed their investments or reinvested in new debt securities that have been offered by us.

At March 31, 2010, our cash, which includes cash reserves and cash available for investment in the mortgage loans, was $12.2 million, an increase of $2.2 million from $10.0 million at December 31, 2009.

Year Ended December 31, 2009 vs. Year Ended December 31, 2008

We experienced a decrease in our cash during the twelve months ended December 31, 2009 in the amount of $4.9 million, as compared to a net increase of $12.6 million for the twelve months ended December 31, 2008. This decrease was due to a large decrease in cash flows from financing activities.

Net cash provided by operating activities totaled $2.4 million for the twelve months ended December 31, 2009, an increase of $1.4 million from $1.0 million provided by operating activities during the twelve months ended December 31, 2008.  This is related primarily to the fact that we recorded a substantial increase in allowance for loan losses and loan discounts in 2009.

Net cash provided by investing activities totaled $59.3 million during the twelve months ended December 31, 2009, compared to $(141.4) million used during the twelve months ended December 31, 2008, an increase in cash provided of $200.6 million. This difference is attributable to the sale of loans by MPF and us in 2009 as we paid off and retired the BMO Facility.  In 2008, we acquired $156.7 million in mortgage loans from ECCU.

Net cash used in financing activities totaled $(66.6) million for the twelve-month period in 2009, a decrease of $219.5 million from $153.0 million provided by financing activities during the twelve months ended December 31, 2008. This difference is primarily attributable to the payoff of the BMO Facility as opposed to an increase in our credit facilities in 2008 when we purchased a large amount of loans.

Liquidity and Capital Resources

The U.S. economy is currently in a recession that began in 2007.  We successfully reduced leverage in our balance sheet in 2009 with the payoff of the BMO Facility and the subsequent borrowings from WesCorp.  We continued to experience higher costs and less advantageous financing terms for financing our mortgage loan portfolio in 2009, as compared to the short-term borrowing costs and financing terms that were available in prior years before the financial crisis that began in 2007.  Financing our portfolio of mortgage loan assets also has become more challenging to us as a result of the expressed desire of Members United to reduce their exposure to our mortgage loan assets and unwind the $100 Million CUSO Line.

We rely on cash generated from our operations, cash reserves, and proceeds from the sale of investor notes to meet our obligations as they arise.  From time to time, we also generate funds from the sale of mortgage loans and loan participations and raise additional capital through the sale of debt and equity securities.  We require cash to originate and acquire new mortgage loans, repay indebtedness, make interest payments to our note investors and pay expenses related to our general business operations.  We intend to continue our current liquidity plan which relies primarily on cash generated by operations, cash reserves, and proceeds from the sale of debt securities. We are continuing our efforts to rollover or restructure our Members United credit facility, with the expectation that we will reach an agreement on the interest rate and terms for the payoff of this facility.  In 2010, we expect to work out an acceptable arrangement with Members United to payoff the facility.   Even though we anticipate we will be able to negotiate favorable terms with Members United, we cannot guarantee that the outcome will not have an adverse impact on our liquidity or earnings.

Our management prepared liquidity forecasts which indicate that we have adequate liquidity to conduct our business.  While we believe that these expected cash inflows and outflows are reasonable, we cannot assure you that our forecasts or assumptions will prove to be accurate, particularly in this volatile credit and financial environment.  While our liquidity sources that include cash, reserves and net cash from operations are generally available on an immediate basis, our ability to sell mortgage loan assets, and raise additional debt or equity capital is less certain and less immediate.  We are also susceptible to a withdrawal request made by a large note investor that can adversely affect our liquidity.  As a result, we can give no assurances that we will be able to access these additional liquidity sources quickly enough to meet our needs.

Historically, we have experienced high rates of reinvestment or renewal by our debt security investors upon maturity of their investments. However, should these sources prove insufficient to fund our operations and obligations, we also have an existing portfolio of performing mortgage loans and believe that we can generate additional liquidity through the sale of participation interests and mortgage loan assets to make payments on our credit facilities, pay interest to our note investors and pay operating expenses.

We base this belief on the size and quality of our mortgage loan investments and management's experience in 2009 of finding purchasers of those loans on a timely basis.  Any sales transactions are dependent on and subject, however, to market and economic conditions and our ability to consummate an acceptable purchase commitment.

Further, in 2010, we anticipate issuing a new class of debt securities that are secured by church and ministry loans with a collateralization rate of 102%.  We believe that this new class of notes will enable us to raise additional working capital to either retire existing credit facilities or originate new church and ministry loans.

Credit Facilities Developments

The ongoing credit and liquidity crisis has adversely affected our ability to finance the origination of new church mortgages and acquisition of other profitable church mortgage loans.   When we formed MPF and entered into the $150 million BMO Facility in October 2007, we anticipated that any mortgage investments made by our wholly-owned subsidiary, MPF, would be warehoused for future securitization in a mortgage-backed securities financing transaction.   Credit market developments prevented us from pursuing this strategy, and we subsequently retired the facility on November 30, 2009 through loan sales and through borrowing of $28 million under the WesCorp Loan.   As of March 31, 2010 , MPF holds no loans.

We also have two credit facilities with Members United that we use to originate, acquire and finance our mortgage loan investments and for general operating expenses.   Through 2009, we were unable to securitize any of the loan assets that are held by MPF in the BMO Facility and we expect the term debt securitization market to remain inaccessible in 2010.   For further information on our credit facilities, see Note 4, “Line of Credit and Other Borrowings ” in our accompanying consolidated financial statements for the three months ended March  31, 2010.

As of March 31, 2010 , our credit facilities’ commitments, amounts available and principal amounts outstanding were as follows:

Credit Facility	Maximum Facility Capacity	Facility Amount Available	Principal Outstanding

Members United Line of Credit	$ 10 million	-0-	$10.0 million
Members United CUSO Line	$100 million	-0-	$87.7 million
WesCorp Loan	$ 28 million	$100 thousand	$27.9 million

Members United Facilities

On August 27, 2008, we borrowed the entire $10 million available on our Members United $10 Million LOC at a rate of 3.47%.   As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011.   The loan bears interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points.   The interest rate on the $10 Million LOC will be reset monthly. Since the credit facility expired on September 1, 2008, no new borrowings may be made under this loan facility. As of March  31, 2010 , there was a $10.0 million outstanding balance on the $10 Million LOC.

On May 15, 2008, we entered into a CUSO Line of Credit Facility Note and Security Agreement with Members United Corporate Federal Credit Union.  The $100 million loan facility replaced the $50 million credit facility that was entered into with Members United on October 8, 2007.  Funds used on the $100 million facility may be used to acquire mortgage loan investments that we or our wholly-owned subsidiary, MPF, acquire.  Under the $100 Million CUSO Line, we may request advances under a "demand loan" or "term loan".  A demand loan is a loan with a maximum term of one year and a variable rate based upon the prime rate quoted by the Wall Street Journal, as adjusted by a spread as determined by Members United.  A term loan is a fixed or variable loan that has a set maturity date not to exceed twelve years.

During the period when draws may be made, each advance on the $100 Million CUSO Line will accrue interest at either the offered rate by Members United for a fixed term draw or the  rate quoted by Bloomberg for the Federal Funds open rate plus 125 basis points for a variable rate draw.  Once the $100 Million CUSO Line is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  We are obligated to make interest payments on the outstanding principal balance of all demand loans and term loan advances at the applicable demand loan rate or term loan rate on the third Friday of each month.

As of March 31, 2010 , the balance on the $100 Million CUSO Line was $87. 7 million, and the weighted average interest rate on our borrowings under this facility was 4. 32%. Pursuant to the terms of our loan documents with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period, with payments based upon a 30 year amortization schedule.   In addition, the term loan interest rate will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

Since 2009, we have been in discussions with Members United regarding the interest rate to be charged on the $100 Million CUSO Line once the outstanding amount due is termed out over a five year period, with payments based on a 30 year amortization schedule.  Although we were unable to reach  an arrangement with Members United in 2009 on the interest rate to be charged on the facility, we were able to enter into an agreement on April 3, 2009 to extend the interest rate on a $24.0 million tranche on a month-to-month basis at a variable rate equal to the Federal Funds open rate plus 1.25%.  During 2009, Members United also agreed to roll over tranches in the $100 Million CUSO Line in the amounts of $40.8 million, $2.8 million and $24.0 million at an interest rate of 6.5%, 1.3% and 1.3%, respectively.  On February 1, 2010, Members United agreed to combine these tranches into a lump sum amount of $67.6 million at a combined rate of 4.49% for an additional three months.

In 2010, we expect to reach an agreement with Members United on the interest rate to be charged under the facility on the outstanding balance owed on the $100 Million CUSO Line for the following tranches:

Interest Rate Redetermination Date	Interest Rate	Outstanding Balance

May 1, 2010	4.49%	$67.4 million
May 21, 2010	3.47%	$ 3.0 million
May 3, 2010	3.73%	$ 5.4 million
May 20, 2011	3.89%	$11.9 million

Total		$87.7 million

Members United has advised us that the maturity date on the $100 Million CUSO Line is September 1, 2012.  While we are optimistic that we will be able to successfully complete negotiations with Members United to establish the interest rate on this credit facility in 2010, we can give no assurances or guarantees that we will be able to reach an agreement on a mutually acceptable interest rate, maturity term or other loan modification terms. Failure to reach an agreement with Members United could have a material adverse effect on our earnings if the interest rate on the facility exceeds our expected interest income from our mortgage loan investments.

WesCorp Facility

On November 30, 2009, we funded a $28 million WesCorp Loan. WesCorp is a credit union whose members are credit unions and CUSOs. We used approximately $24.63 million of the WesCorp Loan to pay off and retire the BMO Facility, which we have repaid in full. We used the remainder of this loan for working capital. We intend to repay the WesCorp Loan by its maturity date using the proceeds from the sale of our additional debt securities, a replacement credit facility, and/or the sale of the collateral pledged to secure this credit facility. This credit facility loan bears interest at the fixed rate of 3.95%. The loan is payable in monthly installments equal to accrued interest plus a principal payment of $116,667 until the maturity date, March 30, 2012, when the entire balance of principal and interest is due and payable. We have the right to prepay the loan in whole or in part at any time with a prepayment penalty equal to the prepayment rate assessed against the amount of the prepayment for the time remaining from the prepayment date to the maturity date.

This loan was initially secured by the approximately $59.2 million of mortgage loans we previously pledged to secure our previous BMO Facility. Thus, the loan is initially secured by excess collateral of approximately $30.8 million. This amount of excess collateral will decrease as we receive amortized payments of principal and interest from the mortgagors of these pledged mortgage loans, which we are entitled to receive and use so long as we are not in default under the WesCorp Loan. We are obliged upon the lender's request to replace a pledged mortgage loan if it becomes materially impaired. We are otherwise under no obligation to replace a pledged mortgage loan, unless it is sold or is prepaid. We may replace a pledged mortgage loan either by pledging a mortgage loan having an equal unpaid principal balance or with cash of an equivalent amount. Upon any prepayment, collateral having an equal unpaid principal balance will be released, and all of the remaining collateral will be released upon full repayment of the loan. Thus, until the WesCorp Loan is retired in full, we do not have a right to require the release of the excess collateral.

Under the loan documents, we make covenants customarily required by lenders for commercial loans of this kind, including covenants regarding our authority and compliance with applicable law, and we agree to deliver future financial statements, provide insurance for coverage for the collateral, provide for adequate servicing of the collateral, and to give the lender at least 30 days' prior written notice before we enter into any additional or replacement line of credit with an institutional or commercial lender that would replace, in whole or in part, our Members United credit facilities. We also make certain negative covenants, including our not entering into certain transactions without the lender's prior consent, including mergers and material changes in our Members United credit facilities. In addition, we covenant to maintain a debt-to-tangible net worth ratio of not greater than 15 to 1 as determined in general under GAAP, with certain exceptions including the exclusion from total liabilities of any unsecured debt securities with a maturity date after March 30, 2012.

Investor Notes

We also rely on our investor notes to make investments in mortgage loan assets and fund our general operations.   As of March 31, 2010 , a total of $ 70.9 million was owed under these notes.   For further information on our investor notes, see Notes 5 and 6, “Notes Payable” and “National Offering” in our accompanying consolidated financial statements for the three months ended March 31, 2010. We have offered our investor notes under registered offerings with the SEC and in private placements that are exempt under the provisions of the Securities Act of 1933, as amended.   Our Alpha Class Notes were initially registered with the SEC in July 2001 and an additional $75.0 million of new Alpha Notes were registered with the SEC in May 2007.   As of March  31, 2010, $9.7 million of these notes were outstanding.

In addition to our Alpha Class Notes, in April 2008, we registered with the SEC $80.0 million of new Class A Notes that consists of three series of notes, including a fixed series, flex series and variable series.  All of our Class A Notes are unsecured.  The interest rates we pay on the fixed series notes and the flex series notes are determined by reference to the "swap index", an index that is based upon a weekly average swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the flex series notes, on the date the interest rate is reset. These notes bear interest at the swap index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates we pay on the variable series notes are determined by reference to the variable index in effect on the date the interest rate is set and bear interest at a rate of the swap index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the variable index is defined under the Class A Notes as the three month LIBOR rate.

The Class A Notes were issued under a Trust Indenture we entered into with U.S. Bank National Association.   The notes are part of up to $200 million of Class A Notes we may issue pursuant to the US Bank Indenture.   The Trust Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.   At March 31, 2010, $50.9 million of these Class A Notes were outstanding.

Of the $ 70.9 million in investor notes that are outstanding at March 31, 2010, $32.8 million and $ 9.4 million will mature in 2010 and 2011, respectively.   Historically, we have a high rate of renewal or reinvestment by our note holders upon maturity of their notes.   In 2010 and 2009, 74 % and 79%, respectively, of our note investors renewed their investments in new notes.   While we cannot assure our investors that we will be able to continue this trend, we have a solid historical record of experience that supports our investor note program.

Debt Covenants

Our investor notes require that we comply with certain financial covenants including, without limitation, minimum net worth, interest coverage, restrictions on the distribution of earnings to our equity investors and incurring other indebtedness that is not permitted under the provisions of our loan and trust indenture.  If an event of default occurs under our investor notes, the trustee may declare the principal and accrued interest on all notes to be due and payable and may exercise other available remedies to collect payment on such notes.  We believe that we are in compliance with our debt covenants under the investor notes.

We are also required to comply with financial and non-financial covenants under our Members United credit facilities.  The Members United credit facilities contain certain affirmative covenants that are routine for a credit facility of this nature, including requiring that we keep the collateral free of liens and encumbrances, timely pay the amounts due under the facility and provide Members United with current financial statements and reports.  Other negative covenants prevent us from selling all of our assets, from consolidating with or merging into another entity, from impairing or incurring a lien on the collateral securing the credit facility or creating new indebtedness incurred outside ordinary borrowings in the sale of debt and note securities, loans entered into for purchasing or originating mortgage loans, or borrowings entered into by our wholly-owned subsidiary, MPF, to acquire eligible mortgage loans.  We believe that we are in compliance with these covenants.

We are required to comply with financial and non-financial covenants under our WesCorp Loan. Under the agreement, the permitted ratio of debt to tangible net worth for us and our controlled entities may not exceed 15 to 1.   We are in compliance with this covenant at March 31, 2010.

Special Purpose Entity

In October 2007, we entered into the BMO Facility and formed MPF as our wholly-owned subsidiary.  MPF was formed as a special purpose limited liability company whose activities are restricted in its organizational and governing documents to invest in and hold qualifying church mortgage loans.  We formed this special purpose entity in order to legally isolate us from loans  we transfer to MPF in the event that a bankruptcy petition is filed by us or if we are subjected to bankruptcy proceedings.

We evaluate our special purpose entity, MPF, to determine whether this entity must be consolidated for financial purposes.  Under generally accepted accounting principles, we are required to evaluate whether MPF is a variable interest entity, as defined by ASC 810.  If we determine that we are the primary beneficiary of the special purpose entity, we consolidate the assets and liabilities of MPF for financial statement purposes.  In accordance with the provisions of ASC 810, we determined that we were the primary beneficiary of MPF and, therefore, consolidated this entity for financial statement purposes.  As a result, the accounts of MPF were included in our audited consolidated financial statements as of December 31, 2009 and 2008.

Significant Accounting Estimates and Critical Accounting Policies

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures. On an on-going basis, we evaluate these estimates, including those related the allowance for loan losses, and estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under conditions different from our assumptions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Accounting for Derivative Financial Investments and Hedging Activities

We use derivatives to hedge, fix and cap interest rate risk and we account for our derivative and hedging activities under ASC 815, which requires all derivative instruments to be carried at fair value on the balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction.

We use interest rate swap agreements to hedge our exposure to interest rate risks on our balance sheet.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate.  Derivative instruments that convert a portion of our variable rate debt or variable rate preferred units to a fixed rate are commonly referred to as cash flow hedges and when we convert a portion of our fixed rate loans to a variable rate, we refer to that as a fair value hedge.

When a cash flow hedge is considered to be effective, we record the fair value of the derivative instrument on our balance sheet as either an asset or liability, with a corresponding amount recorded as a component of other comprehensive income.  Amounts are reclassified from other comprehensive income to the income statements in the period or periods that the hedged transaction affects earnings.

Under a cash flow hedge, derivative gains and losses that do not offset changes in the value of hedged asset or liability are recognized immediately in non-interest income.  For hedges that offset changes in the net value of the hedged liabilities, we defer the net settlement amount and amortize this amount into net interest income over the life of the hedged debt.

Valuation of Loans

We classify loans that we intend to hold for the foreseeable future at their outstanding principal balance, less an allowance for loan losses and loan discount, and adjusted for deferred loan fees and costs.  We defer loan origination fees and costs and recognize those amounts as an adjustment to the related loan yield on the asset using the straight line method, which results in an amortization that is materially the same as the interest method.  Loan discounts reflect an offset against accrued interest that has been added to a loan balance under a restructuring arrangement.  Loan discounts are accreted to interest income as a yield adjustment using the straight-line method.

Allowance for Loan Losses

Determining an appropriate allowance for loan losses involves a significant degree of estimation and judgment. The process of estimating the allowance for loan losses may result in either a specific amount representing the impairment estimate or a range of possible amounts. ASC 450-20-25 provides guidance on accounting for loan losses associated with pools of loans and requires the accrual of a loss when it is probable that an asset has been impaired and the amount of the loss can be reasonably estimated. ASC 310-10-35 provides guidance for accounting for impaired loans, and requires that a loss be recorded when the outstanding balance of an impaired loan is greater than either 1) the value of the underlying collateral less estimated selling costs for collateral dependent loans, or 2) the present value of expected cash flows for other impaired loans.

When management confirms that a loan is uncollectible, a loan loss is charged against our allowance for loan losses.  If there are subsequent recoveries, we credit such amounts to the allowance. ASC 450-20-25 states that a creditor should recognize the amount that is the best estimate within the estimated range of loan losses. Accordingly, the determination of an amount within the calculated range of losses is in recognition of the fact that historical charge-off experience, without adjustment, may not be representative of current impairment of the current portfolio of loans because of changed circumstances. Such changes may relate to changes in the age of loans in the portfolio, changes in the creditor's underwriting standards, changes in economic conditions affecting borrowers in a geographic region, or changes in the business climate in a particular industry.

Management regularly evaluates our allowance for loan losses based upon our periodic review of the collectibility of the loans, historical experience, nature and volume of our loan portfolio, adverse situations that may affect the borrower's ability to repay, value of the collateral and prevailing economic conditions.  Since an evaluation of this nature is inherently subjective, we may have to adjust our allowance for loan losses as conditions change and new information becomes available.

Recent Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2010-09, Subsequent Events (Topic 855):  Amendments to Certain Recognition and Disclosure Requirements. The amendments remove the requirement for an SEC registrant to disclose the date through which subsequent events were evaluated as this requirement would have potentially conflicted with SEC reporting requirements. Removal of the disclosure requirement did not have an affect on the nature or timing of subsequent events evaluations performed by the Company. ASU 2010-09 became effective upon issuance.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820):  Improving Disclosures about Fair Value Measurements.  ASU 2010-06 revises two disclosure requirements concerning fair value measurements and clarifies two others. It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers. It will also require the presentation of purchases, sales, issuances, and settlements within Level 3 on a gross basis rather than a net basis. The amendments also clarify that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements. These new disclosure requirements were effective for the period ended March 31, 2010, except for the requirement concerning gross presentation of Level 3 activity, which is effective for fiscal years beginning after December 15, 2010. There was no significant effect to the Company’s financial statement disclosure upon adoption of this ASU.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $8.9 million and $5.9 million at March 31, 2010 and December 31, 2009, respectively. Interest earned on funds held with ECCU totaled $35.5 thousand and $90.8 thousand for the three months ended March 31, 2010 and 2009, respectively.

In accordance with a mortgage loan purchase agreement entered into by and between us and ECCU and a mortgage loan purchase agreement entered into by and between MPF and ECCU, we purchased $203.9 thousand and $2.2 million of loans from ECCU during the three months ended March 31, 2010 and 2009, respectively. This includes $65.0 thousand of mortgage loans purchased by MPF during the three months ended March 31, 2009. We recognized $2.6 million and $3.7 million of interest income on loans purchased from ECCU during the three months ended March 31, 2010 and 2009, respectively. ECCU currently acts as the servicer for any loans we purchase from ECCU. We paid loan fees to ECCU of $7.4 thousand and $211.7 thousand in the three months ended March 31, 2010 and March 31, 2009, respectively. There are no loans held by MPF as of March 31, 2010.

From time to time, we or our wholly-owned subsidiary, MPF, have sold our mortgage loan investments to ECCU in isolated sales for short term liquidity purposes. In addition, federal credit union regulations require that a borrower must be a member of a participating credit union in order for a loan participation to be an eligible investment for a federal chartered credit union. ECCU has from time to time repurchased from MPIC fractional participations in our loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with National Credit Union Administration rules when we were selling participations in those loans to federal credit unions. During the three month period ended March 31, 2010, we did not sell any loan participation interests or whole loans to ECCU. Each sale or purchase of a mortgage loan investment or participation interest was consummated under our Related Party Transaction Policy that has been adopted by our managers. No gain or loss was incurred on these sales. A total of $2.2 million of whole loans were sold back to ECCU during the three month period ended March 31, 2009.

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $48.2 thousand and $51.7 thousand for the three months ended March 31, 2010 and 2009, respectively. We negotiated these charges and terms of the Office Lease with ECCU based upon the fair market value of such services and rental rates for comparable office space in Brea, California.

On December 14, 2007, R. Michael Lee was appointed to serve as a member of the Board. Mr. Lee serves as Vice President Member Relations, Midwest Region, of Members United Corporate Federal Credit Union (Members United), which is one of our lenders. See Note 5 of the accompanying audited consolidated financial statements for December 31, 2009. In addition, Mark G. Holbrook, our Chairman and Chief Executive Officer, is a full time employee of ECCU.

From time to time, our Board and members of our executive management team have purchased investor notes from us. One of our Board members, Mr. Art Black, is the beneficial owner of a living trust that holds $220,863 of our Class A Notes.

On October 30, 2007, we completed the BMO Facility as our first warehouse mortgage financing facility.  Our wholly-owned subsidiary, MPF, was formed to acquire mortgage loans from us or ECCU. As part of the BMO Facility, MPF entered into a Mortgage Loan Purchase Agreement with ECCU. For the years ended December 31, 2009 and 2008, MPF acquired $105.0 thousand and 60.3 million in mortgage loans from ECCU, respectively. ECCU continues to service all mortgage loans that it sells to us or MPF under a servicing agreement. For the year ended December 31, 2009, we paid ECCU a total of $593.3 thousand in servicing fees.

On May 19, 2009, we sold $19.3 million of loans to Western Federal Credit Union, which is an equity holder of the Company’s Class A Units. The loans were sold to Western at par. Proceeds from the sale were used to pay down the BMO Facility.

To assist in evaluating any related transactions we may enter into with a related party, our Board has adopted a Related Party Transaction Policy. Under this policy, a majority of the members of our Board and majority of our independent Board members must approve a material transaction that we enter into with a related party. As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent Board members.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the Code, and who acquire the Notes in this offering at their "issue price." This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark to market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose "functional currency" is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the "IRS", court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A "U.S. holder" is a beneficial owner of the Notes, who is (1) a citizen or resident of the U.S., (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the Notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting.  If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Disposition, Redemption or Repurchase for Cash

U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Notes in an amount equal to the difference between:

•	the U.S. holder's adjusted tax basis in the Notes (as the case may be); and

•
the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long-term capital gain or loss if the note was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

We or our designated paying agent will, where required, report to U.S. holders of Notes or our membership interests and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or other distributions, or interest paid on or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL PROCEEDINGS

No legal proceedings to which we are a party or which otherwise involve us currently exist.

PLAN OF DISTRIBUTION

We are offering the Notes solely by the prospectus. Our website home page provides access to a prospectus and the purchase applications and also displays a toll-free telephone number, which a prospective investor may use to call and request a prospectus. We also mail or otherwise deliver copies of the prospectus to ministries, churches and church related organizations, and at conferences, conventions, retreats and other meetings held or sponsored by those groups. No offers to purchase will be accepted prior to the time that an investor has signed an Application Form acknowledging receipt of a prospectus. We have no underwriting or selling agreement for the sale of the Notes and we pay no direct or indirect commission or other remuneration based on the sales of the Notes to any individuals or organizations in connection with the offer and sale of the Notes. In the future, we may, in our discretion, engage one or more broker-dealers to act as our sales agents to solicit the sale of the Notes in one or more states. We may pay these agents commissions and cost reimbursements which will not exceed 2.0% of the amount of the Notes they place.

We are not registered as a broker-dealer, and we sell our Notes through the efforts of our officers and employees, none of whom is registered as a broker-dealer or a registered representative of a broker-dealer. Our officers and employees engaging in transactions in connection with the sale of the Notes intend to rely on the safe harbor from being considered a broker set forth in Rule 3a4-1 under the 1934 Act. Among other things, Rule 3a4-1 requires that a person relying on the safe harbor may not be compensated by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. During the period from mid-2007 through March 31, 2010, one or more of our officers or employees providing us services in connection with the offer and sale of our Notes received compensation which could have been directly or indirectly based on the sale of our Notes. Should any of these persons be found not to have satisfied the requirements of Rule 3a4-1, we would bear the burden of showing that the person’s activities on our behalf did not or would not result in the person being a broker under the 1934 Act. If unable to do so, we could incur costs, and possibly monetary penalties or awards, which could be material.

We plan to sell the Notes in this offering through the second anniversary of the effective date of the registration statement for the Notes, i.e., June 3 , 2012 , unless we sooner terminate the offering. Our ability to continue the offering until that time depends on, among other things, our continuing compliance with applicable federal and state securities laws.

Sales to IRAs

We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Fixed Series Note of 12 months or longer. Interest will be accumulated in the IRA purchaser's account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA, Notes may be redeemed upon 30 days' advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default, providing payment can be made within a period not to exceed 30 days from date of request.

HOW TO PURCHASE A NOTE

Persons desiring to purchase a Note must complete, date and sign the applicable Purchase Application, a copy of which is included as Exhibit E to this prospectus, and return it to us together with payment in full for the aggregate principal amount of the Notes purchased. The Purchase Application is subject to acceptance by us within twenty-four hours of our receipt thereof. We may accept or reject a Purchase Application in our sole discretion. Any questions concerning the procedure for purchasing the Notes should be directed to Mr. Billy Dodson, 915 W. Imperial Highway, Suite 120, Brea, California, 92821. Our telephone number is 800-753-6742.

EXPERTS AND COUNSEL

The consolidated balance sheets as of December 31, 2009 and December 31, 2008 and the related consolidated statements of operations, equity, and cash flows for the fiscal years then ended have been included in this prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Rushall & McGeever, of Carlsbad, California, our special counsel, has passed on certain legal matters in connection with the Notes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes our prospectus filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's internet website at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.
_________________

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements for the Three Months Ended March 31, 2010 and December 31, 2009

CONSOLIDATED BALANCE SHEETS (UNAUDITED) AT MARCH 31, 2010 AND DECEMBER 31, 2009	F-2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009	F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009	F-4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-5 – F-20

Consolidated Financial Statements for the Years Ended December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-21

CONSOLIDATED BALANCE SHEETS	F-22

CONSOLIDATED STATEMENTS OF INCOME	F-23

CONSOLIDATED STATEMENTS OF EQUITY	F-24

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-26 - F-50

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2010 AND DECEMBER 31, 2009
 (Dollars in Thousands Except Unit Data)

	2010 (Unaudited)	2009 (Audited)
Assets:
Cash	$12,182	$9,980
Loans receivable, net of allowance for loan losses of $1,798 and $1,701 as of March 31, 2010 and December 31, 2009, respectively	195,434	196,858
Accrued interest receivable	887	956
Property and equipment, net	277	247
Debt issuance costs	387	419
Other assets	470	294
Total assets	$209,637	$208,754

Liabilities and members’ equity
Liabilities:
Borrowings from financial institutions	$125,209	$125,759
Notes payable	70,928	69,527
Accrued interest payable	327	142
Other liabilities	339	472
Total liabilities	196,803	195,900

Members' Equity:
Series A preferred units, 1,000,000 units authorized, 117,600 units issued and outstanding at March 31, 2010 and December 31, 2009 (liquidation preference of $100 per unit)	11,760	11,760
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at March 31, 2010 and December 31, 2009	1,509	1,509
Accumulated deficit	(310)	(343)
Accumulated other comprehensive loss	(125)	(72)
Total members' equity	12,834	12,854
Total liabilities and members' equity	$209,637	$208,754

The accompanying notes are an integral part of these consolidated financial statements.

 MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands)

	Three months ended March 31,
	2010	2009
Interest income:
Interest on loans	$2,942	$4,108
Interest on interest-bearing accounts	38	113
Total interest income	2,980	4,221
Interest expense:
Borrowings from financial institutions	1,326	1,973
Notes payable	727	883
Total interest expense	2,053	2,856
Net interest income	927	1,365
Provision for loan losses	97	168
Net interest income after provision for loan losses	830	1,197
Non-interest income	57	2
Non-interest expenses:
Salaries and benefits	409	357
Marketing and promotion	2	8
Office operations	176	345
Legal and accounting	181	235
Total non-interest expenses	768	945
Income before provision for income taxes	119	254
Provision for income taxes	2	--
Net income	$117	$254

The accompanying notes are an integral part of these consolidated financial statements.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(Dollars in Thousands)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$117	$254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12	11
Amortization of deferred loan fees	(18)	(25)
Amortization of debt issuance costs	54	102
Provision for loan losses	97	168
Accretion of allowance for loan losses on restructured loans	--	(1)
Accretion of loan discount	--	(2)
Changes in:
Accrued interest receivable	69	65
Other assets	(229)	45
Other liabilities	54	35
Net cash provided by operating activities and accrued interest payable	156	652

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan purchases	(204)	(2,170)
Loan originations	(90)	(80)
Loan sales	--	2,184
Loan principal collections, net	1,639	12,452
Purchase of property and equipment	(42)	(27)
Net cash provided by investing activities	1,303	12,359

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in borrowings from financial institutions	(550)	(6,340)
Net changes in notes payable	1,401	(1,602)
Debt issuance costs	(22)	--
Dividends paid on preferred units	(86)	(103)
Net cash provided (used) by financing activities	743	(8,045)
Net increase in cash	$2,202	$4,966
Cash at beginning of period	9,980	14,889
Cash at end of period	$12,182	$19,855
Supplemental disclosures of cash flow information
Interest paid	$1,868	$2,716
Change in value of interest rate swap	--	(344)
Change in value of market cap	(53)	--

The accompanying notes are an integral part of these consolidated financial statements.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accounting and financial reporting policies of MINISTRY PARTNERS INVESTMENT COMPANY, LLC (the “Company”, “we”, or “our”) and our wholly-owned subsidiary, Ministry Partners Funding, LLC, conform to accounting principles generally accepted in the United States and general financial industry practices.  The accompanying interim consolidated financial statements have not been audited.  A more detailed description of our accounting policies is included in our 2009 annual report filed on Form 10-K.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2010 and for the three months ended March 31, 2010 and 2009 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the periods ended March 31, 2010 and 2009 are not necessarily indicative of the results for the full year.

1.  Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC was incorporated in the state of California in 1991 and converted to a limited liability company form of organization under California law on December 31, 2008.  We are owned by a group of 13 federal and state chartered credit unions, none of which owns a majority of our voting common equity interests.  Two of the credit unions own only preferred units while the others own both common and preferred units.  Our offices are located in Brea, California.  We provide funds for real property secured loans for the benefit of evangelical churches and church organizations.  We fund our operations primarily through the sale of debt and equity securities and through other borrowings.  Most of our loans are purchased from our largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. We also originate church and ministry loans independently.  Substantially all of our business operations currently are conducted in California and our mortgage loan investments are primarily concentrated in California.

In 2007 the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by the Company for later securitization.  MPF’s loan purchasing activity continued through early 2009, after which its operations ceased and its assets, including loans, were transferred to the Company.  All liabilities of MPF have been paid off.  MPF is now inactive as of December 31, 2009. The Company plans to maintain MPF for possible future use as a financing vehicle to effect securitized debt transactions.  MPF did not securitize any of its loans.

On November 13, 2009, we formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”).  MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with the Company’s mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker.  As of March 31, 2010, we had brokered one loan through MP Realty.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiaries, MPF and MP Realty.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  The allowance for loan losses and fair value of our financial instruments represents a significant estimate made by management.  Management believes that the allowance for loan losses is adequate.

Cash

We maintain deposit accounts with other institutions with balances that may exceed federally insured limits. We have not experienced any losses in such accounts.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.  Loan discounts represent an offset against interest income which has been added to loans that have been restructured.  Loan discounts are accreted to interest income over the restructured term of the loans using the straight-line method, which approximates the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

We set aside an allowance or reserve for loan losses through charges to earnings, which are shown in our Consolidated Statements of Operations as the provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon our periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  The specific component relates to loans that are classified as impaired.  For such loans, an allowance is established when the discounted cash flows expected to be received from such loan, or the observable market price of the impaired loan, is lower than the carrying value of that particular loan.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings and are classified as impaired.  Troubled debt restructurings are measured at the present value of estimated future cash flows using the loans’s effective rate at inception.

Interest Rate Swap and Interest Rate Cap Agreements

For asset/liability management purposes, the Company uses interest rate swaps and caps to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate.  The notional amount on which the interest payments are based is not exchanged.  These agreements are derivative instruments that convert a portion of the Company’s variable rate debt and variable rate preferred units to a fixed rate (cash flow hedges).

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt.  The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing us to risk.  Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income.  If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Debt Issuance Costs

Debt issuance costs are related to our bank borrowings as well as to our public offering of unsecured notes and are amortized into interest expense over the contractual terms of the debt securities.

Conversion to LLC

Effective as of December 31, 2008, we converted our form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

By operation of law, the converted entity continued with all of the rights, privileges and powers of the corporate entity and we are managed by a group of managers that previously served as our Board of Directors.  Our executive officers and key management team remained intact.  The converted entity by operation of law possessed all of the properties and assets of the converted corporation and remains responsible for all of the notes, debts, contract claims and obligations of the converted corporation.

Since the conversion became effective, we are managed by a group of managers that provides oversight of our affairs and carries out their duties similar to the role and function that the Board of Directors performed under our previous bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of our affairs.  Instead of Articles of Incorporation and Bylaws, our management structure and governance procedures are now governed by the provisions of an Operating Agreement that has been entered into by and between our managers and members.

Income Taxes

Through December 30, 2008, we were organized as a California corporation and taxed under the Internal Revenue Code as a C corporation.  As a result, we recorded all current and deferred income taxes arising from our operations through that date. Deferred income tax assets and liabilities were determined based on the tax effects of temporary differences between the book and tax bases of our various assets and liabilities.

Effective December 31, 2008, we converted our form of organization from a C corporation to a California limited liability company (the “LLC”).  As an LLC, we are treated as a partnership for income tax purposes.  As a result, we are no longer a tax-paying entity for federal or state income tax purposes, and no federal or state income tax will be recorded in our financial statements after the date of conversion.  Income and expenses of the entity will be passed through to the members of the LLC for tax reporting purposes. As an LLC, we are subject to the California $800 minimum tax and gross receipts fees of approximately $12,000 per year for years ending on and after December 31, 2009.

In November, 2009, we formed MP Realty as a California corporation to provide loan brokerage and other real estate services.  MP Realty was organized as a C corporation under the Internal Revenue Code and, as a result, will be subject to state and and federal income taxes on its earnings.

Although the Company is  no longer a U.S. income tax-paying entity beginning in 2009, we are nonetheless subject to Accounting Standards Codification 740 (formally FIN48), Income Taxes (“ASC 740”), for all “open” tax periods for which the statute of limitations has not yet run.  ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.  Adoption of the recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position did not have an impact on our financial statements.

Comprehensive Income

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as derivatives classified as cash flow hedges, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.  Changes in the value of derivatives classified as cash flow hedges are included in interest expense as a yield adjustment in the same period in which the related interest on the hedged item affects earnings.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2010-09, Subsequent Events (Topic 855):  Amendments to Certain Recognition and Disclosure Requirements.  The amendments remove the requirement for an SEC registrant to disclose the date through which subsequent events were evaluated as this requirement would have potentially conflicted with SEC reporting requirements.  Removal of the disclosure requirement did not have an affect on the nature or timing of subsequent events evaluations performed by the Company.  ASU 2010-09 became effective upon issuance.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820):  Improving Disclosures about Fair Value Measurements.  ASU 2010-06 revises two disclosure requirements concerning fair value measurements and clarifies two others.  It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers.  It will also require the presentation of purchases, sales, issuances, and settlements within Level 3 on a gross basis rather than a net basis.  The amendments also clarify that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements.   These new disclosure requirements were effective for the period ended March 31, 2010, except for the requirement concerning gross presentation of Level 3 activity, which is effective for fiscal years beginning after December 15, 2010.  There was no significant effect to the Company’s financial statement disclosure upon adoption of this ASU.

2.  Related Party Transactions

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $8.9 million and $5.9 million at March 31, 2010 and December 31, 2009, respectively. Interest earned on funds held with ECCU totaled $35.5 thousand and $90.8 thousand for the three months ended March 31, 2010 and 2009, respectively.

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $48.2 thousand and $51.7 thousand for the three months ended March 31, 2010 and 2009, respectively, were incurred for these services and are included in office operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided.  We believe that this method is reasonable.

In accordance with a mortgage loan purchase agreement entered into by and between us and ECCU and a mortgage loan purchase agreement entered into by and between MPF and ECCU, we purchased $203.9 thousand and $2.2 million of loans from ECCU during the three months ended March 31, 2010 and 2009, respectively.  This includes $65.0 thousand of mortgage loans purchased by MPF during the three months ended March 31, 2009.  We recognized $2.6 million and $3.7 million of interest income on loans purchased from ECCU during the three months ended March 31, 2010 and 2009, respectively.  ECCU currently acts as the servicer for any loans we purchase from ECCU.  We paid loan fees to ECCU of $7.4 thousand and $211.7 thousand in the three months ended March 31, 2010 and March 31, 2009, respectively.  There are no loans held by MPF as of March 31, 2010.

From time to time, we or our wholly-owned subsidiary, MPF, have sold our mortgage loan investments to ECCU in isolated sales for short term liquidity purposes.  In addition, federal credit union regulations require that a borrower must be a member of a participating credit union in order for a loan participation to be an eligible investment for a federal chartered credit union.  ECCU has from time to time repurchased from MPIC fractional participations in our loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with National Credit Union Administration rules when we were selling participations in those loans to federal credit unions.  During the three month period ended March 31, 2010, we did not sell any loan participation interests or whole loans to ECCU.  Each sale or purchase of a mortgage loan investment or participation interest was consummated under our Related Party Transaction Policy that has been adopted by our managers.  No gain or loss was incurred on these sales.  A total of $2.2 million of whole loans were sold back to ECCU during the three month period ended March 31, 2009.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director.  Mr. Lee serves as President, Midwest Region, of Members United Corporate Federal Credit Union (“Members United”), which is one of our lenders.  Please review Note 4 for more detailed information regarding our borrowings from Members United.  In addition, Mark G. Holbrook, our Chairman and Chief Executive Officer, is a full time employee of ECCU.

3.  Loans Receivable and Allowance for Loan Losses

We originate church mortgage loans, participate in church mortgage loans made by ECCU, and also purchase entire church mortgage loans from ECCU.  Loans yielded a weighted average of 6.22% as of March 31, 2010, compared to a weighted average yield of 6.61% as of March 31, 2009. ECCU currently acts as our servicer for these loans, charging a service fee of up to 288 basis points to us.

Allowance for Loan Losses

An allowance for loan losses of $1.78 million as of March 31, 2010 and $1.70 million as of December 31, 2009 has been established for loans receivable. We have not experienced a loan charge-off during the three month period ended March 31, 2010. The Company has had no experience of loan loss. Management believes that the allowance for loan losses as of March 31, 2010 and December 31, 2009 is appropriate. Changes in the allowance for loan losses are as follows for the three months ended March 31, 2010 and the year ended December 31:

	2010	2009

Balance, beginning of year	$1,701	$489
Provisions for loan losses	97	1,322
Accretion of allowance related to restructured loans	--	(110)

Balance, end of year	$1,798	1,701

Non-Performing Loans

Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, and restructured loans.  Non-accrual loans represent loans on which interest accruals have been discontinued.  Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress. Non-performing loans are closely monitored on an ongoing basis as part of our loan review and work-out process.  The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.  The following is a summary of our nonperforming loans:

	March 31 2010	December 31 2009	March 31 2009
Impaired loans with an allowance for loan loss	$8,353	$8,215	$--
Impaired loans without an allowance for loan loss	16,916	22,314	12,952
Total impaired loans	$25,269	$30,529	$12,952

Allowance for loan losses related to impaired loans	$932	$809	$--

Total non-accrual loans	$21,373	$25,337	$2,754

Total loans past due 90 days or more and still accruing	--	--	--

We had thirteen nonaccrual loans as of March 31, 2010, down from fourteen nonaccrual loans at December 31, 2009.  As of March 31, 2010, we have had no history of foreclosures on any secured borrowings, but we have four loans totaling $9.2 million that are in foreclosure proceedings.  There is a reserve of $722 thousand on these loans.

4.  Line of Credit and Other Borrowings

Members United Facilities

On October 12, 2007, we entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit.  The latter was amended on May 8, 2008 to allow us to borrow up to $100 million through the revolving line of credit. We refer to this as the “$100 Million CUSO Line.” Both credit facilities are secured by certain mortgage loans. We use the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.  We may use proceeds from either loan to service other debt securities.

On August 27, 2008, we borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011.  The loan bears interest payable monthly at a floating rate based on the one month London Inter-Bank Offered Rate (“LIBOR”) plus 100 basis points to be reset monthly.  No new borrowings may be made under this loan facility.  As of March 31, 2010 and December 31, 2009, there was a $10.0 million outstanding balance on the Members United $10 Million LOC.

As of March 31, 2010 and December 31, 2009, the balance on the $100 Million CUSO Line was $87.7 million and $87.9 million, respectively, and the weighted average interest rate on our borrowings under this facility was 4.32% and 4.29%, respectively.  At March 31, 2010, the LIBOR rate for the loan facility was .25%.  Pursuant to the terms of our promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate will be specified by Members United and will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

In September 2008, Members United decided that it would not advance any additional funds on the $100 Million CUSO Line and the Company entered into negotiations with Members United to convert the line of credit facility to a term loan arrangement with a mutually acceptable interest rate.  On or before May 21, 2010, the interest rates on three of the tranches of these term loans in the amounts of $3.0 million, $67.4 million and $5.4 million are scheduled to be adjusted.

Future interest rate re-set dates of the tranches within the $10 Million LOC and $100 Million CUSO Line during the twelve month periods ending March 31, 2011, and 2012, are as follows:

2011	$75,775
2012	21,900
$97,675

We are continuing to negotiate with Members United regarding the interest rate to be charged on this facility once the outstanding amounts that become due are termed out over a five year period with a 30 year amortization schedule.  The interest rate on the $24 million tranche that was scheduled for adjustment on July 6, 2009 has been extended on a month-to-month basis at a variable rate equal to the Federal Funds open rate plus 1.25%.  The $42 million tranche that was scheduled to be adjusted in July, 2009 has been adjusted to a rate of 6.5%.  On February 1, 2010, the $24 million and $42 million tranches were rolled over and consolidated into a $66 million at an annual rate of 4.49%.  While we anticipate that we will be able to successfully restructure our debt obligations with Members United on the $75.8 million and $11.9 million tranches on the $100 Million CUSO Line that mature in 2010 and 2011, respectively, failure to reach acceptable terms on this facility could have a material adverse effect on our results of operations.

Both credit facilities are recourse obligations secured by designated mortgage loans. We must maintain collateral in the form of eligible mortgage loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of March 31, 2010 and December 31, 2009, approximately $112.1 million and $108.9 million of loans, respectively, were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan. We have the right to substitute or replace one or more of the mortgage loans serving as collateral for these credit facilities.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and our other debt, and to provide Members United with current financial statements and reports.  We were in compliance with these covenants as of March 31, 2010.

BMO Facility

In 2007, we formed a wholly-owned special purpose subsidiary, MPF, for the sole purpose of purchasing and warehousing church and ministry mortgage loans bought from us or ECCU for later securitization.  On October 30, 2007, we expanded its capabilities to originate and securitize qualifying church mortgage loans by entering into a $150 million credit facility with Fairway Finance Company, LLC, as lender, and BMO Capital Markets Corp., as agent (the “BMO Facility”).  The Bank of Montreal agreed to serve as liquidity agent for the BMO Facility. The line was secured by a first priority interest in eligible receivables of MPF. All of MPF’s loans receivable were pledged as collateral for the BMO Facility.

Effective as of November 30, 2009, MPF paid off and retired the BMO Facility using funds obtained from a $28 million term loan and security agreement entered into with Western Corporate Federal Credit Union (the “WesCorp Loan”).  As of March 31, 2010, there was no outstanding balance due on the BMO Facility and all mortgage loans held in the facility were transferred to Western Corporate Federal Credit Union ( “Wes Corp”) to serve as collateral for the WesCorp Loan.

WesCorp Facility

On November 30, 2009, we entered into a Loan and Security Agreement with WesCorp.  WesCorp is a federally chartered credit union located in San Dimas, California.  The agreement provides for a secured $28 million term loan, referred to as the “WesCorp Facility.”  $24.6 million of the proceeds were used to pay the remaining principal and interest on the BMO Facility.  The remainder of the proceeds were advanced in cash and will be used to make monthly payments on the WesCorp Facility, as well as for other cash needs as they arise.

The WesCorp Facility carries a fixed interest rate of 3.95% per year.  Interest on the outstanding balance of the loan is payable on the last day of each month, along with a fixed principal payment of $116.7 thousand.  The balance of the principal, $24.7 million, is due in full when the facility matures on March 30, 2012.  We have the option to prepay any or all of the principal balance at any point prior to the maturity date subject to a prepayment penalty.  The loan is secured by the remaining eligible loans that were pledged to BMO at the time of the payoff and transferred to WesCorp to serve as collateral for the WesCorp Loan.  These loans totaled $57.6 million and $58.7 million at March 31, 2010 and December 31, 2009, respectively.  As of March 31, 2010 and December 31, 2009 there was $27.5 million and $27.9 million, respectively, outstanding on the WesCorp Facility.

The agreement contains a number of standard borrower covenants, including affirmative covenants that require the Company to refrain from making certain guarantees or endorsements, refrain from making material changes to other credit facilities, and maintain a debt to tangible net worth ratio of less than 15 to one.  The agreement also contains negative covenants requiring the Company to obtain consent for certain transactions related to pledged loans.  The Company was in compliance with these covenants as of March 31, 2010.

5.  Notes Payable

We have the following unsecured notes payable at March 31, 2010 (dollars in thousands):

		Weighted Average Interest Rate
Class A Offering	$50,855	3.74%
Special Offering	7,184	4.43%
Special Subordinated Note	2,737	7.00%
International Offering	412	4.15%
National Alpha Offering (Note 6)	9,740	5.48%
Total	$70,928	4.18%

Future maturities during the twelve month periods ending March 31 are as follows (dollars in thousands):

2011	$38,746
2012	6,476
2013	4,630
2014	6,045
2015	8,371
Thereafter	6,660
$70,928

The National Alpha Offering notes referenced in the table above have been registered in public offerings pursuant to registration statements filed with the U.S. Securities and Exchange Commission (the “Alpha Class Notes”).  All Alpha Class Notes are our unsecured obligations and pay interest at stated spreads over a blended index rate (the “BIR”) which index rate is adjusted every month.  The BIR is the average of the National Index Rate and the Los Angeles Index Rate for financial institutions reported in the applicable edition of the Bank Rate Monitor (TM) in effect on the first day of each month. We reserve the right to change the rates of the Notes we offer more often than monthly.  Interest can be reinvested or paid at the investor’s option.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require us to maintain a minimum tangible adjusted net worth, as defined in the Alpha Class Loan and Trust Agreement (the “Alpha Class Trust Indenture”), of not less than $4.0 million.  We are not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  Our other indebtedness, as defined in the Alpha Class Trust Indenture, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  We were in compliance with these covenants as of March 31, 2010 and December 31, 2009.  Effective April 18, 2008, we discontinued the sale of our Alpha Class Notes.  On October 7, 2008, U.S. Bank National Association succeeded King Trust Company, N.A., as trustee of the Alpha Class Notes under the terms of a trust indenture agreement.

Historically, most of our unsecured notes have been renewed by investors upon maturity.  Because we have discontinued our sale of Alpha Class Notes effective as of April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing our Class A Notes that have been registered with the Securities and Exchange Commission (see Note 6 below).  For matured notes that are not renewed, we fund the redemption through proceeds we receive from the repayment of the mortgage loans that we hold.

6.  National Offering

In July 2001, we registered with the U.S. Securities and Exchange Commission (the “SEC”) $25.0 million of Alpha Class Notes issued pursuant to an Alpha Class Trust Indenture which authorized the issuance of up to $50.0 million of such notes.  In April 2003, we registered with the SEC an additional $25.0 million of Alpha Class Notes.  In April 2005, we registered with the SEC $50.0 million of new Alpha Class Notes issued pursuant to the Alpha Class Trust Indenture which authorized the issuance of up to $200.0 million of such notes.  In May 2007, we registered with the SEC an additional $75.0 million of the new Alpha Class Notes. At March 31, 2010 and December 31, 2009, $9.8 million and $11.8 million of these Alpha Class notes were outstanding, respectively.

In April 2008, we registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  This is a "best efforts" offering and is expected to continue through April 30, 2010.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates we pay on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.  The notes were issued under a Supplemental Agreement with Consent of Holders to Loan and Trust Agreement (the “US Bank Indenture”) between us and U.S. Bank National Association (“US Bank”).  The Class A Notes are part of up to $200 million of Class A Notes we may issue pursuant to the US Bank Indenture.  The US Bank Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  We were in compliance with these covenants at March 31, 2010.  At March 31, 2010, $50.9 million of these Class A Notes were outstanding.

7.  Preferred and Common Units Under LLC Structure

On December 31, 2008, both our Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units pursuant to a Plan of Conversion adopted by our shareholders. The Series A Preferred Units are entitled to a cumulative preferred return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the preferred return is paid (“Preferred Return”).  In addition, the Series A Preferred Units are entitled to an annual preferred distribution, payable in arrears, equal to 10% of our profits less the Preferred Return (“Preferred Distribution”).

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at our election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Series A Preferred Units have priority as to earnings and distributions over our Class A Common Units.  We have a right of first refusal in the event that one of our Class A Common Unit or Series A Preferred Unit holders proposes to sell or transfer such units.  If we fail to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On December 31, 2008, upon conversion from a corporation to an limited liability company, our common stock was converted into Class A Common Units under the Plan of Conversion that was adopted by our shareholders.  In accordance with the terms of the Plan of Conversion and Operating Agreement approved by our shareholders and managers, all voting rights are held by the holders of our Class A Common Units.

8.  Interest Rate Swaps and Caps

We have utilized stand-alone derivative financial instruments in the form of interest rate swap and interest rate cap agreements, which derive their value from underlying interest rates.  These transactions involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such differences, which represent the fair value of the derivative instruments, are reflected on our consolidated balance sheets as other assets and other liabilities.

We are exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements.  We control the credit risk of our financial contracts through credit approvals, limits and monitoring procedures, and do not expect any counterparties to fail their obligations.  We deal only with primary dealers.

Derivative instruments are generally either negotiated over-the-counter (“OTC”) contracts or standardized contracts executed on a recognized exchange.  Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity. Although we have used interest rate swap agreements from time to time in the past, we currently have no interest rate swap contracts in place.  We do, however, currently have interest rate cap agreements in place.

Risk Management Policies – Hedging Instruments

The primary focus of the asset/liability management program is to monitor the sensitivity of the Company’s net portfolio value and net income under varying interest rate scenarios to take steps to control the Company’s risks.  The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management – Cash Flow Hedging Instruments

We use long-term variable rate debt as a source of funds for use in our lending and investment activities and other general business purposes.  These debt obligations expose us to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  We believe it is prudent to limit the variability of a portion of our interest payment obligations and, therefore, generally hedge a portion of our variable-rate interest payments.  To meet this objective, in the past, we have entered into interest rate swap agreements whereby we receive variable interest rate payments and agree to make fixed interest rate payments during the contract period.

Another way to hedge our exposure to variable interest rates is through the purchase of interest rate caps.  An interest rate cap is an option contract that protects the holder from increases in short-term interest rates by making a payment to such holder when an underlying interest rate (the "index" or "reference" interest rate) exceeds a specified strike rate (the "cap rate"). Similar to an interest rate swap, the notional amount on which the payment is made is never exchanged. Interest rate caps are purchased for a premium and typically have expirations between 1 and 7 years. With the purchase of an interest rate cap, payments are made to the holder on a monthly, quarterly or semiannual basis, with the period generally set equal to the maturity of the index interest rate.  In essence, the financial exposure to the holder of an interest rate cap is limited to the initial purchase price.  The objective of this type of instrument is to mitigate the exposure to rising interest rates by “capping” the rate ( the strike price) for a specific period of time.

At March 31, 2010, information pertaining to outstanding interest rate cap agreements that we have used to hedge variable rate debt is as follows (dollars in thousands):

Notional amount	$20,000
Strike Price	1.50%
Weighted average maturity in years	1.17
Fair value of interest rate caps	$15
Unrealized loss relating to interest rate caps	$125

These agreements provide for us to receive payments at a variable rate determined by a specified index (one month London Inter-Bank Offered Rate (“LIBOR”)) when the index interest rate exceeds 1.50%. This rate was 0.25% and 0.23% at March 31, 2010 and December 31, 2009, respectively.

At March 31, 2010, the unrealized loss relating to interest rate caps was recorded in other assets.  Changes in the fair value of interest rate caps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income (loss).  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings.

We reclassified $2.8 thousand into interest expense and $2.4 thousand against retained earnings during the three months ended March 31, 2010.

At March 31, 2010, we had no outstanding interest rate swap contracts.  Changes in the fair value of interest rate swaps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income (loss).  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings.

The net amount of other comprehensive income reclassified into interest expense related to interest rate swaps during the three months ended March 31, 2009 was $542 thousand.

Risk management results for the three month period ended March 31, 2010 related to the balance sheet hedging of our long-term debt indicate that the hedges were highly effective and that there was no component of the derivative instruments’ gain or loss which was excluded from the assessment of hedge effectiveness.

9.  Comprehensive Income

Comprehensive income consists of net income and other comprehensive income or loss.  The components of other comprehensive income (loss) are shown below for the three months ended March 31 and the year ended December 31.  No tax effect is recognized since the Company is not a tax-paying entity.

	2010	2009

Change in fair value of derivatives used for cash flow hedges
Interest rate swaps	$--	$518,000
Interest rate caps	53,000	(72,000)
	53,000	446,000

Tax effect	--	--

Net of tax amount	$53,000	$446,000

10.  Retirement Plans

401(k)

Employees who are at least 21 years of age are eligible to participate in the Administaff 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the amount and percentage of which is annually determined by the managers. Matching contributions for the three months ended March 31, 2010 and the year ended March 31, 2009 were $8.6 thousand and $9.3 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce the Company’s annual contribution. Contributions for the plan year ended December 31, 2009 was $10.3 thousand.  No profit sharing contribution has been made or approved for the three months ended March 31, 2010.

11.  Loan Commitments

Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to existing customers of ECCU. Unfunded commitments totaled $2.9 million at March 31, 2010 and $3.0 million at December 31, 2009.

12.  Fair Value Measurements

Fair Value Measurements Using Fair Value Hierarchy

Effective January 1, 2009, the Company fully adopted ASC 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Fair value is generally defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Where available, fair value is based on observable market prices or parameters or derived from such prices or paramters.  Where observable prices or inputs are not available, valuation techniques that utilize management’s estimates and judgments are applied.  ASC 820 applies only to fair value measurements already required or permitted by other accounting standards and does not impose requirements for additional fair value measures.

Measurements of fair value are classified within a hierarchy based upon inputs that give the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

•	Level 3 inputs are unobservable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Derivative Financial Instruments

The fair values for interest rate swap agreements and market caps are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments

The fair value for our loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The following sections describe the valuation methodologies used for assets measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of our financial instruments at March 31, 2010 and December 31, 2009, are as follows:

	March 31, 2010		December 31, 2009
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets:
Cash	$12,182	$12,182	$9,980	$9,980
Loans receivable	195,434	193,660	196,858	194,713
Accrued interest receivable	887	887	956	956
Interest rate caps	15	15	73	73
Financial liabilities:
Notes payable	70,928	70,658	69,527	69,117
Bank borrowings	125,209	123,618	125,759	123,997
Accrued interest payable	327	327	142	142
Dividends payable	82	82	85	85

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at March 31, 2010 and December 31, 2009.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.  The discount rate is estimated by Company management by using market rates which reflect the interest rate risk inherent in the notes.

Borrowings from Financial Institutions – The fair value of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements. The discount rate is estimated Company management by using market rates which reflect the interest rate risk inherent in the notes.

Derivative Financial Instruments – The fair values for interest rate swap agreements and interest rate caps are based upon the amounts required to settle the contracts.
Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining term of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at March 31, 2010 and December 31, 2009.

Fair Value Measured on a Recurring Basis

The table below presents the balance of assets measured at fair value on a recurring basis and the level of inputs used to measure fair value:

	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
At March 31, 2010
Interest Rate caps (asset)	--	$15	--	$15
At December 31, 2009
Interest Rate caps (asset)	--	$73	--	$73

Fair value of interest rate caps and interest rate swaps are estimated by the counterparties using market expectations of future interest rates, which constitute Level 2 inputs.

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Impaired loans	$-	$8,227	$17,042	$25,269

Assets:
Impaired loans	$-	$8,086	$22,443	$30,529

Collateral-dependent impaired loans are carried at the fair value of the collateral less estimated costs to sell, incorporating assumptions that experienced parties might use in estimating the value of such collateral. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.

Impaired loans that are not collateral dependent are carried at the present value of expected future cash flows discounted at the loan’s effective interest rate. Troubled debt restructurings are also carried at the present value of expected future cash flows. However, expected cash flows for troubled debt restructurings are discounted using the loan’s original effective interest rate rather than the modified interest rate. Since fair value of these loans is based on management’s own projection of future cash flows, the fair value measurements are categorized as Level 3 measurements.

Report of Independent Registered Public Accounting Firm

To The Members
Ministry Partners Investment Company, LLC
Brea, California

We have audited the accompanying consolidated balance sheets of Ministry Partners Investment Company, LLC and subsidiary as of December 31, 2009 and 2008 and the related consolidated statements of income, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Company, LLC and subsidiary as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

March 29, 2010

Ministry Partners Investment Company, LLC and Subsidiary
Consolidated Balance Sheets
December 31, 2009 and 2008
(Dollars in Thousands)

Assets	2009	2008

Cash	$9,980	$14,889
Loans, net of allowance for loan losses of $1,701 and $489 in 2009 and 2008, respectively	196,858	257,176
Accrued interest receivable	956	1,374
Property and equipment, net	247	262
Debt issuance costs	419	979
Other assets	294	415
Total assets	$208,754	$275,095

Liabilities and Equity
Liabilities
Borrowings from financial institutions	$125,759	$185,146
Notes payable	69,527	75,774
Accrued interest payable	142	292
Other liabilities	472	1,132
Total liabilities	195,900	262,344

Commitments and contingencies (Note 7)

Members' equity
Series A preferred units, 1,000,000 units authorized, 117,600 units issued and outstanding at December 31, 2009 and 2008 (liquidation preference of $100 per unit)	11,760	11,760
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at December 31, 2009 and 2008	1,509	1,509
Accumulated deficit	(343)	--
Accumulated other comprehensive loss	(72)	(518)
Total equity	12,854	12,751
Total liabilities and equity	$208,754	$275,095

The Notes to Consolidated Financial Statements are an integral part of these financial statements.

Ministry Partners Investment Company, LLC and Subsidiary

Consolidated Statements of Income

Years Ended December 31, 2009 and 2008

(Dollars in Thousands)

	2009	2008
Interest income
Loans	$14,394	$13,451
Interest on interest-bearing accounts	308	383

Total interest income	14,702	13,834

Interest expense
Borrowings from financial institutions	6,609	6,123
Notes payable	3,308	3,632

Total interest expense	9,917	9,755

Net interest income	4,785	4,079

Provision for loan losses	1,322	363

Net interest income after provision for loan losses	3,463	3,716

Non-interest income	13	39

Non-interest expenses
Salaries and benefits	1,200	1,097
Marketing and promotion	35	21
Office occupancy	127	62
Office operations and other expenses	1,225	1,304
Legal and accounting	835	550

Total non-interest expenses	3,422	3,034

Income before benefit from income taxes	54	721

Benefit from income taxes	–	(23)

Net income	$54	$744

The Notes to Consolidated Financial Statements are an integral part of these financial statements.

Ministry Partners Investment Company, LLC and Subsidiary

Consolidated Statements of Equity

Years Ended December 31, 2009 and 2008

(Dollars in Thousands)

	Series A Preferred Units		Class A Common Units		Preferred Stock		Common Stock
	Number of Units	Amount	Number of Units	Amount	Number of Shares	Amount	Number of Shares	Amount	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total

Balance, December 31, 2007	--	$--	--	$--	107,922	$10,792	146,522	$1,809	$(579)	$(113)	$11,909
Purchase of Class I preferred stock	--	--	--	--	(1,900)	(190)	--	--	--	--	(190)
Sale of Class I preferred stock					11,578	1,158	--	--	--	--	1,158
Comprehensive income:
Net income	--	--	--	--	--	--	--	--	744	--	744
Change in value of interest rate swap					--	--	--	--	--	(405)	(405)
Total comprehensive income											339
Dividends on preferred stock	--	--	--	--	--	--	--	--	(465)	--	(465)
Conversion of preferred stock into Series A preferred units	117,600	11,760	--	--	(117,600)	(11,760)	--	--	--	--	--
Conversion of common stock into Class A Units	--	--	146,522	1,509	--	--	(146,522)	(1,809)	300	--	--

Balance, December 31, 2008	117,600	11,760	146,522	1,509	--	--	--	--	--	(518)	12,751
Comprehensive income:
Net income	--	--	--	--	--	--	--	--	54	--	54
Change in value of interest rate swap					--	--	--	--		518	518
Change in value of interest rate caps	--	--	--	--	--	--	--	--	--	(72)	(72)
Total comprehensive income											500
Dividends on preferred units	--	--	--	--	--	--	--	--	(397)	--	(397)

Balance, December 31, 2009	117,600	$11,760	146,522	$1,509	--	$--	--	$--	$(343)	$(72)	$12,854

The Notes to Consolidated Financial Statements are an integral part of these financial statements.

Ministry Partners Investment Company, LLC and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2009 and 2008
(Dollars in Thousands)
	2009	2008
Cash Flows from Operating Activities
Net income	$54	$744
Adjustments to reconcile net income
to net cash provided by operating activities
Depreciation	48	14
Provision for loan losses	1,322	363
Amortization of deferred loan fees	(86)	(94)
Amortization of debt issuance costs	928	401
Accretion of allowances for loan losses on restructured loans	(110)	--
Accretion of loan discount	(98)	--
Net change in:
Deferred income tax benefit	--	116
Accrued interest receivable	418	(856)
Other assets	194	118
Other liabilities	(274)	241
Net cash provided by operating activities	2,396	1,047

Cash Flows from Investing Activities
Loan purchases	(10,540)	(156,731)
Loan originations	(292)	(19,309)
Loan sales	33,697	843
Loan principal collections, net	36,425	34,064
Purchase of property and equipment	(33)	(252)
Net cash provided by (used in) investing activities	59,257	(141,385)

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	(59,387)	138,846
Net change in notes payable	(6,247)	13,717
Debt issuance costs	(368)	(41)
Net proceeds from issuance of preferred stock	--	1,158
Purchase of preferred stock	--	(190)
Dividends paid on preferred stock	(412)	(506)
Purchase of interest rate caps	(148)	--

Net cash provided by (used in) financing activities	(66,562)	152,984
Net increase (decrease) in cash	(4,909)	12,646

Cash at beginning of year	14,889	2,243

Cash at end of year	$9,980	$14,889

Supplemental Disclosures of Cash Flow Information
Interest paid	$10,051	$9,642
Income taxes paid	--	140
Change in value of interest rate swap	(518)	405
Change in value of market cap	72	--

The Notes to Consolidated Financial Statements are an integral part of these financial statements.

Note 1.	Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the "Company") was incorporated in California in 1991 as a C corporation and converted to a limited liability company on December 31, 2008.  The Company is owned by a group of 13 federal and state chartered credit unions, none of which owns a majority of the voting equity units of the Company.  Two of the credit unions own only preferred units while the others own both common and preferred units.  Offices of the Company are located in Brea, California.  The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  Most of the Company's loans are purchased from its largest equity investor, the Evangelical Christian Credit Union ("ECCU"), of Brea, California. The Company also originates church and ministry loans independently. Nearly all of the Company's business and operations currently are conducted in California and its mortgage loan investments cover approximately 33 states, with the largest number of loans made to California borrowers.

In 2007 the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC ("MPF"), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by the Company for later securitization.  MPF's loan purchasing activity continued through early 2009, after which its operations ceased and its assets, including loans, were transferred to the Company.  All liabilities have been paid off.  MPF is now inactive as of December 31, 2009. The Company plans to maintain MPF for possible future use as a financing vehicle to effect securitized debt transactions.  MPF did not securitize any of its loans.

On November 13, 2009, the Company formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation ("MP Realty").  MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with the Company's mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker. As of December 31, 2009, MP Realty was inactive, and had no assets, liabilities or equity.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiary, MPF.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses represents a significant estimate by management.

Cash

The Company maintains deposit accounts with other institutions with balances that may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.  Loan discounts represent an offset against interest income which has been added to loans that have been restructured.  Loan discounts are accreted to interest income over the restructured term of the loans using the straight-line method, which approximates the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due.  Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company's Consolidated Statements of Income as the provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  The specific component relates to loans that are classified as impaired.  For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings and are classified as impaired.  Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan's effective rate at inception.

Interest Rate Swaps and Caps

For asset/liability management purposes, the Company uses interest rate swaps and caps to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate.  The notional amount on which the interest payments are based is not exchanged.  These agreements are derivative instruments that convert a portion of the Company's variable rate debt and variable rate preferred units to a fixed rate (cash flow hedges).

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt.  The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Company to risk.  Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income.  If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Debt Issuance Costs

Debt issuance costs are related to borrowings from financial institutions as well as public offerings of unsecured notes, and are amortized into interest expense over the contractual terms of the debt.

Conversion to LLC

Effective as of December 31, 2008, the Company has converted its form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

By operation of law, the converted entity continued with all of the rights, privileges and powers of the corporate entity and is managed by a group of managers that previously served as the Board of Directors.  The executive officers and key management team remained intact.  The converted entity by operation of law possessed all of the properties and assets of the converted corporation and remains responsible for all of the notes, debts, contract claims and obligations of the converted corporation.

With the conversion to the limited liability company form of organization, the Company has combined in a single entity the best features of other organizational structures, thereby permitting the owners to obtain the benefit of a corporate limited liability shield, the pass-through tax and distribution benefits of a partnership, the avoidance of a corporate level tax and the flexibility of making allocations of profit, loss and distributions offered by  partnership treatment under the Internal Revenue Code.

Since the conversion became effective, the Company is managed by a group of managers that provides oversight of the affairs and carries out their duties similar to the role and function that the Board of Directors performed under the previous bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of Company affairs.  Instead of Articles of Incorporation and Bylaws, management structure and governance procedures are now governed by the provisions of an Operating Agreement that has been entered into by and between the Company's managers and members.

Income Taxes

Through December 30, 2008, the Company was a C corporation, and thus recorded all current and deferred income taxes arising from its operations through that date. Deferred income tax assets and liabilities were determined based on the tax effects of temporary differences between the book and tax bases of the various assets and liabilities of the Company.

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). As a result, the stockholders of the Company became members of the LLC on the conversion date. The LLC is treated as a partnership for income tax purposes; therefore, the Company will no longer be a tax-paying entity for federal or state income tax purposes, and thus no federal or state income tax will be recorded in the financial statements after the date of conversion. Income and expenses of the Company are passed through to the members of the LLC for tax reporting purposes. The Company is subject to a California gross receipts fee of approximately $12,000 per year for years ending on and after December 31, 2009.

Although the Company is no longer a U.S. income tax-paying entity beginning in 2009, it is nonetheless subject to Accounting Standards Codification 740, Income Taxes, for all "open" tax periods for which the statute of limitations has not yet run.  The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Comprehensive Income

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as derivatives classified as cash flow hedges, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.  Changes in the value of derivatives classified as cash flow hedges are included in interest expense as a yield adjustment in the same period in which the related interest on the hedged item affects earnings.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

In August 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2009-05, "Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value".  This ASU provides amendments for fair value measurements of liabilities.  It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques.  ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability.  ASU 2009-05 is effective beginning on October 1, 2009.   Management is assessing the impact of ASU 2009-05 on the consolidated financial condition, results of operations, and disclosures.

In June 2009, the FASB issued ASU No. 2009-01 (formerly Statement No. 168), "Topic 105 - Generally Accepted Accounting Principles - FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles." The Codification is the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP).  The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents are superseded and all other accounting literature not included in the Codification is considered nonauthoritative.  The Codification is effective for interim or annual reporting periods ending after September 15, 2009.  Management has made the appropriate changes to GAAP references in the consolidated financial statements.

In June 2009, the FASB issued Statement No. 167, "Amendments to FASB Interpretation No. 46(R)" (SFAS 167).  SFAS 167 amends the consolidation guidance applicable to variable interest entities.  The amendments to the consolidation guidance affect all entities currently within the scope of FIN 46(R), as well as qualifying special-purpose entities (QSPEs) that are currently excluded from the scope of FIN 46(R).  SFAS 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009.  Management does not believe that the adoption of SFAS 167 will have an impact on the consolidated financial statements.

In June 2009, the FASB issued Statement No. 166, "Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140" (SFAS No. 166).  SFAS 166 amends the derecognition accounting and disclosure guidance relating to SFAS 140.  SFAS 166 eliminates the exemption from consolidation for QSPEs. It also requires a transferor to evaluate all existing QSPEs to determine whether they must be consolidated in accordance with SFAS 166.  SFAS 166 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009.  Management is assessing the impact of SFAS 166 on the Company's consolidated financial condition, results of operations, and disclosures.

In April 2009, the FASB issued ASC 825 (formerly FASB Staff Position (FSP) 107-1 and APB 28-1), "Interim Disclosures about Fair Value of Financial Instruments."  ASC 825 requires a public entity to provide disclosures about fair value of financial instruments in interim financial information.  ASC 825 is effective for interim and annual financial periods ending after June 15, 2009.  As a result of adopting the provisions of ASC 825 on June 30, 2009, management is now disclosing information about the fair value of the financial instruments on a quarterly basis.

In April 2009, the FASB issued ASC 320 (formerly Staff Position FAS 115-2, FAS 124-2 and EITF 99-20-2), "Recognition and Presentation of Other-Than-Temporary-Impairment."  ASC 320 (i) changes existing guidance for determining whether an impairment of debt securities is other than temporary and (ii) replaces the existing requirement that the entity's management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis.  Under ASC 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses.  The amount of impairment related to other factors is recognized in other comprehensive income.  ASC 320 is effective for interim and annual periods ending after June 15, 2009.   The adoption of ASC 320 effective as of April 1, 2009 did not have a material impact on the consolidated financial statements.

In April 2009, the FASB issued ASC 820 (formerly FSP FAS 157-4), "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly."  ASC 820 affirms the objective of fair value when a market is not active, clarifies and includes additional factors for determining whether there has been a significant decrease in market activity, eliminates the presumption that all transactions are distressed unless proven otherwise, and requires an entity to disclose a change in valuation technique.  ASC 820 is effective for interim and annual periods ending after June 15, 2009.  The adoption of ASC 820 on April 1, 2009 did not have a material impact on the consolidated financial condition and results of operations.

Note 2.	Related Party Transactions

The Company maintains most of its cash at ECCU. Total funds held with ECCU were $5.9 million and $12.0 million at December 31, 2009 and 2008, respectively. Interest earned on these funds totaled approximately $303.7 thousand and $310.9 thousand for the years ended December 31, 2009 and 2008, respectively.

The Company leases physical facilities from ECCU pursuant to an Office Lease dated November 4, 2008, and purchases other services from ECCU. Charges of approximately $197.6 thousand and $164.2 thousand for the years ended December 31, 2009 and 2008, respectively, were made for these services and are included in Office Operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

In accordance with a mortgage loan purchase arrangement between the Company and ECCU, the Company purchased $10.5 million and $156.7 million of loans from ECCU during the years ended December 31, 2009 and 2008, respectively.  This includes $105.0 thousand and $60.3 million purchased by MPF during the years ended December 31, 2009 and 2008, respectively.  The Company recognized $13.0 million and $11.8 million of interest income on loans purchased from ECCU during the years ended December 31, 2009 and 2008, respectively.  ECCU retains the servicing rights on loans it sells to the Company.  The Company paid loan servicing fees to ECCU of $593.3 and $732.5 thousand in the years ended December 31, 2009 and 2008, respectively.

From time to time, the Company or its wholly-owned subsidiary, MPF, has sold mortgage loan investments to ECCU in isolated sales for short term liquidity purposes.  The Company or MPF also has sold loans to other credit unions.  Federal credit union regulations require that a borrower must be a member of a participating credit union in order for a loan participation to be an eligible investment for a federal chartered credit union.  ECCU has from time to time repurchased from the Company fractional participations in the loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with NCUA rules when participations in those loans were sold to federal credit unions.  During the year ended December 31, 2009, $145.2 thousand in loan participation interests were sold to ECCU.  During the years ended December 31, 2009 and 2008, an additional $2.2 million and $843 thousand, respectively, of whole loans were sold back to ECCU. Each sale or purchase of a mortgage loan investment or participation interest was consummated under our Related Party Transaction Policy that has been adopted by our managers.  No gain or loss was incurred on these sales.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director.  Mr. Lee serves as Vice President Member Relations, Midwest Region, of Members United Corporate Federal Credit Union (Members United).  See Note 6 for information regarding the Company's borrowings from Members United.  The Company has $556 thousand on deposit with Members United as of December 31, 2009, which is pledged as security for the Members United borrowings.

On May 19, 2009, the Company sold $19.3 million of loans to Western Federal Credit Union, which is an equity holder of the Company's Class A Units.  The loans were sold to Western at par.  Proceeds from the sale were used to pay down the BMO Facility.

From time to time, managers and management have purchased investor notes from the Company. Investor notes payable to related parties total $734 thousand at December 31, 2009.

Note 3.	Loans

A summary of loans as of December 31 follows:

	2009	2008
Loans to evangelical churches and related organizations:
Real estate secured	$194,068	$254,869
Construction	3,052	1,042
Unsecured	2,002	2,000

Total Loans	$199,122	$257,911

Deferred loan fees, net	(141)	(210)
Loan discount	(422)	(36)
Allowance for loan losses	(1,701)	(489)

Loans, net	$196,858	$257,176

The loans fall into three categories:  loans purchased in whole from ECCU, loan participations purchased from ECCU, and loans originated directly by the Company.  All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2018. The loans earn interest at rates between 2.88% and 8.50%, with a weighted average yield of 6.21% as of December 31, 2009.

Allowance for Loan Losses

The Company has had no experience of loan loss. Management believes that the allowance for loan losses as of December 31, 2009 and 2008 is appropriate. Changes in the allowance for loan losses are as follows for the years ended December 31:

	2009	2008

Balance, beginning of year	$489	$126
Provisions for loan losses	1,322	363
Accretion of allowance related to restructured loans	(110)	--

Balance, end of year	$1,701	$489

Impaired Loans

Information about impaired loans for the years ended December 31 is as follows:

	2009	2008

Impaired loans with an allowance for loan losses	$8,215	$--
Impaired loans without an allowance for loan losses	22,314	4,025

Total impaired loans	$30,529	$4,025

Allowance for loan losses related to impaired loans	$809	$--

Total non-accrual loans	$25,337	$2,700
Total loans past due 90 days or more and still accruing	$--	$--

Information about impaired loans for the years ended December 31 is as follows:
	2009	2008

Average investment in impaired loans	$18,381	$1,216

Interest income recognized on impaired loans	$912	$--

No additional funds were committed to be advanced in connection with impaired loans as of December 31, 2009 or 2008.

Note 4.	Premises and Equipment

Premises and equipment consisted of the following at December 31:

	2009	2008

Furniture and office equipment	$270	$237
Computer system	17	17
Leasehold improvements	25	25

	312	279
Less accumulated depreciation and amortization	(65)	(17)

	$247	$262

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 amounted to $48 thousand and $14 thousand, respectively.

Note 5.	Borrowings from Financial Institutions

Outstanding balances of borrowings from financial institutions are summarized by lender at December 31 as follows:

Lender	2009	2008

Members United	$97,876	$99,875
WesCorp	27,883	--
BMO	--	85,271
	$125,759	$185,146

Future maturities of borrowings from financial institutions are as follows at December 31:

2010	$1,400
2011	11,400
2012	112,959
$125,759

Members United Facilities

On October 12, 2007, the Company entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the "$10 Million LOC," and the other is for a secured $50 million revolving line of credit.  The latter was amended on May 8, 2008 to allow the Company to borrow up to $100 million through the revolving line of credit. The Company refers to this as the "$100 Million CUSO Line." Both credit facilities are secured by certain mortgage loans. The Company intends to use the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.  The Company may use proceeds from either loan to service other debt securities.

On August 27, 2008, the Company borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011.  The loan bears interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points.  The interest rate on the Members United term loan will be reset monthly.  Since the credit facility expired on September 1, 2008, no new borrowings may be made under this loan facility.  As of December 31, 2009, there was a $10.0 million outstanding balance on the Members United term loan.

Under the $100 Million CUSO Line, the Company may request advances under a "demand loan" or "term loan".  A demand loan is a loan with a maximum term of one year and a variable rate based upon the prime rate quoted by the Wall Street Journal, as adjusted by a spread as determined by Members United.  A term loan is a fixed or variable loan that has a set maturity date not to exceed twelve years.

During the period when draws may be made, each advance on the $100 Million CUSO Line will accrue interest at either the offered rate by Members United for a fixed term draw or the  rate quoted by Bloomberg for the Federal Funds open rate plus 125 basis points for a variable rate draw.  Once the $100 Million CUSO Line is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  The Company is obligated to make interest payments on the outstanding principal balance of all demand loans and term loan advances at the applicable demand loan rate or term loan rate on the third Friday of each month.

As of December 31, 2009 and 2008, the balance on the $100 Million CUSO Line was $87.9 million and $89.9 million, respectively, and the weighted average interest rate on the Company's borrowings under this facility was 4.29% and 4.33%, respectively.  Pursuant to the terms of the Company's promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate will be specified by Members United and will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

In September 2008, Members United decided that it would not advance any additional funds on the $100 Million CUSO Line and the Company entered into negotiations with Members United to convert the line of credit facility to a term loan arrangement with a mutually acceptable interest rate.  On January 10, 2010, the interest rates on four tranches of these term loans in the amounts of $157.9 thousand, $2.8 million, $40.8 million and $23.8 million are scheduled to be adjusted.

Future interest rate re-set dates of the tranches of the $10 Million LOC and $100 Million CUSO Line during the twelve months ending December 31 are as follows:

2010	$75,975
2011	21,901
$97,876

The Company is continuing to negotiate with Members United regarding the interest rate to be charged on this facility once the outstanding amounts that become due are termed out over a five year period with a 30 year amortization schedule.  The interest rate on the $24 million tranche that was scheduled for adjustment on July 6, 2009 has been extended on a month-to-month basis at a variable rate equal to the Federal Funds open rate plus 1.25%.  The $42 million tranche that was scheduled to be adjusted in July 2009 has been adjusted to a rate of 6.5%.  While the Company anticipates that it will be able to successfully restructure the debt obligations with Members United on the $76.0 million and $11.9 million tranches on the $100 Million CUSO Line that mature in 2010 and 2011, respectively, failure to reach acceptable terms on this facility could have a material adverse effect on results of operations.

Both credit facilities are recourse obligations secured by designated mortgage loans. The Company must maintain collateral in the form of eligible mortgage loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of December 31, 2009 and December 31, 2008, approximately $108.9 million and $111.4 million of loans, respectively, were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan. The Company has the right to substitute or replace one or more of the mortgage loans serving as collateral for these credit facilities.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and the Company's other debt, and to provide Members United with current financial statements and reports.

BMO Facility

In 2007, the Company formed a wholly-owned special purpose subsidiary, MPF, for the sole purpose of purchasing and warehousing church and ministry mortgage loans bought from the Company or ECCU for later securitization.  On October 30, 2007, the Company expanded its capabilities to originate and securitize qualifying church mortgage loans by entering into a $150 million credit facility with Fairway Finance Company, LLC, as lender, and BMO Capital Markets Corp., as agent.  The Bank of Montreal agreed to serve as liquidity agent for the BMO Facility. The line was secured by a first priority interest in eligible receivables of MPF. All of MPF's loans receivable were pledged as collateral for the BMO Capital line.

Under the BMO Facility loan documents, MPF agreed to enter into a term securitization or takeout financing transaction in an amount not less than $50 million prior to April 30, 2009.  Due to the disruption of credit markets which became acute in 2008 and continued in 2009, the Company was unable to complete a securitization or takeout financing transaction.

On May 5, 2009, MPF entered into a Waiver Agreement with BMO Capital pursuant to which BMO Capital (i) agreed to waive certain hedging requirements under the BMO Facility for a limited period; (ii) agreed to waive certain provisions requiring that "eligible mortgage loans" in the BMO Facility be held in the facility for not more than 18 months (the "Vintage Loan Requirement"); and (iii) confirmed that no event of default had occurred under the facility due to MPF's inability to complete a $50 million takeout financing transaction.  On June 5, 2009, MPF and BMO Capital entered into an Omnibus Amendment to the BMO Facility which provided that:

•	the $50 million takeout financing requirement would be eliminated;

•	MPF was granted a reduction in the amount of working capital it was required to maintain under the facility from $10 million to $3 million;

•	MPF agreed to pay down the principal amount due on the BMO Facility from $78.9 million to $50.7 million;

•	MPF was granted an extension of time to comply with the Vintage Loan Requirement;

•
the hedging requirement imposed under the BMO Facility would be deleted and, in its place, MPF would be required to deliver funds sufficient in amount to purchase a LIBOR cap to protect against unexpected changes in interest rates; and

•	the "spread" on the BMO Facility was set at 1.75% over the commercial paper rate, unless an event of default occurred.

Effective September 30, 2009, MPF and BMO Capital entered into Omnibus Amendment No. 2 to the BMO Facility pursuant to which the parties agreed to:

•	eliminate the Vintage Loan Requirement and replace it with a payoff schedule that required the BMO Facility to be paid off by March 14, 2010;

•	relax certain geographical concentration requirements for eligible mortgage loans and ratios for eligible mortgage loans held in the BMO Facility; and

•	increase the borrowing rate on the BMO Facility after January 1, 2010 to 3.00%.

Effective as of November 30, 2009, MPF paid off and retired the BMO Facility using funds obtained from the WesCorp Loan.  As of December 31, 2009, there was no outstanding balance due on the BMO Facility and all mortgage loans held in the facility were transferred to the Company's loan portfolio or to WesCorp to serve as collateral for the WesCorp Loan.

For the year ended December 31, 2008 and through June 5, 2009, interest on the BMO Facility was calculated at the rate at which BMO issued commercial paper plus 0.90%. The interest rate on the amount outstanding as of December 31, 2008 was 2.09%. Effective June 5, 2009, the interest rate was increased to the rate at which BMO issued commercial paper plus 1.75%. Effective September 30, 2009 and through the date of pay-off on November 30, 2009, a new interest rate was established at the one month commercial paper LIBOR rate plus 1.75%.

WesCorp Facility

On November 30, 2009, the Company entered into a Loan and Security agreement with WesCorp.  WesCorp is a federally chartered credit union located in San Dimas, California.  The agreement provides for a secured $28 million term loan, referred to as the "WesCorp Facility."  $24.6 million of the proceeds were used to pay the remaining principal and interest on the BMO Facility.  The remainder of the proceeds were advanced in cash and will be used to make monthly payments on the WesCorp Facility, as well as for other cash needs of the Company as they arise.

The WesCorp Facility carries a fixed interest rate of 3.95% per year.  Interest on the outstanding balance of the loan is payable on the last day of each month, along with a fixed principal payment of $116.7 thousand.  The balance of the principal, $24.7 million, is due in full when the Facility matures on March 30, 2012.  The Company has the option to prepay any or all of the principal balance at any point prior to the maturity date subject to a prepayment penalty.  The loan is secured by the remaining eligible loans pledged to BMO at the time of the payoff.  These loans totaled $58.7 million at December 31, 2009.  As of December 31, 2009 there was $27.9 million outstanding on the WesCorp Facility.

The agreement contains a number of standard borrower covenants, including affirmative covenants that require the Company to refrain from making certain guarantees or endorsements, refrain from making material changes to other credit facilities, and maintain a debt to tangible net worth ratio of less than 15 to one.  The agreement also obtains negative covenants requiring the Company to obtain consent for certain transactions related to pledged loans.  The Company was in compliance with these covenants as of December 31, 2009.

Note 6.	Interest Rate Swaps and Caps

The Company has stand-alone derivative financial instruments in the form of interest rate swap agreements and interest rate cap agreements, which derive their value from underlying interest rates.  These transactions involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such differences, which represent the fair value of the derivative instruments, are reflected on the Company's balance sheet as other assets and other liabilities.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements.  The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations.  The Company deals only with primary dealers.

Derivative instruments are generally either negotiated over-the-counter (OTC) contracts or standardized contracts executed on a recognized exchange.  Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.

Risk Management Policies – Hedging Instruments

The primary focus of the asset/liability management program is to monitor the sensitivity of the Company's net portfolio value and net income under varying interest rate scenarios to take steps to control the Company's risks.  The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management – Cash Flow Hedging Instruments

The Company has used long-term variable rate debt and variable rate preferred units as sources of funds for use in its lending and investment activities and other general business purposes.  These debt obligations expose the Company to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  Management believes it is prudent to limit the variability of a portion of the Company's interest payments and, therefore, generally hedges a portion of the Company's variable rate interest payments.  To meet this objective, the Company has entered into interest rate swap agreements whereby it receives variable interest rate payments and makes fixed interest rate payments during the contract period.  However, the interest rate swaps the Company entered in 2007 expired in 2009.

The information pertaining to outstanding interest rate swap agreements used to hedge variable rate debt is as follows at December 31, 2008:

Notional amount (in thousands)	$85,760
Weighted average pay rate	3.17%
Weighted average receive rate	0.96%
Weighted average maturity in years	.28
Unrealized loss relating to interest rate swaps (in thousands)	$(518)

At December 31, 2009, there were no outstanding interest rate swap contracts.  Changes in the fair value of interest rate swaps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income (loss).  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings. The net amount of other comprehensive income reclassified into interest expense related to interest rate swaps during the year ended December 31, 2009 was $566 thousand.

Another way to hedge exposure to variable interest rates is through the purchase of interest rate caps.  An interest rate cap is an option contract that protects the holder from increases in short-term interest rates by making a payment to such holder when an underlying interest rate (the "index" or "reference" interest rate) exceeds a specified strike rate (the "cap rate"). Similar to an interest rate swap, the notional amount on which the payment is made is never exchanged. Interest rate caps are purchased for a premium and typically have expirations between 1 and 7 years. With the purchase of an interest rate cap, payments are made to the holder on a monthly, quarterly or semiannual basis, with the period generally set equal to the maturity of the index interest rate.  In essence, the financial exposure to the holder of an interest rate cap is limited to the initial purchase price.  The objective of this type of instrument is to mitigate the exposure to rising interest rates by "capping" the rate ( the strike price) for a specific period of time.

At December 31, 2009, information pertaining to outstanding interest rate cap agreements that the Company has used to hedge variable rate debt is as follows (dollars in thousands):

Notional amount	$20,000
Strike Price	1.50%
Weighted average maturity in years	1.50
Fair value of interest rate caps	$73
Unrealized loss relating to interest rate caps	$72

These agreements provide for the Company to receive payments at a variable rate determined by a specified index (one month London Inter-Bank Offered Rate ("LIBOR")) when the index interest rate exceeds 1.50%. This rate was 0.23% at December 31, 2009.

At December 31, 2009, the fair value of interest rate caps was recorded in other assets.  Changes in the fair value of interest rate caps and preferred units designed as hedging instruments of the variability of cash flows associated with long-term debt and preferred units are reported in other comprehensive income (loss).  These amounts subsequently are reclassified against income available to common unit holders in the same period in which the related interest on the long-term debt affects earnings.

The Company reclassified $2.3 thousand of comprehensive income related to interest caps against retained earnings during the year ended December 31, 2009.

Risk management results for the year ended December 31, 2009 related to the balance sheet hedging of our long-term debt indicate that the hedges were highly effective and that there was no component of the derivative instruments' gain or loss which was excluded from the assessment of hedge effectiveness.

Note 7.	Commitments and Contingencies

Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to existing customers of us or ECCU. Unfunded commitments totaled $3.0 million at December 31, 2009 and $3.7  million at December 31, 2008.

Note 8.	Notes Payable

A summary of notes payable at December 31 is as follows:
			Weighted Average Interest Rate at December 31,
	2009	2008	2009	2008

National Alpha Offering (Note 9)	$11,829	$24,208	5.45%	5.38%
Class A Offering (Note 9)	46,012	36,480	3.70%	4.57%
Special offering notes	8,578	14,508	4.66%	4.88%
Special Subordinate notes	2,700	--	7.00%	--
International notes	408	578	4.41%	5.40%

	$69,527	$75,774

The following are maturities of notes payable for each of the next five years:

Year Ending December 31,

2010	$38,700
2011	7,473
2012	4,392
2013	5,833
2014	7,683
Thereafter	5,446

$69,527

Notes are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. All notes payable are unsecured. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company's other indebtedness, as defined in the Loan and Standby Trust Agreement, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company is in compliance with these covenants as of December 31, 2009 and December 31, 2008.  Effective April 18, 2008, the Company has discontinued the sale of Alpha Class Notes.

The Class A Notes also contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes and incurring of indebtedness.  The Class A Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Class A Notes Trust Indenture Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Class A Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company's other indebtedness, as defined in the Class A Notes Trust Indenture Agreement, and subject to certain exceptions enumerated therein, may not exceed $20.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company was in compliance with these covenants as of December 31, 2009.

Historically, most of the Company's unsecured notes have been renewed by investors upon maturity.  Because the Company has discontinued its sale of Alpha Class Notes effective April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing Class A Notes that have been registered with the Securities and Exchange Commission (see Note 9 below).  For matured notes that are not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, and issuing new notes payable.

Note 9.	Public Offerings

In July 2001, the Company registered with the Securities and Exchange Commission (the SEC) the sale of $25.0 million of Alpha Class Notes issued pursuant to a Loan and Standby Trust Agreement authorizing the issuance of up to $50.0 million of such notes.  In April 2003, the Company registered with the SEC the sale of an additional $25.0 million of Alpha Class Notes.  In April 2005, the Company registered with the SEC the sale of up to $50.0 million of a new Alpha Class Notes issued pursuant to a Trust Indenture authorizing the issuance of up to $200.0 million of such notes.  In May 2007, the Company registered with the SEC the sale of an additional $75.0 million of the new Alpha Class Notes. With the registration of its Class A Notes, the Company has discontinued the sale of the Alpha Class Notes effective as of April 18, 2008.  At December 31, 2009 and December 31, 2008, $11.8 million and $24.2 million of these notes were outstanding, respectively.

In April 2008, the Company registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  This is a "best efforts" offering and is expected to continue through April 30, 2010.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates the Company pays on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates the Company pays on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.  The Notes were issued under a Trust Indenture between the Company and U.S. Bank National Association (US Bank).  The Notes are part of up to $200 million of Class A Notes the Company may issue pursuant to the US Bank Indenture.  The Trust Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  At December 31, 2009 and 2008, $46.0 million and $36.5 million of these notes were outstanding, respectively.

Note 10.	Preferred Stock Under C Corporation Structure

The Class I Preferred Stock was entitled to annual cumulative dividends, payable quarterly, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the dividend was declared.  The Class I Preferred Stock had a liquidation preference of $100 per share; had no voting rights except as required under California law; and was subject to redemption for an amount equal to the liquidation preference of each share, plus any accrued and unpaid dividends on such shares, in whole or in part, at the Company's election. The resale of the Company's common stock and preferred stock was subject to the Company's first right of refusal to purchase shares proposed to be transferred.  During 2008, the Company purchased 1,900 shares of Class I Preferred stock from two different shareholders.  The Company also sold 11,578 shares of Class I Preferred stock to ECCU, resulting in 98,600 shares of that class of stock outstanding just prior to December 31, 2008.

The Class II Preferred Stock had right preferences and privileges identical to the Class I Preferred Stock, except it was entitled to dividends equal to the liquidation preference of $100 per share times a dividend rate of one percent (1%) per annum, and the holders of the Class I Preferred Stock did not have the right to appoint directors upon the Company's failure to pay dividends.

Note 11.	Preferred and Common Units Under LLC Structure

On December 31, 2008, the Company's Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units. The Series A Preferred Units are entitled to a cumulative Preferred Return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the Preferred Return is paid.  In addition, the Series A Preferred Units are entitled to an annual Preferred Distribution, payable in arrears, equal to 10% of the Company's profits, after subtracting from profits the Preferred Return.

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at the Company's election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Preferred Units have priority as to earnings and distributions over the Common Units. The resale of the Company's Preferred Units and Common Units are subject to the Company's first right of refusal to purchase units proposed to be transferred.  Upon the Company's failure to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On December 31, 2008, the Company's Common Stock was converted into the Class A Common Units. The Class A Common Units have voting rights.

Note 12.	Income Taxes

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). The conversion gave rise to a loss for the year ended December 31, 2008 for income tax purposes only. The Company will be able to recover $140 thousand of federal taxes paid in prior years through the carryback of the tax loss. The deferred tax asset has been eliminated as of December 31, 2008 since the Company is no longer an income tax-paying entity.

The components of the benefit from income taxes at December 31, 2008 were as follows:

2008
Current:
Federal	$--
State	1
Federal tax carryback	(140)

139
Deferred:
Federal	90
State	26
Change in valuation allowance	--

116

Benefit from income taxes	$(23)

The reason for the differences between the statutory federal income tax rate and the effective tax rates at December 31, 2008 are summarized as follows:

Statutory tax rate	34.0%
Increase (decrease) resulting from:
Loss on conversion to LLC	(53.3)
Elimination of net deferred tax asset	16.1

Effective tax rate	(3.2)%

Note 13.	Comprehensive Income

Comprehensive income consists of net income and other comprehensive income or loss.  The components of other comprehensive income (loss) are shown below for the years ended December 31.  No tax effect is recognized since the Company is not a tax-paying entity.

	2009	2008

Change in fair value of derivatives used for cash flow hedges
Interest rate swaps	$518,000	$(405,000)
Interest rate caps	(72,000)	--
	446,000	(405,000)

Tax effect	--	--

Net of tax amount	$446,000	$(405,000)

Note 14.	Retirement Plans

The Company's employees participated in ECCU's defined contribution plan that included two components: a 401(k) plan and a profit sharing plan. In addition, until December 31, 2007, certain officers participated in a long term incentive program through the leased employee arrangement with ECCU.  Effective January 1, 2008, the Company terminated its employee leasing arrangement with ECCU and the Company's officers no longer participate in ECCU's defined contribution plan and incentive program.  However, some of the benefits related to the long-term incentive program carried over into 2008.  Employee benefits related to the long-term incentive program totaled $43.2  thousand for the year ended December 31, 2008.  None of the benefits carried over into 2009.

401(k)

Employees who are at least 21 years of age are eligible to participate in the Administaff 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the percent of which is annually determined by the managers. Matching contributions for the plan years ended December 31, 2009 and 2008 were $35.7 and $39.3 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce the Company's annual contribution. Contributions for the plan years ended December 31, 2009 and 2008 were $10.3 thousand and $8.8 thousand, respectively.

Note 15.	Fair Value

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of financial instruments at December 31 are as follows:

	2009		2008
	Estimated	Carrying	Carrying	Estimated
	Fair Value	Amount	Amount	Fair Value
Financial Assets:
Cash	$9,980	$9,980	$14,889	$14,889
Loans	196,858	194,713	257,176	252,192
Accrued interest receivable	956	956	1,374	1,374
Interest rate caps	73	73	--	--

Financial Liabilities:
Notes payable	69,527	69,117	75,774	76,748
Borrowings from financial institutions	125,759	123,997	185,146	186,303
Accrued interest payable	142	142	292	292
Dividends payable	85	85	103	103
Interest rate swaps	--	--	518	518

Management uses judgment in estimating the fair value of the Company's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at December 31, 2009 and 2008.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

Borrowings from Financial Institutions – The fair values of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Derivative Financial Instruments – The fair values for interest rate swap agreements and interest rate caps are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at December 31, 2009 and 2008.

Fair Value Measurements Using Fair Value Hierarchy

Effective January 1, 2009, the Company fully adopted ASC 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 applies only to fair value measurements already required or permitted by other accounting standards and does not impose requirements for additional fair value measures.

Measurements of fair value are classified within a hierarchy based upon valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

•	Level 3 inputs are unobservable and reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The following section describes the valuation methodologies used for assets measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair Value Measured on a Recurring Basis

The table below presents the balance of assets and liabilities measured at fair value on a recurring basis and the level of inputs used to measure fair value:

Fair Value Measurements Using
	Quoted Prices	Significant
	In Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
At December 31, 2009
Interest rate caps
(asset)	$--	$73	$--	$73

At December 31, 2008
Interest rate swaps
(liability)	$--	$518	$--	$518

Fair value of interest rate caps and interest rate swaps are estimated by the counterparties using market expectations of future interest rates, which constitute Level 2 inputs.

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy:

Fair Value Measurements Using
	Quoted Prices	Significant
	In Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
At December 31, 2009
Impaired loans	$--	$8,086	$22,443	$30,529

At December 31, 2008
Impaired loans	$--	$--	$4,025	$4,025

Impaired Loans

Collateral-dependent impaired loans are carried at the fair value of the collateral less estimated costs to sell. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.

Impaired loans that are not collateral dependent are carried at the present value of expected future cash flows discounted at the loan's effective interest rate. Troubled debt restructurings are also carried at the present value of expected future cash flows. However, expected cash flows for troubled debt restructurings are discounted using the loan's original effective interest rate rather than the modified interest rate. Since fair value of these loans is based on management's own projection of future cash flows, the fair value measurements are categorized as Level 3 measurements.

Note 16.	Condensed Financial Statements of Parent Company

Financial information pertaining only to the parent company, Ministry Partners Investment Company, LLC, is as follows:

Note 16.	Condensed Financial Statements of Parent Company (Continued)

Balance Sheets	December 31,
	2009	2008
Assets
Cash	$9,980	$11,829
Loans, net of allowance for loan losses	196,858	143,206
Accrued interest receivable	956	664
Property and equipment, net	247	262
Investment in MPF	--	32,027
Debt issuance costs	419	532
Other assets	294	423

Total assets	$208,754	$188,943

	2009	2008
Liabilities and equity
Borrowings from financial institutions	$125,759	$99,875
Notes payable	69,527	75,774
Accrued interest payable	142	141
Other liabilities	472	402

Total liabilities	195,900	176,192

Equity	12,854	12,751

Total liabilities and equity	$208,754	$188,943

Statements of Income	Years Ended December 31,
	2009	2008
Income:
Interest income	$9,009	$7,008
Other income	11	33

Total income	9,020	7,041

Interest expense:
Interest on lines of credit	4,496	2,434
Interest on notes payable	3,308	3,632

Total interest expense	7,804	6,066

Provision for loan losses	1,268	328

Other operating expenses	2,327	1,468
Loss before benefit from income taxes	(2,379)	(821)

Benefit from income taxes	--	(23)

	(2,379)	(798)

Equity in undistributed net income of MPF	2,433	1,542

Net income	$54	$744

Note 16.	Condensed Financial Statements of Parent Company (Continued)

Statements of Cash Flows	Years Ended December 31,
	2009	2008
Cash Flows from Operating Activities
Net income	$54	$744
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Equity in undistributed net income of MPF	(2,433)	(1,542)
Depreciation	48	14
Provision for loan losses	1,268	328
Accretion of allowance for loan losses on restructured loan	(110)	--
Accretion of loan discount	(98)	--
Amortization of deferred loan (fees) costs	(86)	(94)
Amortization of debt issuance costs	253	176
Net change in:
Interest receivable	(292)	(370)
Other assets	202	(192)
Other liabilities	71	(319)

Net cash used in operating activities	(1,123)	(1,255)

Cash Flows from Investing Activities
Loan purchases from ECCU	(10,435)	(96,427)
Loan purchases from MPF	(72,308)	--
Loan originations	(292)	(19,309)
Loan sales	33,697	--
Loan principal collections, net	29,708	26,706
Investment in MPF	--	(8,506)
Purchase of property and equipment	(33)	(252)

Net cash used in investing activities	(19,663)	(97,788)

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	25,884	95,159
Net change in notes payable	(6,247)	13,717
Debt issuance costs	(140)	(41)
Net proceeds from issuance of preferred stock	--	1,158
Purchase of interest rate caps	(148)	--
Purchase of preferred stock	--	(190)
Dividends paid on preferred stock	(412)	(506)

Net cash provided by financing activities	18,937	109,297

Net increase (decrease) in cash	(1,849)	10,254

Cash at beginning of year	11,829	1,575

Cash at end of year	$9,980	$11,829

EXHIBIT A

CLASS A NOTES
TRUST INDENTURE

THIS TRUST INDENTURE, dated as of April 18, 2008, is entered into by Ministry Partners Investment Corporation, a California corporation, the "Company", and U.S. Bank National Association, the "Trustee", pursuant to the terms hereof.

WHEREAS, the Company desires to issue up to an aggregate of $200,000,000 of the Notes to investors; and

WHEREAS, the Company desires to enter into this Indenture Agreement with the Trustee whereby the Company hereby appoints Trustee, and Trustee agrees to act as, Trustee for the Holders under the Notes;

NOW, THEREFORE, each of the Company and the Trustee agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein, whether or not capitalized, and not otherwise defined in this section have the meaning assigned to them in the Prospectus and include the plural as well as the singular. Any term not otherwise defined herein have the meanings assigned to them in the Prospectus.

"1933 Act" means the Securities Act of 1933, as amended.

"1934 Act" means the Securities and Exchange Act of 1934.

"1939 Act" means the Trust Indenture Act of 1939, as amended.

"Adjusted Net Worth" means the sum of (i) the consolidated equity of the common stockholders of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity's most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of any Subordinated Loan, whether or not then funded.  For purposes of computing Adjusted Net Worth, any Subordinated Loan included in Adjusted Net Worth as provided in the foregoing that is from an Affiliate shall be treated as a transaction with an unaffiliated third-party under GAAP.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," "controlling" and "controlled," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Alpha Class Notes" means any Alpha Class Note issued by the Company pursuant to that certain Alpha Class Notes Loan and Standby Trust Agreement dated May 14, 2001, or the Alpha Class Loan and Trust Agreement dated April 20, 2005, as supplemented.

 "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

"Capital Stock" means any class or series of equity security, including but not limited to, in the case of the Company, its common stock and Fixed Series Preferred Stock.

"Cash Flow" means with respect to any period, Consolidated Net income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent such provisions for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the Subordinated Loan and any other Indebtedness which is subordinated to the Notes, plus (f) the unused amount of any Subordinated Loan available to the Company on the date the determination of Cash Flow is made.

"Category" means a subseries of a Class A Note as so designated by the Company.

"Class A Notes" means the up to $200 million in aggregate Principal Amount of the Class A Notes which the Company issues to the Holders on or after the Effective Date under this Indenture. The Class A Notes may be issued in one or more series or subseries as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Fixed Series, Flex Series and Variable Series as defined in this Indenture.

"Default" means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

"ECCU" means the Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California, 92821.

"Effective Date" means April 18 , 2008.

"Events of Default" means those Events of Default defined under "Events of Default" herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

"Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than any Subordinated Loan) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

 "Fixed Charges" means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated in right of payment to amounts due and payable with respect to the Class A Notes.

"Fixed Series Note" means any Note designated as a Fixed Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Fixed Series Notes may be issued in one or more of the following Categories.

"Fixed 1" Notes which require an initial investment of at least $1,000 but less than $5,000;

"Fixed 5" Notes which require an initial investment of at least $5,000 but less than $10,000.

"Fixed 10" Notes which require an initial investment of at least $10,000 but less than $25,000.

"Fixed 25" Notes which require an initial investment of at least $25,000 but less than $50,000.

"Fixed 50" Notes which require an initial investment of at least $50,000 but less than $100,000.

"Fixed 100" Notes which require an initial investment of at least $100,000.

Each Category of Fixed Note shall pay interest at the rate designated for its respective Category designated on the Rate Schedule effective on the date the Fixed Series Note is issued. The Fixed Series Notes shall have a term ("maturity") of not less than twelve (12) months nor more than sixty (60) months.

"Flex Series Note" means any Note designated as a Flex Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Flex Series Notes may be issued in one or more of the following Categories:

"Flex 25 Notes" which require an initial investment of at least $25,000, but less than $50,000.

"Flex 50 Notes" which require an initial investment of at least $50,000, but less than $100,000.

"Flex 100 Notes" which require an initial investment of at least $100,000, but less than $250,000.

"Flex 250 Notes" which require an initial investment of at least $250,000.

Each Category of Flex Note shall pay interest at the rate for the respective Category designated by the Company on the Rate Schedule effective on the date the Flex Note is issued. The Holder of the Flex Note may elect to reset the interest rate on the Flex Note once during each 12-month period next following the date of issuance to the then current Flex Note interest rate for that Category. All Flex Notes shall have a Maturity Date of eighty-four (84) months from the Issuance Date and may withdraw up to ten percent (10%) of the principal at any time or from time to time without penalty or reduction during any 12-month period following the first anniversary date of the Issuance Date.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

"Holder" means the Person or Persons in whose name a Class A Note is registered on the books and records of the Company as a holder of Class A Notes.

"Indebtedness" means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

"Indenture" means this Agreement as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof.

"Issuance Date" means the date the Note is first issued on the Company's books and records.

"Majority in Interest" means, as of the date of determination, a majority of the unpaid principal amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

"Maturity Date" means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Class A Note. The Maturity Date of the Fixed Series Notes may be six (6), twelve (12), twenty-four (24), thirty (30) or sixty (60) months from the Issuance Date. The Maturity Date of the Flex Series Notes is eighty-four (84) months from the Issuance Date. The Maturity Date of the Variable Series Notes shall have a Maturity Date of seventy-two (72) months from the Issuance Date.

"Net Income" means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

"Net Tangible Assets" means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party except to the extent GAAP would require any different treatment.

"Holder Representative" means the person who may be designated by a Majority in Interest of the Holders to act on behalf of the Holders as provided in Section 10.02.

"Notes" means the Class A Notes.

"Other Indebtedness" means any Indebtedness of the Company outstanding, except any balance owing on the Alpha Class Notes or the Class A Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the principal amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

"Outstanding Notes" when used with respect to Class A Notes means, as of the date of determination, all Class A Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Principal Amount" means, for the purposes of determining the amount of the Class A Notes issued or at any time outstanding, the unpaid aggregate advances to principal of the Class A Notes made by the holders thereof, whether upon issuance or subsequent thereto, except "Principal Amount" shall not include any unpaid interest, penalties or other charges added to principal of the Notes under the terms of the Class A Notes or otherwise.

"Prospectus" means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

"Rate Schedule" means the schedule of interest rates payable on the Class A Notes as the Company may from time to time designate.

"Responsible Officer" means in the case of the Trustee, any officer within the Trustee's Corporate Trust Department (or successor group) or in the case of the Company or any non-individual Holder Representative, the Chief Executive Officer, President, Vice President, Chief Financial Officer or Secretary.

"SEC" means the U.S. Securities and Exchange Commission.

"Subordinated Loan" means any loan, credit line or other credit facility, whether or not then funded, to the extent the Company's obligation to repay such loan, credit line or other credit facility is expressly subordinated in right to payment on a current basis to the Class A Notes.

"Subsidiary" means any corporation, limited liability company or partnership over which the Company may exercise majority control.

 "Tangible Adjusted Net Worth" means the Adjusted Net Worth of the Company less the Company's intangible assets, if any.

"Trustee" means U.S. Bank National Association or a successor Trustee approved pursuant to the applicable provisions of this Indenture.

"Variable Series Note" means any Note designated as a Variable Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Variable Series Notes may be issued in one or more of the following Categories:

"Variable 10 Notes" which require an initial investment of at least $10,000, but less than $25,000.

"Variable 25 Notes" which require an initial investment of at least $25,000, but less than $50,000.

"Variable 50 Notes" which require an initial investment of at least $50,000, but less than $100,000.

"Variable 100 Notes" which require an initial investment of at least $100,000.

Each Category of Variable Note shall pay interest at the variable rate designated by the Company for the respective Category designated on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

Section 2.01. Limitation on Restricted Payment.  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's capital stock or the capital stock of any subsidiary (other than dividends or distributions payable (a) in capital stock of the Company or the capital stock of the subsidiary or (b) to the Company or any subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Class A Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

(a)             no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)             such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

(i)           50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company's most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

(ii)           100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than capital stock sold to a subsidiary of the Company), debt securities or capital stock convertible into capital stock of the Company upon such conversion, or any funds advanced or loaned to the Company pursuant to any Subordinated Loan; plus

(iii)          100% of the cash, if any, contributed to the capital of the Company, as additional paid in capital by any stockholder of the Company.

(c)             The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

(i)            the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(ii)           the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Alpha Class Notes; or

(iii)                (a) the redemption, repurchase, retirement or other acquisition of any capital stock of the Company, (b) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (c) the making of any investment in the Company or any subsidiary of the Company in each case of (a), (b) and (c) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, capital stock of the Company.

Section 2.02. Limitation on Outstanding Class A Notes.  The Company shall not issue any Class A Note if, after giving effect to such issuance, the unpaid Principal Amount of the Class A Notes outstanding at any time would have an aggregate unpaid balance exceeding $100,000,000.

Section 2.03. Limitation on Incurrence of Indebtedness. While any Class A Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, "incur") any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Provided, however, that notwithstanding the foregoing, the Company may incur Indebtedness that constitutes one or more of the following: (i) is evidenced by a Note issued pursuant to this Indenture; (ii) any Alpha Class Note or any Indebtedness which was existing on the last day of the calendar quarter last ending before the Effective Date, as such Indebtedness may be later renewed, extended or modified; (iii) is incurred in the Company's ordinary course of business for the funding of its mortgage loan investments, including, but not limited to warehouse lines of credit and gestation or repurchase credit facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by the Company in its ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of twenty million dollars ($20,000,000) outstanding immediately after the Indebtedness is incurred.

 Section 2.04. Merger, Consolidation or Sale of Assets. While any Class A Note is outstanding, the Company shall not consolidate or merge with or into any other person or entity (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company's mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless, immediately after such transaction no Default or Event of Default exists, and either: (i) the Company is the entity surviving such transaction, or (ii) if the entity surviving such transaction is not the Company, such entity assumes, by contract or operation of law, the Company's obligations under the Class A Notes and under this Agreement.

Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Class A Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company's Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the "Minimum Tangible Adjusted Net Worth"), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

Section 2.06. Payment of Trustee's Compensation and Expenses. The Company shall pay the Trustee's compensation and expenses provided for in Section 3.08, and the Trustee shall look only to the Company for such payment except as the Holders may from time to time otherwise agree.

Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Class A Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company's possession.

ARTICLE III

TRUSTEE

Section 3.01. Appointment of Trustee; Acceptance.  The Company hereby appoints U.S. Bank National Association as Trustee hereunder. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by this Indenture, by executing this Indenture.

Section 3.02. Certain Duties and Responsibilities of Trustee.

(a)             The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)             If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and subject to subsection (c)(iii), use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)             No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case, as finally adjudicated by a court of law, except that

(i)            this subsection shall not be construed to limit the effect of subsection (a);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holder Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(d)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 3.02.

(e)             The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates of the Company's officers and/or opinions of the Company's legal counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(f)             The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(g)             The rights of the Trustee and limitations of liability enumerated herein and in Section 3.04 shall extend to actions taken or omitted in its role as assignee of the Company under any other documents or instruments relating to or arising from or as a result of this Indenture ("Note Documents").

Section 3.03. Notice of Defaults.  Upon the occurrence of any Event of Default hereunder and provided that a Responsible Officer of the Trustee is aware of or has received notice of the existence of such Event of Default, promptly with respect to the Company and the Holder Representative, and within 30 days with respect to any other Holder, the Trustee shall transmit by mail to the Company and the Holder Representative, and to the Holders, notice of such Event of Default known to the Trustee pursuant to Section 3.03, unless such Event of Default shall have been cured or waived.

Section 3.04. Certain Rights of Trustee.  Except as otherwise provided in Section 3.01:

(a)             the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a certificate or order executed by a Responsible Officer;

(c)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate of the Company;

(d)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holder Representative pursuant to this Indenture, unless the Holder Representative shall have offered to the Trustee in writing security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this subparagraph (d) shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under this Indenture;

(e)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney after reasonable notice and during normal business hours;

(f)             the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and pay reasonable compensation thereto and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee may act, or refrain from acting, upon the advise of counsel of its choice concerning all matters of the trusts hereof and the Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in reliance upon said advice; and

(g)             the Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default except for Events of Default specified in Section 4.01, unless a Responsible Officer of the Trustee shall be specifically notified by a notice of such Default or Event of Default by the Company, the Holder Representative, or by any Holder, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered in writing to a Responsible Officer of the Trustee at the Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default or Event of Default as aforesaid.

Section 3.05. Not Responsible for Recitals.  The recitals contained herein and in the Notes, except the certificate of authentication on the Notes, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Notes, or as to any security which may be afforded thereby, or as to the validity or sufficiency of this Indenture or of the Notes.

Section 3.06. May Hold Notes.  The Trustee in its individual or any other capacity may become the Owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

Section 3.07. Money Held in Trust.  Any money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided in this Indenture.

Section 3.08. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

(a)             To pay the compensation set forth in Exhibit A hereto;

(b)             To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee's gross negligence or bad faith;

(c)             To indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company hereunder shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

Section 3.09. Trustee Required; Eligibility.  Any successor Trustee shall at all times be a trust company, a state banking corporation or a national banking association with the authority to exercise trust powers in the State and (a) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; or (b) be a wholly-owned subsidiary of a bank holding company, or a wholly-owned subsidiary of a company that is a wholly-owned subsidiary of a bank holding company, having a combined capital surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, or having at least $50,000,000 of trust assets under management and have a combined capital surplus of at least $2,000,000 as set forth in its most recent published annual report of condition; or (c) is otherwise acceptable to the Holder Representative in its sole and absolute discretion.

Section 3.10. Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee hereunder and no appointment of a successor Trustee pursuant to this Article III shall become effective until the written acceptance by the successor Trustee of such appointment.

(b)           The Trustee may resign at any time by giving 30 days' notice thereof to the Company and the Holder Representative. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Company or the Holder Representative may remove the Trustee at any time with 30 days' notice delivered to the Trustee, the Company, and the Holder Representative.

(d)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Holder Representative shall promptly appoint a successor Trustee. If, within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, no successor Trustee shall have been appointed by the Holder Representative and accepted appointment in the manner hereinafter provided, any Holder or retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           The retiring Trustee shall cause notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to be mailed by first-class mail, postage prepaid, to the Holders. Each notice shall include the name of the successor Trustee and the address of the successor Trustee.

Section 3.11. Acceptance of Appointment by Successor.

(a)           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article III, to the extent operative.

Section 3.12. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article III, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 3.13. Requirements for Holder Consent and Instruction to the Trustee.

(a)           Notwithstanding anything to the contrary contained in this Indenture, except for any provision of Article IX regarding the consent or approval of all Holders to any supplement or amendment to this Indenture, the Notes, or to any of the other documents relating to the Notes, the following provisions shall govern and control with respect to any consents, determinations, elections, approvals, waivers, acceptances, satisfactions or expression of opinion of or the taking of any discretionary act or the giving of any instructions or the taking of actions by the Holder Representative or the Holders under this Indenture.

(b)           The Company and the Trustee acknowledge that the Holders by a Majority in Interest may designate a successor Holder Representative. Except as otherwise provided in this Indenture, the Holder Representative shall have the authority to bind the Holders for all purposes under this Indenture and under any Note Documents, including, without limitation, for purposes of exercising the rights of the Holder Representative under Section 9.05. The Trustee shall be entitled to rely upon the acts of any such Holder Representative as binding upon the Holder Representative and the Holders.

(c)           Until the Trustee receives notice signed by the Holder Representative that a new Holder Representative has been appointed by a Majority in Interest of the Holders, the Holder Representative shall continue to act in such capacity and the Trustee shall continue to rely on the actions of such Holder Representative for all purposes under this Indenture.

Section 3.14. Appointment of Co-Trustee.

(a)           It is the purpose of this Indenture that there shall be no violation of any laws of any jurisdiction (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of litigation as a result of any Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, in trust, as herein provided, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 3.14 are adopted to these ends.

(b)           The Trustee is hereby authorized to appoint an additional individual or institution as a separate or co-trustee hereunder, upon notice to the Company and with the consent of the Company and the Holder Representative, but without the necessity of further authorization or consent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)           Should any instrument in writing from the Company be required by the separate trustee or co-trustee appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request of the Trustee, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

Section 3.15. Loan Servicing.  The Company and the Trustee acknowledge that the Company shall service the Notes directly but may, in its discretion, appoint a Paying Agent as provided in Section 8.04.

Section 3.16. No Recourse Against Officers or Employees of Trustee.  No recourse with respect to any claim related to any obligation, duty or agreement contained in this Indenture or any Note Document shall be had against any officer, shareholder, director or employee, as such, of the Trustee, it being expressly understood that the obligations, duties and agreements of the Trustee contained in this Indenture and any Note Documents are solely corporate in nature.

Section 3.17. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

Section 3.18. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.03, or a suit by Holders of more than 10% in principal amount of the Notes.

Section 3.19. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

Section 3.20. Rights to Settle or Compromise. Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 3.21. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)             an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)             an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 3.22. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)             a statement that the person making such certificate or opinion has read such covenant or condition;

(b)             a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)             a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)             a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

(a)             default for thirty (30) days in the payment when due of interest or penalty on any Note;

(b)             default for thirty (30) days in the payment when due of principal of any Note;

(c)             if not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it;

(d)             if not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default

(i)     is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a "Payment Default") or

(ii)    results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the principal amount of any such Other Indebtedness, together with the principal amount of any other such Other Indebtedness under which there has been a Payment default or the maturity of which has been so accelerated, aggregates $250,000 or more;

(e)             the Company fails to comply with any of its other agreements in the Notes or this Indenture and the Default continues;

(f)             the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)          makes a general assignment for the benefit of its creditors; or

(g)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company in an involuntary case,

(ii)          appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)          orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days.

Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)             the Holder gives to the Trustee notice of a continuing Event of Default;

(b)             the Holders of at least a Majority in Interest in principal amount of the Notes make a request to the Trustee to pursue the remedy;

(c)             such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)             the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)             during such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)             To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)             To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder.

Section 4.08. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

(a)             First: To the payment of all unpaid amounts due to the Trustee hereunder;

(b)             Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

(c)             Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 ½%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Class A Notes until the date it actually is mailed, deposited or credited.

Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Indenture, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Indenture, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS INDENTURE, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

(a)             Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)             The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)             Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and provided security therefor reasonably acceptable to the Trustee;

(d)             The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)             No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Indenture to affect, disturb or prejudice the rights created under this Indenture or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Indenture.

ARTICLE VI

NOTEHOLDER LISTS, REPORTS BY THE
TRUSTEE AND THE COMPANY

Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the "reporting date"), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII

SATISFACTION OF NOTES

Section 7.01. Payment of Notes, Satisfaction and Discharge of Indenture. Whenever the Company has paid or caused to be paid all amounts then currently due and payable pursuant to the terms of the Notes then this Indenture and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and except as otherwise stated in the next paragraph) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Indenture.

ARTICLE VIII

THE NOTES

Section 8.01. Form and Dating. The Notes shall be substantially in the forms included in Exhibit A, which is part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

(a)             A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b)             At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

(c)             If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and/or an office or agency where Notes may be presented for payment ("Paying Agent"). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar's request. The Company may charge a reasonable fee for any registration of transfer or exchange.

Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company's requirements are met. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 7.01, they cease to be outstanding and interest on them ceases to accrue.

Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS;
AMENDMENT OF ANY NOTE DOCUMENTS

Section 9.01. Supplemental Trust Agreements without Holders' Consent.  The Company and the Trustee from time to time may enter into a Supplemental Agreement, without the consent of any Holders, but with the consent of the Holder Representative, as are necessary or desirable to:

(a)           cure any ambiguity or formal defect or omission or correct or supplement any provision herein that may be inconsistent with any other provision herein;

(b)           grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)           amend any of the provisions of this Indenture to the extent required to maintain the exclusion of interest on the Notes from gross income for federal income tax purposes;

(d)           add to the covenants and agreements of the Company in this Indenture other covenants and agreements thereafter to be observed by the Company or to surrender any right or power herein reserved to or conferred upon the Company;

(e)           make any change herein which may be required by any Rating Agency in order to obtain a rating by such Rating Agency on the Notes;

(f)           amend, alter, modify or supplement this Indenture in a manner necessary or desirable in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)           make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders. The Trustee will provide the Holder Representative with at least ten Business Days' notice of any proposed Supplemental Agreement. Immediately after the execution of any Supplemental Agreement for any of the purposes of this Section 9.01, the Trustee shall cause a notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. A failure on the part of the Trustee to mail the notice required by this Section 9.01 shall not affect the validity of such Supplemental Agreement.

Section 9.02. Supplemental Trust Agreements with Holders' Consent.

(a)           Except as otherwise provided in Section 9.01, subject to the terms and provisions contained in this Section 9.02 and Section 9.03, the Holder Representative shall have the right, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Company and the Trustee, of each Supplemental Agreement as shall be deemed necessary or desirable by the Company or the Holder Representative for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Agreement; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of the Holders of all of the Notes affected by such Supplemental Agreement, (i) an extension in the payment with respect to any Note issued hereunder, or (ii) a reduction in any payment payable under or with respect to any Note, or the rate of interest on any Note, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Note over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Agreement or to any amendment, change or modification to this Indenture as provided in this Article IX, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with any Note issued hereunder. Nothing herein contained, however, shall be construed as making necessary the approval of Holders (other than the Holder Representative) of the execution of any Supplemental Agreement authorized in Section 9.01.

(b)           If at any time the Company shall request the Trustee to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Trustee, at the expense of the Company, shall cause notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

(c)           Whenever, at any time within one year after the date of mailing of such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative which instrument or instruments shall refer to the proposed Supplemental Agreement described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, subject to the provisions of the subsection (a), execute such Supplemental Agreement in substantially such form.

(d)           Subject to subsection (a), if, at the time of the execution of such Supplemental Agreement, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Supplemental Agreements Part of Indenture.  Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter form a part of this Indenture, and all of the terms and conditions contained in any such Supplemental Agreement as to any provision authorized to be contained therein shall be, and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. This Indenture shall be, and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and Holders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. Express reference to any Supplemental Agreement may be made in the text of any Notes authenticated after the execution of such Supplemental Agreement, if deemed necessary or desirable by the Trustee.

Section 9.04. Discretion of Trustee to Execute Supplemental Agreement.  Except in the case of a direction from the Holder Representative (unless the Trustee determines, in its reasonable discretion, that such Supplemental Agreement increases its duties or adversely affects its rights, privileges or indemnities), the Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement if such Supplemental Agreement is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company's Counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders.

Section 9.05. Consents and Opinions.  Subject to Section 9.01, any Supplemental Agreement entered into under this Article IX shall not become effective unless and until the Holder Representative shall have approved the same in writing, each in its sole discretion. No Supplemental Agreement shall be effective until the Company, the Holder Representative and the Trustee shall have received a favorable Opinion of the Company's Counsel. The Trustee and the Company shall receive, at the expense of the Company, or, if such Supplemental Agreement is requested by the Holder Representative, at the expense of the Holder Representative, an Opinion of the Company's Counsel to the effect that any such proposed Supplemental Agreement is authorized and complies with the provisions of this Indenture.

Section 9.06. Notation of Modification on Notes; Preparation of New Notes. Notes authenticated and delivered after the execution of any Supplemental Agreement pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee and the Company, as to any matter provided for in such Supplemental Agreement, and if such Supplemental Agreement shall so provide, new Notes, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Agreement, may be prepared by the Company, at the expense of the Company, or, if such amendment is requested by the Holder Representative, at the expense of the Holder Representative, authenticated by the Trustee and delivered without cost to the Holders of the Notes then outstanding, upon surrender for cancellation of such Notes in equal aggregate principal amounts.

Section 9.07. Amendments to a Note Document Not Requiring Consent of Holders.  The Company and the Trustee may, without the consent of or notice to the Holders, consent to any amendment, change or modification of this Indenture or any Note Document as is necessary or desirable to:

(a)           cure any ambiguity or formal defect or omission, correct or supplement any provision therein;

(b)           grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)           amend any of the provisions therein to the extent required to maintain the exclusion from gross income of interest on the Notes for federal income tax purposes;

(d)           add to the covenants and agreements of the Company therein other covenants and agreements thereafter to be observed by the Company or to surrender any right or power therein reserved to or conferred upon the Company;

(e)           make any change that is required by any Rating Agency in order to obtain or maintain a rating by such Rating Agency on the Notes;

(f)           amend, alter, modify or supplement such document in a manner required in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)           make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders of the Notes.

Section 9.08. Amendments to Note Documents Requiring Consent of Holders.

(a)           Except for the amendments, changes or modifications corresponding to those provided in Section 9.07, neither the Company nor the Trustee shall consent to any other amendment, change or modification of any Note Document (other than this Indenture) without the consent of the Holder Representative; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Holders of all of the Notes, (i) an extension of the time of payment of any amounts payable under the Notes, or (ii) a reduction in the amount of any payment to be made with respect to the Notes, or the rate of interest on the Notes, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Notes over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to any such amendment, change or modification as provided herein, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with the Notes issued hereunder. If at any time the Company requests consent to any such proposed amendment, change or modification of any of such documents, other than an amendment, change, or modification permitted by Section 9.07, the Trustee shall, at the expense of the Company, cause notice of such proposed amendment, change or modification to be mailed, postage prepaid, to Holders. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the amendment to such document embodying the same are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.08, and any such failure shall not affect the validity of such supplement or amendment to such document when consented to and approved as provided in this Section 9.08.

(b)           Whenever, at any time within one year after the date of mailing such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative, which instrument or instruments shall refer to the proposed amendment or supplement to the document described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Company and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Holder, whether or not such Holder has consented thereto.

Section 9.09. Consents and Opinions.  Subject to Section 9.01, any amendment, change or modification otherwise permitted under this Article IX shall not become effective unless the Holder Representative shall have approved the same in writing, in its sole discretion. The Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any supplement or amendment as provided in this Section 9.09 if such supplement or amendment is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company's Counsel that such supplement or amendment is contrary to law or materially adverse to the rights of the Holders or the liabilities or indemnities of the Trustee. No such supplement or amendment shall be effective until the Company and the Trustee shall have received an Opinion of the Company's Counsel to the effect that any such proposed supplement or amendment complies with the provisions of this Indenture, and any other opinion that may be required by the Trustee or the Holder Representative.

ARTICLE X

PROVISIONS OF GENERAL APPLICATION

Section 10.01. Acts of Holders.

(a)             Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by an instrument duly executed and delivered by the Holder Representative, or if there is then none, by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.

(b)             The ownership of the Notes shall be conclusively proven by the books and records of the Company.

(c)             Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.02. Holder Representative.

(a)             In the event of a default, Holders shall appoint a Holder Representative to act on their behalf.  The Holder Representative shall provide written notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Holder Representative and such notice may be amended or rescinded by the Holder Representative at any time.  The Holder Representative may be removed and a successor appointed by a written notice given by a Majority in Interest of the Holders to the Trustee, and the Company.  The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee.  A Majority in Interest of the Holders may appoint any Person to act as Holder Representative.

(b)             If for any reason, no Holder Representative shall then be appointed, all references to Holder Representative herein shall be deemed to refer to a Majority in Interest of the Holder.

(c)             Whenever pursuant to this Indenture or any other Note Document the Holder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Holder Representative, the decision of the Holder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of the Holder Representative, and shall be final and conclusive.

(d)             Whenever this Indenture or any Note Document requires the consent, determination, election, approval, waiver, acceptance, satisfaction or expression of opinion of, or the taking of any discretionary act by the Trustee (all of the foregoing being referred to as "Consent" in this Section 10.02), the right, power, privilege and option of the Trustee to withhold or grant its Consent shall be deemed to be the right, power, privilege and option of the Holder Representative to withhold or grant such Consent, and the Trustee shall have no responsibility for any action or inaction with respect thereto, except as may be otherwise set forth in this Indenture.

Section 10.03. Notices. Any notice, request, demand, authorization, direction, consent, waiver or Act of Holders or other direction, demand, notice or document provided or permitted by this Indenture to be made upon, given or furnished to, given, delivered or filed under this Indenture shall, unless otherwise expressly permitted in this Indenture, be in writing and shall be delivered as required to:

(a)             The Trustee, U.S. Bank National Association, at 633 W. Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services;

(b)             The Company, Ministry Partners Investment Corporation, at 955 West Imperial Highway, Brea, California 92821, Attention: the President;

(c)             To each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

(d)             Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(e)             Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other's address stated in this Section 10.03 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 10.04. Computations. All computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied. In determining generally accepted accounting principles, the Company may conform to any other rule or regulation of any regulatory authority having jurisdiction over the Company.

Section 10.05. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Indenture.

Section 10.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.07. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.08. Benefits of Indenture. Nothing in this Indenture or in the Class A Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.09. Governing Law. This Indenture and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles.

Section 10.10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Class A Note and for all other purposes whatsoever, whether or not such Note is overdue.

Section 10.11. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control.

Section 10.12. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(c) of the 1939 Act.

Section 10.13. Counterparts. This Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE COMPANY

MINISTRY PARTNERS INVESTMENT CORPORATION,
a California corporation

By:          _______________________________

THE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:           _______________________________

Title:        _______________________________

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FIXED SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FIXED SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FIXED SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the "Indenture"), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.           Maker's Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Fixed Spread and the Swap Index in effect on the Issuance Date.

2.           Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.           Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

4.           Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

5.           Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

B-1

6.           Maker's Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

7.          Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months' interest on Principal Amount of the Note prepaid.

8.          Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

9.           Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

B-2

EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FLEX SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FLEX SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FLEX SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the "Indenture"), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.        Maker's Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Flex Spread plus the Swap Index in effect on the Issuance Date.

2.        Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.        Interest Reset Election. Commencing with each consecutive twelve month period commencing on the first anniversary date of the Issuance Date, Holder may, in Holder's sole discretion, request Maker to reset the Interest Rate to the rate for a Flex Note of the Category and term in effect on the date of such request. Such reset request must be in writing dated and promptly delivered to Maker in person, via fax or electronic delivery, or by U.S. mail postmarked no later than the date of the request. Provided, however, Holder may make such a reset request only once during each such twelve month period and the interest rate may not be increased by more than one percent (1.0%) by any single adjustment or by more than a total of three percent (3.0%) by all adjustments over the term of the Note.

4.        Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

5.        Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

C-1

6.        Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.       Holder's Right to Prepayment.  Commencing on the first anniversary date of the Issuance Date, Holder has the right to receive prepayment during any consecutive twelve-month period of up to a maximum of ten percent (10%) of the then outstanding balance of this Note, upon written notice to Maker.

8.        Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.        Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months' interest on Principal Amount of the Note prepaid.

10.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

C-2

EXHIBIT D

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

VARIABLE SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF VARIABLE SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS VARIABLE SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the "Indenture"), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.          Maker's Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the Variable Spread plus the Variable Index in effect on the Issuance Date.

2.          Interest Rate Adjustments. On the ___ day of each month, commencing with the month next following the month of the Issuance Date (an "Adjustment Date") and continuing until the Note is repaid in full, the Interest Rate paid on this Note shall be adjusted to equal the Interest Rate which Maker would pay on the Category of this Variable Series Note had it been issued on the respective Adjustment Date.

3.          Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

4.          Holder's Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of Principal and Interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

5.          Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

6.          Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

D-1

7.           Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

8.          Maker's Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.          Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months' interest on Principal Amount of the Note prepaid.

10.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

D-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CUSTOMER PURCHASE APPLICATION

CLASS A NOTES

FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA FIXED-CUSTOMER-1

2.	MAILING ADDRESS	Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.             FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Fixed 1 Note	mos.	%
$_____________	Fixed 5 Note	mos.	%
$_____________	Fixed 10 Note	mos.	%
$_____________	Fixed 25 Note	mos.	%
$_____________	Fixed 50 Note	mos.	%
$_____________	Fixed 100 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly;
___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FIXED-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CORPORATION PURCHASE APPLICATION

CLASS A NOTES

FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.             PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

 Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                                  Legal status: __________________________________________
Charter
Other:

2.             MAILING ADDRESS                                           Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA FIXED-CORPORATION-1

3.             FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Fixed 1 Note	mos.	%
$_____________	Fixed 5 Note	mos.	%
$_____________	Fixed 10 Note	mos.	%
$_____________	Fixed 25 Note	mos.	%
$_____________	Fixed 50 Note	mos.	%
$_____________	Fixed 100 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly;
___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FIXED-CORPORATION-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CUSTOMER PURCHASE APPLICATION
CLASS A NOTES
FLEX SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA FLEX-CUSTOMER-1

2.	MAILING ADDRESS	Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.             FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Flex 25 Note	84 mos.	%
$_____________	Flex 50 Note	84 mos.	%
$_____________	Flex 100 Note	84 mos.	%
$_____________	Flex 250 Note	84 mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FLEX-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CORPORATION PURCHASE APPLICATION
CLASS A NOTES
FLEX SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.             PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

 Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                                  Legal status: __________________________________________
Charter
Other:

2.             MAILING ADDRESS                                           Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA FLEX-CORPORATION-1

3.             FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Flex 25 Note	84 mos.	%
$_____________	Flex 50 Note	84 mos.	%
$_____________	Flex 100 Note	84 mos.	%
$_____________	Flex 250 Note	84 mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FLEX-CORPORATION-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CUSTOMER PURCHASE APPLICATION

CLASS A NOTES

VARIABLE SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

1.           PURCHASER INFORMATION

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA VARIABLE-CUSTOMER-1

2.	MAILING ADDRESS	Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.             VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Variable 10 Note	mos.	%
$_____________	Variable 25 Note	mos.	%
$_____________	Variable 50 Note	mos.	%
$_____________	Variable 100 Note	mos.	%
$_____________	Variable 250 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA VARIABLE-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CORPORATION PURCHASE APPLICATION

CLASS A NOTES

VARIABLE SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.             PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

 Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                                  Legal status: __________________________________________
Charter
Other:

2.             MAILING ADDRESS                                           Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA VARIABLE-CORPORATION-1

3.             VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Variable 10 Note	mos.	%
$_____________	Variable 25 Note	mos.	%
$_____________	Variable 50 Note	mos.	%
$_____________	Variable 100 Note	mos.	%
$_____________	Variable 250 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA VARIABLE-CORPORATION-2

No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.
MINISTRY PARTNERS INVESTMENT COMPANY, LLC $100,000,000 CLASS A NOTES PROSPECTUS June 3 , 2010

[Outside Back Cover of Prospectus]